Exhibit 10.1

SIXTH AMENDMENT TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is entered into as of May 26, 2023 (the "Effective Date"), by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent ("Agent") for the Lenders (as defined in the Credit Agreement referred to below), the Lenders party hereto, LSB INDUSTRIES, INC., a Delaware corporation ("Parent"), certain Subsidiaries of Parent designated on the signature pages hereto as borrowers (together with Parent, such Subsidiaries are collectively referred as the "Borrowers") and certain Subsidiaries of Parent designated on the signature pages hereto as guarantors (such Subsidiaries are collectively referred to as the "Guarantors" and together with the Borrowers, such Guarantors are collectively referred to as the "Loan Parties").

WHEREAS, the Borrowers, Agent, and the Lenders are parties to that certain Third Amended and Restated Loan and Security Agreement dated as of January 17, 2017 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"); and

WHEREAS, the Borrowers have requested that the Lenders agree to amend the Credit Agreement in certain respects as set forth herein, and the Lenders have agreed to the foregoing, on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.
Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.
2.
Amendment to Credit Agreement. In reliance upon the representations and warranties of the Borrowers set forth in Section 6 below, and subject to the satisfaction of the conditions set forth in Section 5 below, the Credit Agreement is hereby amended, which amendment shall first take effect of the date the conditions set forth in Section 5 below are satisfied, as follows:
(a)
the Credit Agreement (excluding schedules and exhibits other than described in this Section 2) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as reflected in the modifications set forth in the document attached hereto as Exhibit A.
(b)
Exhibit L-1 to the Credit Agreement is hereby deleted in its entirety.
(c)
A new Exhibit S-1 to the Credit Agreement is hereby added as set forth on Exhibit B attached hereto.
(d)
SOFR Conversion. Upon the effectiveness of this Amendment on the date hereof, all outstanding LIBOR Rate Loans (as defined in the Credit Agreement immediately prior to giving effect to this Amendment) are hereby converted to SOFR Loans with an Interest Period of 1 month (the "SOFR Conversion"). Notwithstanding anything to the contrary set forth in the Credit Agreement as in effect immediately prior to giving effect to this Amendment, no amounts shall be owed by Borrowers in respect of any Funding Losses (as defined in the Credit Agreement immediately prior to giving effect to this Amendment) associated with the SOFR Conversion.

DOCPROPERTY DMNumber 14080564 DOCPROPERTY DMVersionNumber v4 DOCPROPERTY DocNumberSuffix 5/26/2023 12:58 PM 1989.539

3.
Continuing Effect. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the other Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.
4.
Reaffirmation and Confirmation. Each Loan Party hereby ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents to which it is a party represent the valid, enforceable and collectible obligations of such Loan Party, and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Credit Agreement or any other Loan Document. Each Loan Party hereby agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations. The Liens and rights securing payment of the Obligations are hereby ratified and confirmed by each Loan Party in all respects.
5.
Conditions to Effectiveness. This Amendment shall become effective, and the amendment to the Credit Agreement set forth in Section 2 above shall, in each case, become operative, as of the date hereof upon Agent's receipt of a copy of this Amendment executed and delivered by Agent, the Lenders and the Loan Parties.
6.
Representations and Warranties. In order to induce Agent and the Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and the Lenders that:
(a)
after giving effect to this Amendment, all representations and warranties contained in the Loan Documents to which such Loan Party is a party are true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of this Amendment, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true, correct and complete in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date);
(b)
no Default or Event of Default has occurred and is continuing or will exist after this Amendment becomes effective; and
(c)
this Amendment and the Loan Documents, as amended hereby, constitute legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally.
7.
Miscellaneous.
(a)
Expenses. The Borrowers jointly and severally agree to pay, promptly after demand therefor is made by Agent, all reasonable and documented out-of-pocket costs and expenses of Agent (including reasonable attorneys' fees of a single firm of counsel to Agent) incurred in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.
(b)
Choice of Law and Venue; Jury Trial Waiver; Reference Provision. Without limiting the applicability of any other provision of the Credit Agreement or any other Loan Document, the terms and provisions set forth in Section 13 of the Credit Agreement are expressly incorporated herein by reference.

(c)
Counterparts; Electronic Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Execution of any such counterpart may be by means of (a) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, as in effect from time to time, state enactments of the Uniform Electronic Transactions Act, as in effect from time to time, or any other relevant and applicable electronic signatures law; (b) an original manual signature; or (c) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment. Any party delivering an executed counterpart of this Amendment by faxed, scanned or photocopied manual signature shall also deliver an original manually executed counterpart, but the failure to deliver an original manually executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

LSB INDUSTRIES, INC.
CHEMEX I CORP.
CHEROKEE NITROGEN LLC
EDC AG PRODUCTS COMPANY L.L.C.
EL DORADO AMMONIA L.L.C.
EL DORADO CHEMICAL COMPANY
EL DORADO NITROGEN, L.L.C.
LSB CHEMICAL L.L.C.
PRYOR CHEMICAL COMPANY
TRISON CONSTRUCTION, INC.

By: /s/ Kristy Carver
Name: Kristy Carver

Title: Senior Vice President, Treasurer and Assistant Secretary

Signature Page to Sixth Amendment to Third Amended and Restated Loan and Security Agreement

AGENT AND LENDERS: WELLS FARGO CAPITAL FINANCE, LLC, as Agent By: /s/ Andrew Leblanc Name: Andrew Leblanc
Title: Relationship Manager

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Andrew Leblanc Name: Andrew Leblanc Title: Relationship Manager

Signature Page to Sixth Amendment to Third Amended and Restated Loan and Security Agreement

Exhibit A

Amended Credit Agreement

[attach]

~~CONFORMED – EXECUTION COPY~~

EXHIBIT A
TO SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

~~• First Amendment to Third Amended and Restated Loan and Security Agreement~~

~~• Notification of Address Change dated October 3, 2018 from LSB Industries~~

~~• Second Amendment to Third Amended and Restated Loan and Security Agreement~~

~~• Third Amendment to Third Amended and Restated Loan and Security Agreement~~

~~• Consent and Fourth Amendment to Third Amended and Restated Loan and Security Agreement~~

~~• Fifth Amendment to Third Amended and Restated Loan and Security Agreement~~

THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

by and among

LSB INDUSTRIES, INC.,

as Parent,

EACH OF THE PARENT'S SUBSIDIARIES THAT ARE SIGNATORIES HERETO AS BORROWERS,

as Borrowers,

THE LENDERS THAT ARE FROM TIME TO TIME PARTIES HERETO

as the Lenders, and

WELLS FARGO CAPITAL FINANCE, LLC

as the Arranger and Administrative Agent

Dated as of January 17, 2017

DOCPROPERTY DMNumber 14080297 DOCPROPERTY DMVersionNumber v4 DOCPROPERTY DocNumberSuffix 5/26/2023 1:06 PM 1989.539

TABLE OF CONTENTS

Page

1. DEFINITIONS AND CONSTRUCTION. 1

1.1 Definitions 1

1.2 Accounting Terms ~~34~~40

1.3 Code ~~34~~40

1.4 Construction ~~34~~40

1.5 Schedules and Exhibits ~~35~~41

1.6 Time References 41

1.7 Rates 41

2. LOAN AND TERMS OF PAYMENT. ~~35~~42

2.1 Advances. ~~35~~42

2.2 [~~intentionally omitted~~Intentionally Omitted]. ~~38~~44

2.3 Borrowing Procedures and Settlements. ~~38~~45

2.4 Payments. ~~45~~52

2.5 Overadvances ~~48~~54

2.6 Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations. ~~48~~54

2.7 Cash Management. ~~50~~56

2.8 Crediting Payments ~~51~~57

2.9 Designated Account ~~51~~57

2.10 Maintenance of Loan Account; Statements of Obligations ~~51~~58

2.11 Fees ~~52~~58

2.12 Letters of Credit. ~~53~~59

2.13 ~~LIBOR~~SOFR Option. ~~62~~68

2.14 Capital Requirements ~~65~~72

2.15 Joint and Several Liability of Borrowers. ~~65~~73

3. CONDITIONS; TERM OF AGREEMENT. ~~67~~75

3.1 [~~intentionally omitted~~Intentionally Omitted]. ~~67~~75

3.2 Conditions Precedent to Restatement Effective Date ~~67~~75

3.3 Conditions Precedent to all Extensions of Credit ~~68~~76

3.4 Term ~~69~~77

3.5 Effect of Termination ~~69~~77

3.6 Early Termination by Borrowers ~~69~~77

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Page

4. CREATION OF SECURITY INTEREST. ~~70~~78

4.1 Grant of Security Interest. ~~70~~78

4.2 Negotiable Collateral ~~71~~79

4.3 Collection of Accounts, General Intangibles, and Negotiable Collateral ~~71~~79

4.4 Filing of Financing Statements; Delivery of Additional Documentation Required. ~~71~~79

4.5 Power of Attorney ~~72~~80

4.6 Right to Inspect ~~72~~80

4.7 Control Agreements ~~72~~80

4.8 Priority of Liens ~~73~~81

5. REPRESENTATIONS AND WARRANTIES. ~~73~~81

5.1 No Encumbrances ~~73~~81

5.2 Eligible Accounts ~~73~~81

5.3 Eligible Inventory and Eligible Raw Inventory ~~74~~82

5.4 Equipment ~~74~~82

5.5 Location of Inventory ~~74~~82

5.6 Inventory Records ~~75~~83

5.7 Location of Chief Executive Office; FEIN ~~75~~83

5.8 Due Organization and Qualification; Subsidiaries. ~~75~~83

5.9 Due Authorization; No Conflict. ~~75~~83

5.10 Litigation ~~76~~84

5.11 No Material Adverse Change ~~76~~84

5.12 Fraudulent Transfer. ~~76~~84

5.13 Employee Benefits ~~77~~85

5.14 Environmental Condition ~~77~~85

5.15 [~~intentionally omitted~~Intentionally Omitted]. ~~77~~85

5.16 Intellectual Property ~~77~~85

5.17 Leases ~~77~~85

5.18 DDAs ~~77~~85

5.19 Complete Disclosure ~~77~~85

5.20 Indebtedness ~~78~~86

5.21 Patriot Act ~~78~~86

5.22 Hedge Agreements ~~78~~86

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Page

5.23 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws ~~78~~86

5.24 Margin Stock ~~78~~86

5.25 CARES Debt ~~79~~87

6. AFFIRMATIVE COVENANTS. ~~79~~87

6.1 Accounting System ~~79~~87

6.2 Collateral Reporting ~~79~~87

6.3 Financial Statements, Reports, Certificates ~~80~~88

6.4 [Intentionally ~~omitted~~Omitted]. ~~82~~90

6.5 Return ~~82~~90

6.6 Maintenance of Properties ~~82~~90

6.7 Taxes ~~82~~90

6.8 Insurance. ~~83~~91

6.9 Location of Inventory ~~83~~91

6.10 Compliance with Laws ~~84~~92

6.11 Leases ~~84~~92

6.12 Brokerage Commissions ~~84~~92

6.13 Existence ~~84~~92

6.14 Environmental ~~84~~92

6.15 Disclosure Updates ~~84~~92

6.16 OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws ~~85~~93

6.17 Margin Stock ~~85~~93

6.18 CARES Debt. ~~85~~93

7. NEGATIVE COVENANTS. ~~86~~94

7.1 Indebtedness ~~86~~94

7.2 Liens ~~87~~95

7.3 Restrictions on Fundamental Changes. ~~88~~96

7.4 Disposal of Assets ~~88~~96

7.5 Change Name ~~89~~97

7.6 Guarantee ~~89~~97

7.7 Nature of Business ~~89~~97

7.8 Prepayments and Amendments. ~~89~~97

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Page

7.9 Change of Control ~~90~~98

7.10 Consignments ~~90~~98

7.11 Distributions ~~90~~98

7.12 Accounting Methods ~~90~~98

7.13 Investments ~~90~~98

7.14 Transactions with Affiliates ~~90~~98

7.15 Suspension ~~91~~99

7.16 Compensation ~~91~~99

7.17 Use of Proceeds ~~91~~99

7.18 Change in Location of Chief Executive Office; Inventory and Equipment with Bailees ~~91~~99

7.19 [~~intentionally omitted~~Intentionally Omitted]. ~~91~~99

7.20 Financial Covenants. ~~91~~99

8. EVENTS OF DEFAULT. ~~92~~100

9. THE LENDER GROUP'S RIGHTS AND REMEDIES. ~~94~~102

9.1 Rights and Remedies ~~94~~102

9.2 Remedies Cumulative ~~96~~104

10. TAXES AND EXPENSES. ~~96~~104

11. WAIVERS; INDEMNIFICATION. ~~97~~105

11.1 Demand; Protest; etc ~~97~~105

11.2 The Lender Group's Liability for Collateral ~~97~~105

11.3 Indemnification ~~97~~105

12. NOTICES. ~~98~~106

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. ~~99~~107

14. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS. ~~100~~108

14.1 Assignments and Participations. ~~100~~108

14.2 Successors ~~103~~111

15. AMENDMENTS; WAIVERS. ~~103~~111

15.1 Amendments and Waivers ~~103~~111

15.2 Replacement of Holdout Lender ~~104~~112

15.3 No Waivers; Cumulative Remedies ~~104~~112

16. AGENT; THE LENDER GROUP. ~~105~~113

16.1 Appointment and Authorization of Agent ~~105~~113

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Page

16.2 Delegation of Duties ~~105~~113

16.3 Liability of Agent ~~106~~114

16.4 Reliance by Agent ~~106~~114

16.5 Notice of Default or Event of Default ~~106~~114

16.6 Credit Decision ~~107~~115

16.7 Costs and Expenses; Indemnification ~~107~~115

16.8 Agent in Individual Capacity ~~108~~116

16.9 Successor Agent ~~108~~116

16.10 Lender in Individual Capacity ~~108~~116

16.11 Withholding Taxes. ~~109~~117

16.12 Collateral Matters. ~~111~~119

16.13 Restrictions on Actions by Lenders; Sharing of Payments. ~~112~~120

16.14 Agency for Perfection ~~112~~120

16.15 Payments by Agent to the Lenders ~~113~~121

16.16 Concerning the Collateral and Related Loan Documents ~~113~~121

16.17 Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information ~~113~~121

16.18 Several Obligations; No Liability ~~114~~122

17. GENERAL PROVISIONS. ~~114~~122

17.1 Effectiveness ~~114~~122

17.2 Section Headings ~~114~~122

17.3 Interpretation ~~114~~122

17.4 Severability of Provisions ~~115~~123

17.5 Amendments in Writing ~~115~~123

17.6 Counterparts; Telefacsimile Execution ~~115~~123

17.7 Revival and Reinstatement of Obligations ~~115~~123

17.8 Integration ~~115~~123

17.9 Parent as Agent for Loan Parties ~~115~~123

17.10 No Novation ~~116~~124

17.11 Patriot Act; Due Diligence ~~117~~125

17.12 Bank Product Providers ~~117~~125

17.13 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. 126

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17.14 Acknowledgement Regarding Any Supported QFCs. 126

17.15 Erroneous Payments. 127

18. GUARANTY ~~118~~129

18.1 Guaranty; Limitation of Liability ~~118~~129

18.2 Guaranty Absolute ~~118~~129

18.3 Waiver ~~119~~130

18.4 Continuing Guaranty; Assignments ~~119~~130

18.5 Subrogation ~~119~~131

~~`~~

-vi-

EXHIBITS AND SCHEDULES

Exhibit A‑1 Form of Assignment and Acceptance

Exhibit B-1 Form of Borrowing Base Certificate

Exhibit C‑1 Form of Compliance Certificate

Exhibit ~~L~~S-1 Form of ~~LIBOR~~SOFR Notice

Schedule A‑1 Excluded Accounts

Schedule C‑1 Commitments

Schedule E‑1 Eligible Inventory Locations

Schedule P‑1 Permitted Liens

Schedule P‑2 Permitted Dispositions

Schedule 2.7(a) Cash Management Banks

Schedule 2.7(b) Wire Instructions

Schedule 3.2 Collateral Access Locations

Schedule 5.5 Locations of Inventory and Equipment

Schedule 5.7 Chief Executive Office; FEIN

Schedule 5.8(b) Capitalization of Loan Parties

Schedule 5.8(c) Capitalization of Loan Parties' Subsidiaries

Schedule 5.10 Litigation

Schedule 5.14 Environmental Matters

Schedule 5.16 Intellectual Property

Schedule 5.18 Demand Deposit Accounts

Schedule 5.20 Permitted Indebtedness

Schedule 7.13 Other Permitted Investments

Schedule 7.14 Transactions with Affiliates

-vii-

THIRD AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of January 17, 2017 (the "Restatement Effective Date"), between and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), WELLS FARGO CAPITAL FINANCE, LLC, a California limited liability company, as successor in interest to Wells Fargo Capital Finance, Inc. ("WFCF"), as the arranger and administrative agent for the Lenders (in such capacity, the "Agent"), and, on the other hand, LSB INDUSTRIES, INC., a Delaware corporation ("Parent"), each of the Subsidiaries of Parent identified on the signature pages hereof as Borrowers (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a "Borrower", and individually and collectively, jointly and severally, as "Borrowers").

WHEREAS, the Borrowers, the Agent and the Lenders are parties to the Second Amended and Restated Loan and Security Agreement, dated as of December 31, 2013 (as heretofore amended or otherwise modified, the "Second Amended and Restated Loan Agreement"), pursuant to which the Lenders extended credit to the Borrowers consisting of a revolving credit facility, in an aggregate principal amount of $100,000,000 at any time outstanding, as reduced in accordance with the terms thereof (the "Existing Revolver Facility"), which included a $15,000,000 sub-facility for the issuance of letters of credit; and

WHEREAS, the Parent has requested that the Agent and the Lenders make certain modifications to the Second Amended and Restated Loan Agreement, and the Agent and the Lenders have agreed to join such additional parties and make such additional changes, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, and subject to the terms and conditions of this Agreement, the parties hereto agree to amend and restate the Second Amended and Restated Loan Agreement as follows:

DEFINITIONS AND CONSTRUCTION.

Definitions

. As used in this Agreement, the following terms shall have the following definitions:

"ABL Priority Collateral" shall have the meaning set forth in the Intercreditor Agreement.

"Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible constituting Collateral.

"Accounts" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

"ACH Transactions" means any cash management or related services (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) provided by the Bank Product Provider for the account of a Loan Party or its Subsidiaries.

"Acquisition" means the acquisition (whether by means of a merger, consolidation or otherwise) of all or a majority of the equity interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

"Additional Documents" has the meaning set forth in Section 4.4.

"Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

"Administrative Borrower" has the meaning set forth in Section 17.9.

"Advances" has the meaning set forth in Section 2.1.

"Affected Financial Institution" means (a) any EEA Financial Institution or (b) any UK Financial Institution.

"Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 15% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 15% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a general partner or joint venturer shall be deemed to be an Affiliate of such Person.

"Agent" means WFCF, solely in its capacity as agent for the Lenders hereunder, and any successor thereto.

"Agent's Account" means the Deposit Account of Agent identified on Schedule A-2 to this Agreement (or such other Deposit Account of Agent that has been designated as such, in writing, by Agent to Borrowers and the Lenders).

"Agent Advances" has the meaning set forth in Section 2.3(e)(i).

"Agent's Liens" means the Liens granted by the Loan Parties to Agent for the benefit of the Lender Group under this Agreement or the other Loan Documents.

"Agent-Related Persons" means Agent together with its Affiliates, officers, directors, employees, and agents.

"Agreement" has the meaning set forth in the preamble hereto.

"Anti-Corruption Laws" means the FCPA, the U.K. Bribery Act of 2010, as amended, and all other applicable laws and regulations or ordinances concerning or relating to bribery or corruption in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business.

"Anti-Money Laundering Laws" means the applicable laws or regulations in any jurisdiction in which any Loan Party or any of its Subsidiaries or Affiliates is located or is doing business that relates to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

"Applicable Unused Line Fee" means, as of any date of determination, (i) if Availability is greater or equal to than $22,500,000, 0.375 percentage points, and (ii) if Availability is less than $22,500,000, 0.25 percentage points.

"Assignee" has the meaning set forth in Section 14.1.

"Assignment and Acceptance" means an Assignment and Acceptance substantially in the form of Exhibit A‑1.

"Authorized Person" means any officer or other employee of Administrative Borrower.

"Available Tenor" means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of "Interest Period" pursuant to Section 2.13(d)(iii)(D).

"Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under Section 2.1 (after giving effect to all then outstanding Obligations (other than Bank Products Obligations) and all sublimits and reserves applicable hereunder).

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

"Bail-In Legislation" means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

"Bank Product Agreements" means those agreements entered into from time to time by a Loan Party or its Subsidiaries in connection with any of the Bank Products.

"Bank Product Obligations" means (a) all obligations, liabilities, reimbursement obligations, fees, or expenses owing by each Loan Party and its Subsidiaries to any Bank Product Provider pursuant to or evidenced by a Bank Product Agreement and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and (b) all Hedge Obligations.

"Bank Product Collateralization" means providing cash collateral (pursuant to documentation reasonably satisfactory to Agent) to be held by Agent for the benefit of the Bank Product Providers in an amount determined by Agent as sufficient to satisfy the reasonably estimated credit exposure with respect to the then existing Bank Product Obligations (other than Hedge Obligations); provided that in no event shall the amount of required Bank Product Collateralization exceed 103% of the maximum potential principal amount of such Bank Product Obligations outstanding at such time or likely to become outstanding within a reasonable period.

"Bank Product Provider" means Wells Fargo or any of its Affiliates, including each of the foregoing in its capacity, it applicable, as a Hedge Provider.

"Bank Product Reserves" means, as of any date of determination, the amount of reserves that Agent has established (based upon Bank Product Provider's reasonable determination of the credit exposure in respect of then extant Bank Products) for Bank Products then provided or outstanding; provided that in no event shall the amount of such reserves exceed 103% of the maximum potential principal amount of such Bank Product Obligations outstanding at such time or likely to become outstanding within a reasonable period.

"Bank Products" means any service or facility extended to Loan Parties or their Subsidiaries by Bank Product Provider including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, procurement cards or p-cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) transactions under Hedge Agreements.

"Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

~~"Base LIBOR Rate" means the rate per annum, determined by Agent in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Administrative Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.~~

"Base Rate" means, for any day, the greatest of (a) the Floor, (b) the Federal Funds Rate ~~plus ½%, (b) the LIBOR Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis), plus one percentage point, and (c)~~in effect on such day plus ½%, (c) Term SOFR for a one month tenor in effect on such day, plus 1%, provided that this clause (c) shall not be applicable during any period in which Term SOFR is unavailable or unascertainable, and (d) the rate of interest announced, from time to time, within Wells Fargo at its principal office in San Francisco as its "prime rate" in effect on such day, with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo may designate ~~(and, if any such announced rate is below zero, then the rate determined pursuant to this clause (d) shall be deemed to be zero)~~.

"Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

"Base Rate Margin" means, as of any date of determination, (i) if Availability is greater than $22,500,000, 0.50 percentage point, and (ii) if Availability is less than or equal to $22,500,000, 0.75 percentage point.

"Benchmark" means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(d)(iii)(A).

"Benchmark Replacement" means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Agent and Administrative Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark

Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

"Benchmark Replacement Adjustment" means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Administrative Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

"Benchmark Replacement Date" means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)
in the case of clause (a) or (b) of the definition of "Benchmark Transition Event," the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)
in the case of clause (c) of the definition of "Benchmark Transition Event," the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Event" means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(c)
a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(d)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(e)
a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

"Benchmark Transition Start Date" means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

"Benchmark Unavailability Period" means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(d)(iii) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(d)(iii).

"Beneficial Ownership Certification" means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

"Beneficial Ownership Regulation" means 31 C.F.R. § 1010.230.

"Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which any Loan Party or any Subsidiary or ERISA Affiliate of any Loan Party has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

"BHC Act Affiliate" of a Person means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

"Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

"Board of Governors" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

"Books" means all of each Loan Parties' now owned or hereafter acquired books and records (including all of its Records indicating, summarizing, or evidencing its assets (including the Collateral) or liabilities, all of its Records relating to its business operations or financial condition, and all of its goods or General Intangibles related to such information).

"Borrower" and "Borrowers" have the respective meanings set forth in the preamble to this Agreement.

"Borrowing" means a borrowing hereunder of Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of an Agent Advance, as the case may be.

"Borrowing Base" has the meaning set forth in Section 2.1.

"Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

"Business Day" means any day that is not a Saturday, Sunday~~,~~  or other day on which ~~national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.~~the Federal Reserve Bank of New York is closed.

"Capital Expenditures" means, with respect to any Person for any period, the aggregate of all expenditures by such Person and its Subsidiaries during such period that are capital expenditures as determined in accordance with GAAP, to the extent such expenditures are paid in cash and not financed, but excluding, without duplication, (a) with respect to the purchase price of assets that are purchased substantially contemporaneously with the trade-in of existing assets during such period, the amount that the gross amount of such purchase price is reduced by the credit granted by the seller of such assets for the assets being traded in at such time, (b) any portion of the purchase price of any Acquisition (to the extent permitted hereunder) allocable to capital expenditures, and (c) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding any Loan Party) and for which no Loan Party has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period).

"Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

"Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease, but excluding all Indebtedness under any operating lease that is entered into between any Loan Party and any of its Subsidiaries, as lessee, and any "related party" (as defined in paragraph 5 of Financial Accounting Standards Board Statement No. 13, "Accounting for leases

(FAS13)") or Affiliate of such lessee, as lessor, that is required to be treated as capital lease obligations under GAAP, pursuant to FAS 13, as amended from time to time.

"CARES Act Permitted Purposes" means, with respect to the use of proceeds of any CARES Debt, the purposes set forth in Section 1106(b) of the CARES Act – Title I and otherwise in compliance with all other provisions or requirements of the CARES Act – Title I applicable in order for the entire amount of the CARES Debt to be eligible for forgiveness.

"CARES Act - Title I" means Title I of the Coronavirus Aid, Relief and Economic Security Act, as amended (including any successor thereto), and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, regardless of the date enacted, adopted, issued or implemented.

"CARES Debt" has the meaning set forth in Section 7.1(e).

"CARES Forgiveness Date" means five (5) Business Days after the date that the Borrowers obtain a final determination by the lender of the CARES Debt (and, to the extent required, the Small Business Administration) (or such longer period as may be approved in writing by Agent) regarding the amount of CARES Debt, if any, that will be forgiven pursuant to the provisions of the CARES Act - Title I.

"CARES Unforgiven Debt" means that amount of the CARES Debt that (x) has been determined by the lender of the CARES Debt (or the Small Business Administration) to be ineligible for forgiveness pursuant to the provisions of the CARES Act - Title I; provided that if such determination has not been made on or before the date that is twelve (12) months after the date of incurrence of the CARES Debt (or such longer period as may be approved in writing by Agent), all such CARES Debt shall be deemed "CARES Unforgiven Debt" until such time as a final determination is made by the lender of the CARES Debt (and, to the extent required, the Small Business Administration) or (y) is not included in any application for such forgiveness submitted in accordance with the CARES Act - Title I within the time period specified in Section 6.18(b).

"Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 2 years from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 2 years from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (c) commercial paper maturing no more than 2 years from the date of acquisition thereof and, at the time of acquisition, having a rating of A‑1 or P‑1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 2 years from the date of acquisition thereof either (i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $250,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

"Cash Management Bank" has the meaning set forth in Section 2.7(a).

"Cash Management Account" has the meaning set forth in Section 2.7(a).

"Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Agent, each of which is among Administrative Borrower, Agent, and one of the Cash Management Banks with respect to a Cash Management Account.

"Cash Sweep Trigger Event" means the occurrence of (A) an Event of Default or (B) the date on which, for a period of three (3) Business Days, Availability is less than 15% of the Total Commitment.

"Cash Sweep Trigger Period" means the period commencing on the date on which a Cash Sweep Trigger Event occurs and ending on the date following the date on which (i) with respect to a Cash Sweep Trigger Event occurring pursuant to clause (A) of the definition of Cash Sweep Trigger Event, such Event of Default no longer exists or (ii) with respect to a Cash Sweep Trigger Event occurring pursuant to clause (B) of the definition of Cash Sweep Trigger Event, Availability is greater than the greater than 15% of the Total Commitment for at least thirty (30) consecutive days.

"Change of Control" means (a) with the exception of the Permitted Holders, any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 35% or more of the issued and outstanding shares of Parent's Stock having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or (c) the Parent ceases to directly or indirectly own and control 100% of the outstanding voting Stock of each Loan Party (other than Parent), except, in the case of this subclause (c), as otherwise permitted by this Agreement.

"Change in Law" means the occurrence after the ~~Second~~Sixth Amendment Date of: (a) the adoption or effectiveness of any law, rule, regulation, judicial ruling, judgment or treaty, (b) any change in any law, rule, regulation, judicial ruling, judgment or treaty or in the administration, interpretation, implementation or application by any Governmental Authority of any law, rule, regulation, guideline or treaty, ~~or~~ (c) any new, or adjustment to, requirements prescribed by the Board of Governors for "Eurocurrency Liabilities" (as defined in Regulation D of the Board of Governors), requirements imposed by the Federal Deposit Insurance Corporation, or similar requirements imposed by any domestic or foreign governmental authority or resulting from compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority and related in any manner to SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or (d) the making or issuance by any Governmental Authority of any request, rule, guideline or directive, whether or not having the force of law; provided, that notwithstanding anything in this Agreement to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be a "Change in Law," regardless of the date enacted, adopted or issued.

"Code" means the New York Uniform Commercial Code, as in effect from time to time.

"Collateral" means all of each Loan Party's now owned or hereafter acquired right, title, and interest in and to each of the following:

Accounts,

Books,

General Intangibles,

Inventory,

Investment Property,

Negotiable Collateral,

money or other assets of each such Loan Party that arise from or relate to Accounts, Books, General Intangibles and Inventory and that now or hereafter come into the possession, custody, or control of any member of the Lender Group,

Equipment, and

the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

Notwithstanding the foregoing or anything herein or in any Loan Document to the contrary, Collateral shall not include (i) any Excluded Property (as defined in the Intercreditor Agreement), (ii) the proceeds of the LSB Notes, (iii) any Excluded Accounts, so long as such accounts are used solely to hold such proceeds of the LSB Notes, (iv) equity shares, assets or any other interest in or to Unrestricted Subsidiaries and (v) any Notes Priority Collateral.

"Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Inventory, in each case, in form and substance satisfactory to Agent.

"Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Loan Parties, in each case either constituting ABL Priority Collateral or in respect of ABL Priority Collateral.

"Commitment" means, with respect to each Lender, its Revolver Commitment or its Total Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments or their Total Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C‑1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

"Commodity Exchange Act" means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Competitor" means (a) any Person principally engaged in the transportation, production, storage, processing or fertilizers and other petrochemical products and (b) any Person who is an Affiliate of a Competitor described in clause (a).

"Compliance Certificate" means a certificate substantially in the form of Exhibit C‑1 delivered by the chief financial officer or treasurer of Parent to Agent.

"Conforming Changes" means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of "Base Rate," the definition of "Business Day," the definition of "U.S. Government Securities Business Day," the definition of "Interest Period" or any similar or analogous definition (or the addition of a concept of "interest period"), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13(b)(ii) and other technical, administrative or operational matters) that Agent (in consultation with the Administrative Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent (in consultation with the Administrative Borrower) decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as Agent (in consultation with the Administrative Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

"Consolidated Leverage Ratio" shall mean the "Consolidated Leverage Ratio", as such term is defined in the LSB Notes and the Indenture (as defined in the LSB Notes), and shall be calculated in accordance with the LSB Notes and the Indenture.

"Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person other than a Subsidiary of Parent, less the sum of interest income and non-cash accretion expense and non-cash amortization of debt origination cost for such period, each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries; provided that in no event shall Consolidated Net Interest Expense include any interest expense attributable to any CARES Debt other than CARES Unforgiven Debt.

"Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the Original Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Original Closing Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors.

"Contribution Agreement" means that certain Contribution Agreement among the Loan Parties, in form and substance satisfactory to Agent.

"Covenant Condition" means, as of any date of determination, (i) no Default or Event of Default has occurred and is continuing and (ii) Availability is equal to or greater than the greater than 20% of the Total Commitments.

"Covered Entity" means any of the following:

(f)
a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(g)
a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(h)
a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"Covered Party" has the meaning specified therefor in Section 17.14 of this Agreement.

"Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

"DDA" means any checking or other demand deposit account maintained by any Borrower.

"Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"Defaulting Lender" means any Lender that fails to make any Advance (or other extension of credit) that it is required to make hereunder on the date that it is required to do so hereunder.

"Defaulting Lender Rate" means (a) the Base Rate for the first 3 days from and after the date the relevant payment is due, and (b) thereafter, at the interest rate then applicable to Advances that are Base Rate Loans (inclusive of the Base Rate Margin applicable thereto).

"Designated Account" means BancFirst of Oklahoma, whose office is located at 4500 West Memorial, Oklahoma City, Oklahoma 73126, and whose ABA number is 103003632 or such other depository bank (located within the United States) that has been designated as such, in writing, by Administrative Borrower to Agent.

"Designated Account Bank" means BancFirst of Oklahoma, whose office is located at 4500 West Memorial, Oklahoma City, Oklahoma 73126, and whose ABA number is 103003632.

"Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrowers' billings during such period plus the Dollar amount of clause (a).

"Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 5%.

"Disqualified Lender" means (a) certain banks, financial institutions and other institutional lenders (or related funds of such institutional lenders) identified in writing to Agent by the Parent prior to the Restatement Effective Date and (b) Competitors of the Borrowers and their Subsidiaries that have been identified in writing to the Agent by the Parent prior to the Restatement Effective Date or no more than twice per year thereafter, which designations shall not apply retroactively to disqualify any persons that have previously acquired an assignment or participation interest in the Commitments and Advances hereunder, it being understood and agreed that the Agent may share such list with any Lender or prospective Lender hereunder.

"Drawing Document" means any Letter of Credit or other document presented for purposes of drawing under any Letter of Credit, including by electronic transmission such as SWIFT, electronic mail, facsimile or computer generated communication.

"Dollars" or "$" means United States dollars.

"EBITDA" means, with respect to any fiscal period, the result of (i) Parent's and its Subsidiaries' consolidated net earnings (or loss), minus (ii) the aggregate amount of all extraordinary, unusual or non-recurring gains of Parent and its Subsidiaries for such period, plus, without duplication, (iii) the aggregate amount of (a) all extraordinary, unusual or non-recurring charges (excluding any restructuring charges), losses and expenses, interest expense, income taxes, and depreciation and amortization of Parent and its Subsidiaries for such period, (b) restructuring charges in an amount not exceeding $5,000,000 in any fiscal year, (c) fees, costs and expenses incurred in such period in connection with (w) the disposition of the climate control business of the Parent, in an amount not exceeding $18,215,000, (x) the issuance or redemption of any capital stock of the Parent, (y) any Permitted Disposition, Acquisition permitted hereunder or issuance of Stock permitted hereunder (whether or not consummated) and (z) the incurrence, amendment and administration of Permitted Indebtedness, including any amendment of this Agreement (whether or not consummated) or the issuance or redemption (but excluding the actual redemption amount)

of any capital stock of the Parent, (d) non-operating charges and expenses, non-cash charges and expenses and non-recurring charges and expenses, all as determined in accordance with GAAP and (e) "run rate" operating expense reductions and costs savings and synergies (the "Pro Forma Cost Savings") (net of actual amounts realized) that are reasonably identifiable and factually supportable (in the good faith determination of such Person) reasonably expected to be realized from actions that have been taken or with respect to which substantial steps have been taken, provided that such expected Pro Forma Cost Savings (x) are reasonably expected to be realized within twelve (12) months and (y) shall not exceed the greater of (1) $7,500,000 for such fiscal period and (2) ten percent (10%) of EBITDA for such fiscal period (calculated before giving effect to any such Pro Forma Cost Savings to be added back pursuant to this clause (e)) and (z) have been demonstrated in writing to the Agent in form and substance reasonably satisfactory to the Agent.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"Eligible Accounts" means those Accounts created by one of Borrowers in the ordinary course of its business, that arise out of its sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by Borrowers under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit performed by Agent from time to time after the Original Closing Date; provided, further, that (a) any changes in such criteria shall not be effective until the Agent has provided the Administrative Borrower with at least three (3) Business Days' prior written notice of such change in criteria, it being understood and agreed that the Borrowers may request an explanation of any such changes in criteria and the Agent agrees to provide a reasonable explanation (if so requested), but the imposition of such changes shall not be delayed, withheld, conditioned or contingent on the Agent providing any such explanation and (b) such criteria changes are not related to general collectability issues that are otherwise addressed by advance rates or the reserves which may be assessed by the Agent pursuant to Section 2.1(b) of this Agreement. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrowers. Eligible Accounts shall not include the following:

Accounts that the Account Debtor has failed to pay within 120 days of original invoice date or Accounts which are more than 60 days past due,

Accounts owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

Accounts with respect to which the Account Debtor is an employee or Affiliate of any Borrower,

Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold (except Accounts of the Borrowers having an aggregate invoice amount for all such Borrowers of up to $1,500,000 with respect to goods that are subject to a bill and hold agreement in form and substance satisfactory to Agent), or any other terms by reason of which the payment by the Account Debtor may be conditional,

Accounts that are not payable in Dollars,

Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or Canada or any state or province thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless (y) the Account is supported by an irrevocable letter of credit satisfactory to Agent in its Permitted Discretion, or (z) the Account is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Agent,

Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the applicable Borrower has complied, to the reasonable satisfaction of Agent, with the Assignment of Claims Act, 31 USC § 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the applicable Borrower has complied to Agent's satisfaction),

Accounts with respect to which the Account Debtor is a creditor of any Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account, to the extent of such claim, right of setoff, or dispute,

Accounts with respect to an Account Debtor whose total obligations owing to Borrowers exceed 10% (or, in the case of the Dow Chemical Company or any Affiliate thereof, Koch Nitrogen Company, LLC, Coffeyville Resources Nitrogen Fertilizers L.L.C., COVESTRO LLC and Austin Powder Company, 20%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage,

Accounts with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless the applicable Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

Accounts, the collection of which, Agent, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition, Agent's Lien,

Accounts that are not subject to a valid and perfected first priority,

Accounts with respect to which (i) the goods giving rise to such Account have not been shipped and billed (except Accounts of the Borrowers having an aggregate invoice amount for all such Borrowers of up to $1,500,000 with respect to goods that are subject to a bill and hold letter in form and substance satisfactory to Agent) to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

Accounts that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, or

[~~Intentionally~~intentionally omitted].

"Eligible Inventory" means Inventory of Borrowers consisting of first quality finished goods held for sale in the ordinary course of Borrowers' business located at one of the business locations of Borrowers set forth on Schedule E‑1 (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Inventory made by Borrowers in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Agent in Agent's Permitted Discretion to address the results of any audit or appraisal performed by Agent from time to time after the Original Closing Date; provided, further, that (a) any changes in such criteria shall not be effective until the Agent has provided the Administrative Borrower with at least three (3) Business Days' prior written notice of such change in criteria, it being understood and agreed that the Borrowers may request an explanation of any such changes in criteria and the Agent agrees to provide a reasonable explanation (if so requested), but the imposition of such changes shall not be delayed, withheld, conditioned or contingent on the Agent providing any such explanation and (b) such criteria changes are not related to general collectability issues that are otherwise addressed by advance rates or the reserves which may be assessed by the Agent pursuant to Section 2.1(b) of this Agreement. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrowers' historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

a Borrower does not have good, valid, and marketable title thereto,

it is not located at one of the locations in the United States set forth on Schedule E‑1 or in transit from one such location to another such location,

it is located on real property leased by a Borrower or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, it is not subject to a valid and perfected first priority security Agent's Lien,

it consists of goods returned or rejected by a Borrower's customers, or it consists of goods that are obsolete or slow moving, restrictive or custom items, work-in-process, raw materials or component parts, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in a Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

"Eligible Raw Inventory" means Inventory of Borrowers that would qualify as Eligible Inventory but for the fact that it consists of goods that are raw materials or component parts used or consumed in a Borrower's business.

"Eligible Transferee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000, (d) any Affiliate (other than individuals) of a Lender that was party hereto as of the Restatement Effective Date, or any fund, money market account, investment account or other account managed by a Lender or an Affiliate of a Lender, (e) so long as no Specified Event of Default has occurred and is continuing, any other Person approved by Agent and Administrative Borrower, and (f) during the continuation of a Specified Event of Default, any other Person approved by Agent; provided, that, notwithstanding the foregoing, no Disqualified Lender shall be an Eligible Transferee.

"Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of any Loan Party or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by any Loan Party or any predecessor in interest.

"Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Loan Parties, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC § 1251 et seq; the Toxic Substances Control Act, 15 USC, § 2601 et seq; the Clean Air Act, 42 USC § 7401 et seq.; the Safe Drinking Water Act, 42 USC. § 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. § 11001 et seq.; the Hazardous Material Transportation Act, 49 USC § 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. §651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

"Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

"Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

"Equipment" means all of Loan Parties' now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

"ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of a Loan Party under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which a Loan Party is a member under IRC Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with a Loan Party and whose employees are aggregated with the employees of a Loan Party under IRC Section 414(o).

"Erroneous Payment" has the meaning specified therefor in Section 17.15.

"Erroneous Payment Deficiency Assignment" has the meaning specified therefor in Section 17.15.

"Erroneous Payment Impacted Loans" has the meaning specified therefor in Section 17.15.

"Erroneous Payment Return Deficiency" has the meaning specified therefor in Section 17.15.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"Event of Default" has the meaning set forth in Section 8.

"Exchange Act" means the Securities Exchange Act of 1934, as in effect from time to time.

"Excluded Accounts" means the investment and bank accounts set forth on Schedule A‑1 hereto.

"Excluded Swap Obligation" means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of (including by virtue of the joint and several liability provisions of Section 2.15), or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party's failure for any reason to constitute an "eligible contract participant" as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Loan Party or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty or security interest is or becomes illegal.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to a Lender or Agent or required to be withheld or deducted from a payment to a Lender or Agent, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Lender or Agent being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan Agreement or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan Agreement or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 16.11, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient's failure to comply with Section 16.11(a), and (d) any U.S. federal withholding Taxes imposed under FATCA.

"Fair Market Value" means, with respect to any asset or property of a Person, the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

"Family Member" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

"Family Entities" means, with respect to any individual, any trust, corporation, limited liability company, or partnership for which (i) all of the beneficiaries, shareholders, members, or partners, as the case may be, are Family Members of such individual, and (ii) such individual or a Family Member of such individual is the controlling trustee, shareholder, member, or partner of such entity.

"FATCA" means Sections 1471 through 1474 of the IRC, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the IRC.

"FCPA" means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

"Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal to, for each day during such period, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by it (and, if any such rate is below zero, then the Federal Funds Rate shall be deemed to be zero).

"Fee Letter" means that certain fee letter, dated as of the Original Closing Date, between Borrowers and Agent, in form and substance satisfactory to Agent, as amended, supplemented or otherwise modified from time to time.

"FEIN" means Federal Employer Identification Number.

"Financial Covenant Trigger Event" means the occurrence of the date on which Availability is less than 10.0% of the Total Commitment.

"Financial Covenant Trigger Period" means the period commencing on the date on which an Financial Covenant Trigger Event occurs and ending on the date following the date on which Availability is greater than the greater of $10,000,000 of the Total Commitment for at least thirty (30) consecutive days.

"Fixed Charge Coverage Ratio" means, for any period, the ratio of (i) EBITDA for such period minus Capital Expenditures made (to the extent not already incurred in a prior period) or incurred during such period, to (ii) the sum of (A) all principal of Indebtedness of Parent and its Subsidiaries scheduled to be paid during such period (not including (w) the final scheduled payment of the Obligations at the Maturity Date, (x) the LSB Notes at the final maturity date applicable thereto, (y) principal payments on CARES Debt other than CARES Unforgiven Debt, or (z) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business not in excess of the amount of such premiums to the extent that such amounts are expensed and therefor reduce EBITDA), plus (B) Consolidated Net Interest Expense of Parent and its Subsidiaries for such period, plus (C) all amounts required to be paid by Parent and its Subsidiaries on Capitalized Lease Obligations having a scheduled due date during such period (this clause (ii), "Fixed Charges").

"Floor" means a rate of interest equal to 0%.

"Foreign Lender" means a Lender that is not a "United States Person" as defined in Section 7701(a)(30) of the IRC.

"Funding Date" means the date on which a Borrowing occurs.

"Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

"GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

"General Intangibles" means all of Loan Parties' now owned or hereafter acquired right, title, and interest with respect to "general intangibles" as that term is defined in the Code (including payment intangibles, contract rights, rights to payment, proprietary rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof.

"Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

"Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute- resolving panel or body.

"Guaranties" means, collectively, the guaranties made by the Guarantors party hereto contained in Section 18 hereof.

"Guarantors" means any Subsidiary of the Parent that becomes a Guarantor hereunder or delivers a Guaranty to the Agent.

"Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

"Hedge Agreement" means a "swap agreement" as that term is defined in the Section 101(53B)(A) of the Bankruptcy Code..

"Hedge Obligations" means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Loan Party and its Subsidiaries arising under, owing pursuant to, or existing in respect of Hedge Agreements entered into with one or more of the Hedge Providers.

"Hedge Provider" means Wells Fargo or any of its Affiliates.

"Indebtedness" means (a) all obligations of a Loan Party for borrowed money, (b) all obligations of a Loan Party evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of a Loan Party in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all Capitalized Lease Obligations, (d) all obligations or liabilities of others secured by a Lien on any asset of a Loan Party, irrespective of whether such obligation or liability is assumed, (e) all obligations of a Loan Party for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of a Loan Parties' business and repayable in accordance with customary trade practices), and (f) any obligation of a Loan Party guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse to a Loan Party) any obligation of the type described in clauses (a) through (e) above of any other Person.

"Indemnified Liabilities" has the meaning set forth in Section 11.3.

"Indemnified Person" has the meaning set forth in Section 11.3.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

"Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

"Intercreditor Agreement" means that certain Intercreditor Agreement, to be dated as of the date of issuance of the LSB Notes, by and between Agent and Wilmington Trust, National Association, in its capacity as collateral agent under the Notes Documents (as defined therein).

"Interest Period" means, with respect to ~~each LIBOR Rate~~any SOFR Loan, a period commencing on the date of the making of such ~~LIBOR~~SOFR Loan (or the continuation of a SOFR Loan or the conversion of a Base Rate Loan to a SOFR Loan) and ending 1~~, 2,~~  or 3 months thereafter; provided, ~~however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b~~that (a) interest shall accrue at the applicable rate based upon ~~the LIBOR Rate~~Adjusted Term SOFR from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (~~c~~b) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (~~d~~c) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1~~, 2,~~  or 3 months after the date on which the Interest Period began, as applicable, ~~and~~ (~~e~~d) Borrowers (or Administrative Borrower on behalf thereof) may not elect an Interest Period which will end after the Maturity Date and (e) no tenor that has been removed from this definition pursuant to Section 2.13(d)(iii)(D) shall be available for specification in any SOFR Notice or conversion or continuation notice.

"In-Transit Inventory" means Eligible Inventory that is in-transit (via rail car or truck) between any of the locations set forth on Schedule E‑1 with respect to which Agent has received reports in form and substance satisfactory to Agent.

"Inventory" means all Loan Parties' now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Loan Party as lessor, goods that are furnished by a Loan Party under a contract of service, and raw materials, work in process, or materials used or consumed in a Loan Parties' business.

"Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

"Investment Property" means all of the Loan Parties' now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

"IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

"ISP" means, with respect to any Letter of Credit, the International Standby Practices 1998 (International Chamber of Commerce Publication No. 590) and any version or revision thereof accepted by the Issuing Bank for use.

"Issuer Document" means, with respect to any Letter of Credit, a letter of credit application, a letter of credit agreement, or any other document, agreement or instrument entered into (or to be entered into) by a Borrower in favor of Issuing Bank and relating to such Letter of Credit.

"Issuing Bank" means WFCF, Wells Fargo or any other Lender that, at the request of Borrowers and with the consent of Agent (not to be unreasonably withheld, conditioned or delayed), agrees, in such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.12 of this Agreement.

"L/C" means a letter of credit (as that term is defined in the Code) issued by Issuing Bank.

"L/C Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

"L/C Undertaking" has the meaning set forth in Section 2.12(a).

"Lender" and "Lenders" have the respective meanings set forth in the preamble to this Agreement, and shall include any other Person made a party to this Agreement in accordance with the provisions of Section 14.1.

"Lender Group" means, individually and collectively, each of the Lenders (including the Issuing Bank), the Bank Product Provider and Agent.

"Lender Group Expenses" means all (a) out-of-pocket costs or expenses (including taxes, and insurance premiums) required to be paid by a Loan Party under any of the Loan Documents that are paid or incurred by any one or more members of the Lender Group, (b) fees or charges paid or incurred by any one or more members of Lender Group in connection with any one or more members of the Lender Group's transactions with Loan Party under the Loan Documents, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, judgment, and UCC searches and including searches with the patent and trademark office, the copyright office), filing, recording, (including, without limitation, mortgage recordation taxes and other similar fees or taxes in connection with the recordation or filing or any mortgage from time to time together with any penalties, interest or costs arising therefrom or related thereto) publication, appraisal (including periodic Collateral appraisals or business valuations to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement), and environmental audits, (c) costs and expenses incurred by any one or more members of Lender Group in the disbursement of funds to or for the account of Loan Parties' (by wire transfer or otherwise), (d) charges paid or incurred by any one or more members of Lender Group resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by any one or more members of the Lender Group to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of any one or more members of Lender Group related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation) contained in this Agreement, (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by any one or more members of the Lender Group in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents, (h) Agent's reasonable and documented costs and expenses (including reasonable and documented attorneys' fees and due diligence expenses) incurred in drafting, reviewing, administering, or amending, waiving, or modifying the Loan Documents, (i) any one or more members of Lender Group's reasonable fees and expenses (including attorneys' fees) incurred in terminating, enforcing (including attorneys' fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning any Loan Party or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral, and (j) Agent's reasonable and documented customary fees and charges imposed or incurred in connection with any background checks or OFAC/PEP searches related to any Loan Party or its Subsidiaries.

"Lender-Related Person" means, with respect to any Lender, such Lender, together with such Lender's Affiliates, and the officers, directors, employees, and agents of such Lender.

"Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

"Letter of Credit Collateralization" means either (a) providing cash collateral (pursuant to documentation reasonably satisfactory to Agent (including that Agent has a first priority perfected Lien in such cash collateral), including provisions that specify that the Letter of Credit Fees and all commissions, fees, charges and expenses provided for in Section 2.12(k) of this Agreement (including any fronting fees) will continue to accrue while the Letters of Credit are outstanding) to be held by Agent for the benefit of the Revolving Lenders in an amount equal to 103% of the then existing Letter of Credit Usage, (b) delivering to Agent documentation executed by all beneficiaries under the Letters of Credit, in form and substance reasonably satisfactory to Agent and Issuing Bank, terminating all of such beneficiaries' rights under the Letters of Credit, or (c) providing Agent with a standby letter of credit, in form and substance reasonably satisfactory to Agent, from a commercial bank acceptable to Agent (in its sole discretion) in an amount equal to 103% of the then existing Letter of Credit Usage (it being understood that the Letter of Credit Fee and all fronting fees set forth in this Agreement will continue to accrue while the Letters of Credit are outstanding and that any such fees that accrue must be an amount that can be drawn under any such standby letter of credit).

"Letter of Credit Exposure" means, as of any date of determination with respect to any Lender, such Lender's participation in the Letter of Credit Usage pursuant to Section 2.12(e) on such date.

"Letter of Credit Fee" means the fee described in Section 2.6(b) of this Agreement.

"Letter of Credit Indemnified Costs" has the meaning specified therefor in Section 2.12(f) of this Agreement.

"Letter of Credit Related Person" has the meaning specified therefor in Section 2.12(f) of this Agreement.

"Letter of Credit Sublimit" means $10,000,000.

"Letter of Credit Usage" means, as of any date of determination, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate amount of outstanding reimbursement obligations with respect to Letters of Credit which remain unreimbursed or which have not been paid through a Advance.

~~"LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).~~

~~"LIBOR Notice" means a written notice in the form of Exhibit L-1.~~

~~"LIBOR Rate" means the rate per annum as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as the Agent may designate from time to time) as of 11:00 a.m., London time, two Business Days prior to the commencement of the requested Interest Period, for a term, and in an amount, comparable to the Interest Period and the amount of the LIBOR Rate Loan requested (whether as an initial LIBOR Rate Loan or as a continuation of a LIBOR Rate Loan or as a conversion of a Base Rate Loan to a LIBOR Rate Loan) by Borrowers in accordance with this Agreement (and, if any such published rate is below zero, then the LIBOR Rate shall be deemed to be zero). Each determination of the LIBOR Rate shall be made by the Agent and shall be conclusive in the absence of manifest error.~~

~~"LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.~~

~~"LIBOR Rate Margin" means, as of any date of determination, (i) if Availability is greater than $22,500,000, 1.50 percentage points, and (ii) if Availability is less than or equal to $22,500,000, 1.75 percentage points.~~

"Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

"Loan" means any Revolving Loan, Swing Loan, Agent Advance, or Overadvance made (or to be made) hereunder.

"Loan Account" has the meaning set forth in Section 2.10.

"Loan Documents" means this Agreement, the Cash Management Agreements, the Contribution Agreement, the Disbursement Letter, the Fee Letter, the Guaranties, the Letters of Credit, the Officers' Certificate, the Patent Security Agreement, the Trademark Security Agreement, any note or notes executed by a Borrower in connection with this Agreement and payable to a member of the Lender Group, and any other agreement entered into, now or in the future, by any Loan Party and the Lender Group in connection with this Agreement.

"Loan Party" means any Borrower and any Guarantor.

"LSB Notes" means the general senior secured notes of Parent maturing not earlier than 2026 in the aggregate principal amount not to exceed $800,000,000.

"Margin Stock" as defined in Regulation U of the Board of Governors as in effect from time to time.

"Material Adverse Change" means (a) a material adverse change in the business, operations, results of operations, assets, liabilities or financial condition of Loan Parties taken as a whole, (b) a material impairment of the ability of Loan Parties, taken as a whole, to perform their obligations under the Loan Documents or of the Lender Group's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Agent's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Loan Party.

"Maturity Date" has the meaning set forth in Section 3.4.

"Maximum Revolver Amount" means $65,000,000.

"Negotiable Collateral" means all of Loan Parties' now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

"Net Orderly Liquidation Value" means, with respect to an item of Eligible Inventory and Eligible Raw Inventory, as of any date of determination, the orderly liquidation value thereof as determined by Agent in its Permitted Discretion, which determination may be made by Agent in reliance on periodic appraisals.

"Notes Priority Collateral" has the meaning set forth in the Intercreditor Agreement.

"Non-Defaulting Lender" means each Lender other than a Defaulting Lender.

"Non-Recourse Debt" means Indebtedness: (a) as to which neither the Parent nor any of its Subsidiaries (x) provides credit support of any kind (including any undertaking,

agreement or instrument that would constitute Indebtedness) or (y) is directly or indirectly liable as a guarantor or otherwise; and (b) as to which the lenders or investors of such Indebtedness will have no recourse to the equity interests or the assets of the Parent or any of its Restricted Subsidiaries (other than the equity interests or assets of an Unrestricted Subsidiary).

"Obligations" means (a) all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrowers' Loan Account pursuant hereto), obligations, fees (including the fees provided for in the Fee Letter), charges, costs, Lender Group Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), guaranties, covenants, and duties of any kind and description owing by the Loan Parties to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Group Expenses that Loan Parties are required to pay or reimburse by the Loan Documents, by law, or otherwise, and (b) all Bank Product Obligations. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding. Notwithstanding anything to the contrary contained in the foregoing definition, the Obligations shall exclude any Excluded Swap Obligation.

"OFAC" means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

"Officers' Certificate" means the representations and warranties of officers form submitted by Agent to Administrative Borrower, together with Loan Parties' completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Agent.

"Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

"Original Closing Date" means April 13, 2001, the date on which the Original Loan Agreement became effective.

"Original Loan Agreement" means the Loan and Security Agreement, dated as of April 13, 2001, by and among the Loan Parties that were party thereto, the Agent and the Lenders that were party thereto, as amended, restated or otherwise modified prior to the date of this Agreement.

"Original Revolver Facility" has the meaning set forth in the recitals to this Agreement.

"Original Revolver Indebtedness" has the meaning set forth in Section 2.1(h).

"Originating Lender" has the meaning set forth in Section 14.1(e).

"Other Connection Taxes" means, with respect to any Lender or Agent, Taxes imposed as a result of a present or former connection between such Lender or Agent and the jurisdiction imposing such Tax (other than connections arising from such Lender or Agent having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan Document).

"Overadvance" has the meaning set forth in Section 2.5.

"Parent" has the meaning set forth in the preamble to this Agreement.

"Participant" has the meaning set forth in Section 14.1(e).

"Patent Security Agreement" means a patent security agreement executed and delivered by certain Loan Parties and Agent, the form and substance of which is satisfactory to Agent.

"Payment Recipient" has the meaning set forth in Section 17.15.

"Permitted Discretion" means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

"Permitted Dispositions" means (a) sales or other dispositions by the Loan Parties of Equipment that is substantially worn, damaged, or obsolete in the ordinary course of the applicable Loan Parties' business, (b) sales by the Loan Parties of Inventory to buyers in the ordinary course of business, (c) the use or transfer of money or Cash Equivalents by the Loan Parties in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) the licensing by the Loan Parties, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights in the ordinary course of the applicable Loan Parties business, (e) sales, transfers leases or other dispositions of assets by any Loan Party or any of its Subsidiaries to any other Loan Parties, (f) sales or other dispositions by the Loan Parties of Accounts which are not Eligible Accounts, provided that (i) the consideration payable in connection with the sale or disposition of such non-Eligible Accounts shall be in cash and shall equal no less than 100% of the aggregate original invoice amount of such Accounts and (ii) the proceeds from such sales or dispositions shall be deposited in a Cash Management Account and applied to the Obligations, and (g) the dispositions set forth on Schedule P‑2.

"Permitted Holders" means Eldridge Industries LLC, together with any funds, limited partnerships and investment vehicles controlled, managed or advised, directly or indirectly or by contract or otherwise, by, or under common control with, Eldridge Industries LLC, including, for the avoidance of doubt, LSB Funding LLC.

"Permitted Investments" means (a) Investments in Cash Equivalents, (b) Investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) Investments by any Loan Party in any other Loan Party, (e) guarantees by a Loan Party of Indebtedness permitted under

Section 7.1(m), (f) guarantees permitted under Section 7.6, (g) other Investments set forth on Schedule 7.13 hereto, (h) Investments made by any Loan Party in the Parent, (i) Investments in any newly created Subsidiary by means of purchase or other acquisition of the equity interests of such Subsidiary including by way of merger, provided there is no investment of Collateral, (j) Investments in joint ventures in an aggregate amount not exceeding $35,000,000 at any one time outstanding, (k) Investments in respect of Hedge Obligations and Third Party Hedge Obligations, and (l) other Investments, so long as, both immediately before and after giving effect to the making of any such Investments, the Covenant Condition has been satisfied.

"Permitted Liens" means (a) Liens held by Agent for the benefit of Agent and the Lenders, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P‑1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Loan Parties' business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests, (g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, social security and other similar laws, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Loan Parties' business and not in connection with the borrowing of money, (i) Liens granted as security for surety, payment, performance or appeal bonds in connection with obtaining such bonds in the ordinary course of Loan Parties' business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, (k) with respect to any Real Property, easements, exceptions, reservations, encroachments, restrictions, rights of way, zoning restrictions and other similar title policy exceptions or encumbrances that do not materially interfere with or impair the use or operation thereof by the Loan Parties; (l) [intentionally omitted]; (m) Liens securing Indebtedness permitted under Section 7.1(l); (n) [intentionally omitted]; (o) [intentionally omitted]; (p) Liens arising in connection with Third Party Hedging Obligations; (q) Liens securing the LSB Notes so long as such Liens are subject to an intercreditor agreement in form and substance satisfactory to the Agent, and (ii) such Liens are subject to an intercreditor agreement in form and substance satisfactory to the Agent; (r) purported Liens evidenced by the filing of precautionary Uniform Commercial Code financing statements (or any similar precautionary filings) relating solely to operating leases of personal property entered into in the ordinary course of business and (s) other Liens securing obligations or Indebtedness not in excess of $50,000,000 in the aggregate at any one time outstanding.

"Permitted Protest" means the right of the applicable Loan Party to protest any Lien (other than any such Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, (b) any such protest is instituted promptly and prosecuted diligently by the applicable Loan Party in good faith, and (c) Agent is satisfied in its Permitted Discretion that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Agent's Liens.

"Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness outstanding as of such date of determination not to exceed the greater of (x) $35,000,000 and (y) 5.5% of the total consolidated assets of the Loan Parties and their Subsidiaries as reflected on their balance sheet in accordance with GAAP.

"Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

"Projections" means Parent's annually prepared forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

"Pro Rata Share" means:

with respect to a Lender's obligation to make Advances and receive payments of principal, interest, fees, costs, and expenses with respect thereto, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders, with respect to a Lender's obligation to participate in Letters of Credit, to reimburse the Issuing Bank, and to receive payments of fees with respect thereto, the percentage obtained by dividing (i) such Lender's Revolver Commitment, by (ii) the aggregate Revolver Commitments of all Lenders,

[intentionally omitted], and

with respect to all other matters (including the indemnification obligations arising under Section 16.7), the percentage obtained by dividing (i) such Lender's Total Commitment, by (ii) the aggregate amount of Total Commitments of all Lenders; provided, however, that, in each case, in the event all Commitments have been terminated, Pro Rata Share shall be determined according to the Commitments in effect immediately prior to such termination.

"Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 180 days after, the acquisition of any assets for the purpose of financing all or any part of the acquisition cost thereof.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. § 5390(c)(8)(D).

"QFC Credit Support" has the meaning specified therefor in Section 17.14 of this Agreement.

"Real Property" means any estates or interests in real property now owned or hereafter acquired by any Loan Party and the improvements thereto.

"Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

"Relevant Governmental Body" means the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

"Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC § 9601.

"Report" has the meaning set forth in Section 16.17.

"Reporting Trigger Event" means the occurrence of the date on which Availability, for a period of three (3) consecutive Business Days, has been less than 15% of the Total Commitment.

"Reporting Trigger Period" means the period commencing on the date on which a Reporting Trigger Event occurs and ending on the date following the date on which Availability is greater than 15% of the Total Commitment for at least thirty (30) consecutive days.

"Required Lenders" means, at any time, Lenders whose Pro Rata Shares aggregate more than 50% of the Total Commitments, or if the Commitments have been terminated irrevocably, more than 50% of the Obligations (other than Bank Product Obligations) then outstanding.

"Reserve Percentage" means, on any day, for any Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of that Lender, but so long as such Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

"Resolution Authority" means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

"Restatement Effective Date" has the meaning set forth in the preamble to this Agreement.

"Revolver Commitment" means, with respect to each Lender, its Revolver Commitment, and, with respect to all Lenders, their Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule

C‑1 or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

"Revolver Usage" means, as of any date of determination, the sum of (a) the then extant amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

"Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Loan Parties to the Issuing Bank with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Bank to the Underlying Issuer to the extent not reimbursed by the Loan Parties, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

"Sanctioned Entity" means (a) a country or territory or a government of a country or territory, (b) an agency of the government of a country or territory, (c) an organization directly or indirectly controlled by a country or territory or its government, in each case of clauses (a) through (c) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

"Sanctioned Person" means, at any time (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC's consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized or resident in a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

"SEC" means the United States Securities and Exchange Commission and any successor thereto.

"Sanctions" means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) Her Majesty's Treasury of the United Kingdom, or (e) any other Governmental Authority in any jurisdiction in which (i) any Loan Party or any of their Subsidiaries is located or conducts business, (ii) in which any of the credit proceeds will be used, or (iii) from which repayment of the credit will be derived.

"Second Amendment Date" means February 26, 2019.

"Securities Account" means a "securities account" as that term is defined in the Code.

"Settlement" has the meaning set forth in Section 2.3(f)(i).

"Settlement Date" has the meaning set forth in Section 2.3(f)(i).

"Sixth Amendment Date" means May 26, 2023.

"Small Business Administration" means the U.S. Small Business Administration.

"SOFR" means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

"SOFR Administrator" means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

"SOFR Deadline" has the meaning specified therefor in Section 2.13(b)(i) of this Agreement.

"SOFR Loan" means each portion of an Advance that bears interest at a rate determined by reference to Adjusted Term SOFR (other than pursuant to clause (c) of the definition of "Base Rate").

"SOFR Margin" means, as of any date of determination, (i) if Availability is greater than $22,500,000, 1.50 percentage points, and (ii) if Availability is less than or equal to $22,500,000, 1.75 percentage points.

"SOFR Notice" means a written notice in the form of Exhibit S-1 to this Agreement.

"SOFR Option" has the meaning specified therefor in Section 2.13(a) of this Agreement.

"Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

"Specified Borrowers" means El Dorado Chemical Company, an Oklahoma corporation, Cherokee Nitrogen LLC, an Oklahoma corporation, Pryor Chemical Company, an Oklahoma corporation, El Dorado Nitric LLC, an Oklahoma limited liability company, El Dorado Nitrogen LP, a Texas limited partnership and EDC Ag Products Company LLC, an Oklahoma limited liability company.

"Specified Event of Default" means an Event of Default pursuant to Sections 8.1, 8.2, 8.4, or 8.5.

"Special Permitted Investment" means any and all of the following:

marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition thereof;

marketable direct obligations of Fannie Mae or Freddie Mac, in each case maturing within two years from the date of acquisition thereof;

repurchase agreements, reverse repurchase agreements, or obligations that have a term not to exceed thirty (30) days with respect to any security described in clause (a) or (b) above, and that are entered into with a depository institution or trust company (acting as a principal) rated in the highest available short-term rating category by each of at least two Nationally Recognized Statistical Rating Organizations (each an "NRSRO") at the time of that investment;

certificates of deposit maturing within two years from the date of acquisition thereof, and that are (i) issued by any bank organized under the laws of the United States or any state thereof to the extent that those deposits are fully insured by the FDIC or (ii) secured by any security described in clause (a) or (b) above;

commercial paper maturing no more than two years from the date of acquisition thereof and, at the time of that acquisition, and having a short-term unsecured debt rating in the highest available rating category of at least two of NRSROs at the time of that investment;

debt securities that bear interest or are sold at a discount, that are issued by any corporation incorporated under the laws of the United States or any state thereof, and that, at the time of that investment, are rated AA or higher (or the equivalent thereof) by at least two NRSROs;

debt securities that bear interest or are sold at a discount, that are issued by any municipality existing under the laws of any state of the United States, and that, at the time of that investment, are rated AA or higher (or the equivalent thereof) by at least two NRSROs;

floating-rate bonds that bear interest or are sold at a discount that, at the time of that investment, are (i) rated AA or higher (or the equivalent thereof) by at least two NRSROs or (ii) secured by an irrevocable, unconditional, standby letter of credit issued by a commercial bank that (X) is issued by a commercial bank that, at the time of issuance of the said letter of credit, has a long-term unsecured debt rating of AA or higher (or the equivalent thereof) from at least two NRSROs and (Y) has a drawing amount at least equal to one hundred percent (100%) of the face values of the floating-rate bonds that it is securing; and

money market funds having ratings in the highest available rating categories of at least two NRSROs at the time of that investment.

"Standard Letter of Credit Practice" means, for Issuing Bank, any domestic or foreign law or letter of credit practices applicable in the city in which Issuing Bank issued the applicable Letter of Credit or, for its branch or correspondent, such laws and practices applicable in the city in which it has advised, confirmed or negotiated such Letter of Credit, as the case may be, in each case, (a) which letter of credit practices are of banks that regularly issue letters of credit in the particular city, and (b) which laws or letter of credit practices are required or permitted under ISP or UCP, as chosen in the applicable Letter of Credit.

"Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

"Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity. All references to a "Subsidiary" or "Subsidiaries" in this Agreement and the other Loan Documents shall exclude any Unrestricted Subsidiaries once such Subsidiary is properly designated as such and meets the requirements set forth in the definition of "Unrestricted Subsidiary".

"Summit" means Summit Machine Tool Manufacturing L.L.C., an Oklahoma limited liability company.

"Supported QFC" has the meaning specified therefor in Section 17.14 of this Agreement.

"Swap Obligation" means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Swing Lender" means WFCF or any other Lender that, at the request of Administrative Borrower and with the consent of Agent agrees, in such Lender's sole discretion, to become the Swing Lender hereunder.

"Swing Loan" has the meaning set forth in Section 2.3(d)(i).

"Swing Loan Exposure" means, as of any date of determination with respect to any Lender, such Lender's Pro Rata Share of the Swing Loans on such date.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Term SOFR" means,

(i)
for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the "Periodic Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(j)
for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the "Base Rate Term SOFR Determination Day") that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

"Term SOFR Adjustment" means, for any calculation, 0.10% per annum.

"Term SOFR Administrator" means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by Agent in its reasonable discretion).

"Term SOFR Reference Rate" means the forward-looking term rate based on SOFR.

"Third Amendment Date" means April 20, 2020.

"Third Party Hedge Agreement" means any and all transactions, agreements, or documents now existing or hereafter entered into between any Loan Party or its Subsidiaries and any party other than a Bank Product Provider, which provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging that Loan Parties' or its Subsidiaries' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices, and not for speculative purposes.

"Third Party Hedge Obligations" means any and all obligations or liabilities, whether absolute or contingent, due or to become due, now existing or hereafter arising, of each Loan Party and its Subsidiaries arising under, owing pursuant to, or existing in respect of Third Party Hedge Agreements.

"Total Commitment" means, with respect to each Lender, its Total Commitment, and, with respect to all Lenders, their Total Commitments, in each case as such Dollar amounts are set forth beside such Lender's name under the applicable heading on Schedule C‑1 attached hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 14.1.

"Trademark Security Agreement" means a trademark security agreement executed and delivered by certain Loan Parties and Agent, the form and substance of which is satisfactory to Agent.

"UCP" means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits 2007 Revision, International Chamber of Commerce Publication No. 600 and any version or revision thereof accepted by Issuing Bank for use.

"UK Financial Institution" means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

"UK Resolution Authority" means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

"Unadjusted Benchmark Replacement" means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

"Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Bank for the benefit of Loan Parties.

"Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

"Unrestricted Subsidiary" means any subsidiary of the Parent that (i) is acquired or formed after the Restatement Effective Date (except as set forth below), (ii) is designated in writing to the Agent as an Unrestricted Subsidiary and (iii) satisfies each of the following conditions:

such Subsidiary is not a Loan Party,

such Subsidiary has no Indebtedness other than Non-Recourse Debt, except for (i) the guaranty by the Parent of Indebtedness incurred by Zena under the Zena Credit Documents, to the extent such guaranty is permitted hereunder and (ii) Indebtedness of Zena in respect of its guaranty of the LSB Notes;

such Subsidiary is not party to any agreement, contract, arrangement or understanding with the Parent or any of its Subsidiaries unless the terms of any such agreement, contract, arrangement or understanding are in compliance with Section 7.14, neither the Parent nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional equity interests in such Subsidiary or (y) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results, such Subsidiary has not guaranteed or otherwise directly or indirectly provided credit support (including by granting Liens on its assets) for any Indebtedness of the Parent or any of its Subsidiaries, other than the guaranty by Zena of the Parent's obligations under the LSB Notes, such Subsidiary does not and will not commingle its funds or assets with those of the Parent or its Subsidiaries; and

any Investment made after the Restatement Effective Date by the Parent and its Subsidiaries in such Subsidiary, when aggregated with all other Investments by the Parent and its Restricted Subsidiaries in all other Unrestricted Subsidiaries, does not exceed the amounts permitted under clauses (l), (m), (n) and (o) of the definition of Permitted Investments.

As of the Restatement Effective Date, the Parent hereby continues to designate Zena as an Unrestricted Subsidiary and confirms and acknowledges that Zena satisfies the requirements set forth in clauses (a) through (g) above. The Parent may designate any newly created (or acquired) Subsidiary of the Parent to be an Unrestricted Subsidiary by notifying the Agent in writing of such designation.

"U.S. Government Securities Business Day" means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association, or any successor thereto, recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Sections 2.3(a), 2.3(c) and 2.13(b), in each case, such day is also a Business Day.

"U.S. Special Resolution Regimes" has the meaning specified therefor in Section 17.14 of this Agreement.

"Voidable Transfer" has the meaning set forth in Section 17.7.

"Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

"WFCF" has the meaning set forth in the preamble to this Agreement.

"Withholding Agent" means any Loan Party and the Agent.

"Write-Down and Conversion Powers" means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

"Zena" means Zena Energy L.L.C., an Oklahoma limited liability company.

"Zena Credit Documents" means (i) that certain Promissory Note, dated February 1, 2013, in the principal face amount of $35,000,000, executed by Zena in favor of International Bank of Commerce ("IBC"), and (ii) that certain Leasehold Mortgage, Security Agreement, Assignment and Fixture Filing, dated February 1, 2013 from Zena to IBC, in each case entered into in connection with the acquisition or development of working interests in certain natural gas properties, together with the related documents thereto, in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including one or more promissory notes, credit agreements, loan agreements, indentures or similar agreements extending the maturity of, refinancing, replacing, renewing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or any successor or replacement agreement or agreements and whether by the same or any other lender or group of lenders.

Accounting Terms

. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the terms "Borrowers", "Guarantors", "Loan Parties" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

Code

. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

Construction

. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein. All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided that if Borrowers notify Agent that Borrowers request an amendment to any provision hereof to eliminate the effect of any change in GAAP occurring or required to be implemented after the Restatement Effective Date or in the application thereof on the operation of such provision (or if Agent notifies Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP occurs or is required to be implemented or in the application thereof, then Agent, Borrowers and the Lenders agree that they will negotiate in good faith amendments to the provisions of this Agreement that are affected by such change in GAAP with the intent of having the respective positions of the Lenders and Borrowers after such change in GAAP conform as nearly as possible to their respective positions as of the Restatement Effective Date and, until any such amendments have been agreed upon by Agent, Borrowers and the Required Lenders, the provisions in this Agreement shall be calculated as if no such change in GAAP had occurred.

Schedules and Exhibits

. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

~~1.6~~ Time References

. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Pacific standard time or Pacific daylight saving time, as in effect in Los Angeles, California on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word "from" means "from and including" and the words "to" and "until" each means "to and including"; provided, that with respect to a computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

Rates

. Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.13(d)(iii), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to a Borrower. Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this

Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

LOAN AND TERMS OF PAYMENT.

Advances.

Subject to the terms and conditions of this Agreement (including, without limitation, the restriction on requesting Advances in Section 7.8(a)), and during the term of this Agreement, each Lender with a Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances ("Advances") to Borrowers in an amount at any one time outstanding not to exceed such Lender's Pro Rata Share of an amount equal to the lesser of (i) the Maximum Revolver Amount less the Letter of Credit Usage or (ii) the Borrowing Base less the Letter of Credit Usage. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of the following for all Borrowers:

85% of the amount of Eligible Accounts of such Borrowers, less the amount, if any, of the sum of the Dilution Reserve, plus the lowest of

$45,000,000, and

the lesser of (i) 65% of the aggregate value of such Borrowers' Eligible Inventory and Eligible Raw Inventory, and (ii) 85% of the aggregate Net Orderly Liquidation Value of such Borrowers' Eligible Inventory and Eligible Raw Inventory, minus the sum of (1) the Bank Products Reserve, and (2) the aggregate amount of reserves, if any, established by Agent under Section 2.1(b).

Anything to the contrary in this Section 2.1 notwithstanding, Agent shall have the right, upon at least three (3) Business Days' prior written notice to the Administrative Borrower, to establish reserves in such amounts, and with respect to such matters, as Agent in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrowers are required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrowers to any Person to the extent secured by a Lien on, or trust over, any of the ABL Priority Collateral (other than any existing Permitted Lien set forth on Schedule P‑1 which is specifically identified thereon as entitled to have priority over the Agent's Liens), which Lien or trust, in the Permitted Discretion of Agent likely would have a priority superior to the Agent's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the ABL Priority Collateral, it being understood and agreed that the Borrowers may request an explanation of any such reserves established and the Agent agrees to provide a reasonable explanation (if so requested), but the imposition of such reserves shall not be delayed, withheld, conditioned or contingent on the Agent providing any such explanation. In addition to the foregoing, Agent shall have the right to have the Inventory reappraised by a qualified appraisal company selected by Agent from time to time after the Original Closing Date for the purpose of redetermining the Net Orderly Liquidation Value of the Eligible Inventory and/or the Eligible Raw Inventory, which appraisals, so long as no Default or Event of Default shall have occurred and be continuing, shall be conducted at Borrowers' expense no more frequently than once during any twelve month period, and, after the occurrence and during the continuance of a Default or an Event of Default, at Borrowers' expense as frequently as Agent shall determine. Based upon the results of any such redetermination, and any other information received from the collateral reporting required under Section 6.2, Agent may, in its Permitted Discretion, redetermine the Borrowing Base.

~~Intentionally deleted~~[intentionally omitted].

Notwithstanding the foregoing, the aggregate principal amount of Advances made by the Lenders based upon the aggregate value of Borrowers' Eligible Inventory included in the Borrowing Base shall not exceed the aggregate principal amount of Advances made by the Lenders based upon the aggregate amount of Borrowers' Eligible Accounts included in the Borrowing Base.

Notwithstanding the foregoing, the aggregate principal amount of Advances made by the Lenders based upon the aggregate value of Borrowers' In-Transit (excluding Inventory that is in transit and that is being relocated by the Loan Parties and their respective employees rather than via a third party carrier in the ordinary course of business) Inventory shall not exceed $5,000,000. In addition, all amounts payable to common carriers in respect of Borrowers' In-Transit Inventory shall be deducted by Agent from the proceeds of Advances made by Lenders in respect of such In-Transit Inventory.

The Lenders with Revolver Commitments shall have no obligation to make additional Advances hereunder to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

Notwithstanding anything to the contrary contained in this Section 2.1, the Borrowers hereby acknowledge, confirm and agree that immediately prior to the Restatement Effective Date, the existing outstanding principal amount of the Advances under and as defined in the Original Loan Facility is equal to $0.00 (such Indebtedness being hereinafter referred to as the "Original Revolver Indebtedness").

Increase in Revolving Commitments.

At the option of the Borrowers (but subject to the conditions set forth in clause (ii) below), the Total Commitments and the Maximum Revolver Amount may each be increased by an aggregate amount after the Third Amendment Date not to exceed $10,000,000, less the aggregate principal amount of the CARES Unforgiven Debt outstanding at such time (each such increase, an "Increase"). The Agent shall invite each Lender to increase its Pro Rata Share of the Total Commitments (it being understood that no Lender shall be obligated to increase its Pro Rata Share of its Revolver Commitment) in connection with a proposed Increase, and if sufficient Lenders do not agree to increase their Pro Rata Share of the Total Commitments in connection with such proposed Increase, then the Agent or the Borrowers may invite any prospective lender who is reasonably satisfactory to the Agent and the Borrowers to become a Lender in connection with a proposed Increase. Any Increase shall be in a principal amount of at least $5,000,000 and integral multiples of $1,000,000 in excess thereof. The Total Commitments and the Maximum Revolver Amount may be increased pursuant to this Section 2.1(i) after the Third Amendment Date on no more than 2 occasions.

Each of the following shall be conditions precedent to any Increase of the Total Commitments and the Maximum Revolver Amount:

the Agent or the Borrowers shall have obtained the commitment of one or more Lenders (or other prospective lenders) reasonably satisfactory to the Agent and the Borrowers to provide such Increase and such lenders, each Borrower and the Agent have signed an amendment/joinder agreement to this Agreement, in form and substance reasonably satisfactory to the Agent, to which such lenders, the Borrowers, and the Agent are party, no Default shall have occurred and be continuing or would result from the borrowings to be made on the effective date of such Increase,

the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Increase, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and the Borrower shall deliver or cause to be delivered officer's certificates and legal opinions of the type delivered on the Restatement Effective Date to the extent reasonably requested by, and in form and substance reasonably satisfactory to, the Agent.

The terms and conditions of Advances made pursuant to new Revolver Commitments shall be identical to terms and conditions the Advances, unless otherwise agreed in writing by the Required Lenders.

[~~intentionally omitted~~Intentionally Omitted].

Borrowing Procedures and Settlements.

Procedure for Borrowing. Each Borrowing shall be made by a written request by an Authorized Person delivered to Agent (which may be delivered through Agent's electronic platform or portal) and received by Agent no later than 11:00 a.m. (i) on the Business Day that is the requested Funding Date in the case of a request for a Swing Loan, (ii) on the Business Day that is one Business Day prior to the requested Funding Date in the case of a request for a Base Rate

Loan, and (iii) on the U.S. Government Securities Business Day that is three U.S. Government Securities Business Days prior to the requested Funding Date in the case of all other requests, specifying (A) the amount of such Borrowing, and (B) the requested Funding Date (which shall be a Business Day); provided, that Agent may, in its sole discretion, elect to accept as timely requests that are received later than 11:00 a.m. on the applicable Business Day or U.S. Government Securities Business Day, as applicable. All Borrowing requests which are not made on-line via Agent's electronic platform or portal shall be subject to (and unless Agent elects otherwise in the exercise of its sole discretion, such Borrowings shall not be made until the completion of) Agent's authentication process (with results satisfactory to Agent) prior to the funding of any such requested Advance.

Agent's Election. Promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall elect, in its discretion, (i) to have the terms of Section 2.3(c) apply to such requested Borrowing, or (ii) if the Borrowing is for an Advance, to request Swing Lender to make a Swing Loan pursuant to the terms of Section 2.3(d) in the amount of the requested Borrowing; provided, however, that if Swing Lender declines in its sole discretion to make a Swing Loan pursuant to Section 2.3(d), Agent shall elect to have the terms of Section 2.3(c) apply to such requested Borrowing.

Making of Advances.

In the event that Swing Lender is not obligated to make a Swing Loan, then after receipt of a request for a Borrowing pursuant to Section 2.3(a)(i), Agent shall notify the Lenders by telecopy, telephone, email, or other electronic form of transmission, of the requested Borrowing; such notification to be sent on the Business Day or U.S. Government Securities Business Day, as applicable, that is (A) in the case of a Base Rate Loan, at least one Business Day prior to the requested Funding Date, or (B) in the case of a ~~LIBOR Rate~~SOFR Loan, prior to 11:00 a.m. at least three U.S. Government Securities Business Days prior to the requested Funding Date. If Agent has notified the Lenders of a requested Borrowing on the Business Day that is one Business Day prior to the Funding Date, then each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, not later than 10:00 a.m. on the Business Day that is the requested Funding Date. After Agent's receipt of the proceeds of such Advances from the Lenders, Agent shall make the proceeds thereof available to Borrowers on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, that subject to the provisions of Section 2.3(i), no Lender shall have an obligation to make any Advance, if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability on such Funding Date.

Unless Agent receives notice from a Lender prior to 9:30 a.m. on the Business Day that is the requested Funding Date relative to a requested Borrowing as to which Agent has notified the Lenders of a requested Borrowing that such Lender will not make available as and when required hereunder to Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and Agent may

(but shall not be so required), in reliance upon such assumption, make available to Borrowers a corresponding amount. If, on the requested Funding Date, any Lender shall not have remitted the full amount that it is required to make available to Agent in immediately available funds and if Agent has made available to Borrowers such amount on the requested Funding Date, then such Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent's Account, no later than 10:00 a.m. on the Business Day that is the first Business Day after the requested Funding Date (in which case, the interest accrued on such Lender's portion of such Borrowing for the Funding Date shall be for Agent's separate account). If any Lender shall not remit the full amount that it is required to make available to Agent in immediately available funds as and when required hereby and if Agent has made available to Borrowers such amount, then that Lender shall be obligated to immediately remit such amount to Agent, together with interest at the Defaulting Lender Rate for each day until the date on which such amount is so remitted. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If the amount that a Lender is required to remit is made available to Agent, then such payment to Agent shall constitute such Lender's Advance for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Administrative Borrower of such failure to fund and, upon demand by Agent, Borrowers shall pay such amount to Agent for Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing.

Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to Agent for the Defaulting Lender's benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender's Advance was funded by the other members of the Lender Group) or, if so directed by Administrative Borrower and if no Default or Event of Default had occurred and is continuing (and to the extent such Defaulting Lender's Advance was not funded by the Lender Group), retain same to be re-advanced to Borrowers as if such Defaulting Lender had made Advances to Borrowers. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrowers for the account of such Defaulting Lender the amount of all such payments received and retained by it for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a "Lender" and such Lender's Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrowers shall have waived such Defaulting Lender's default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by the Loan Party of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Administrative Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance Agreement in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations) (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever; provided further, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups' or Loan Parties' rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

If any Swing Loan or Letter of Credit is outstanding at the time that a Lender becomes a Defaulting Lender then:

such Defaulting Lender's Swing Loan Exposure and Letter of Credit Exposure shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares but only to the extent (x) the sum of all Non-Defaulting Lenders' Pro Rata Share of Revolver Usage plus such Defaulting Lender's Swing Loan Exposure and Letter of Credit Exposure does not exceed the total of all Non-Defaulting Lenders' Revolver Commitments and (y) the conditions set forth in Section 3 are satisfied at such time;

if the reallocation described in clause (A) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by the Agent (x) first, prepay such Defaulting Lender's Swing Loan Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), and (y) second, cash collateralize such Defaulting Lender's Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (A) above), pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, for so long as such Letter of Credit Exposure is outstanding; provided, that Borrowers shall not be obligated to cash collateralize any Defaulting Lender's Letter of Credit Exposure if such Defaulting Lender is also Issuing Bank;

Borrowers shall not be required to pay any Letter of Credit Fees to Agent for the account of any Defaulting Lender pursuant to Section 2.6(b) during the period such Lender is a Defaulting Lender;

to the extent the Letter of Credit Exposure of the Non-Defaulting Lenders is reallocated pursuant to this Section 2.3(c)(iv), then the Letter of Credit Fees payable to the Non-Defaulting Lenders pursuant to Section 2.6(b) shall be adjusted in accordance with such Non-Defaulting Lenders' Letter of Credit Exposure;

so long as any Lender is a Defaulting Lender, the Swing Lender shall not be required to make any Swing Loan and Issuing Bank shall not be required to issue, amend, or increase any Letter of Credit, in each case, to the extent (x) the Defaulting Lender's Pro Rata Share of such Swing Loans or Letter of Credit cannot be reallocated pursuant to this Section 2.3(c)(iv), (y) the Swing Lender or Issuing Bank, as applicable, has not otherwise entered into arrangements reasonably satisfactory to the Swing Lender or Issuing Bank, as applicable, and Borrowers to eliminate the Swing Lender's or Issuing Bank's risk with respect to the Defaulting Lender's participation in Swing Loans or Letters of Credit or (z) in the case of Letters of Credit, Borrowers have not cash collateralized such Defaulting Lender's Letter of Credit Exposure; and

Agent may release any cash collateral provided by Borrowers pursuant to this Section 2.3(c)(iv) to Issuing Bank and Issuing Bank may apply any such cash collateral to the payment of such Defaulting Lender's Pro Rata Share of any Letter of Credit Disbursement that is not reimbursed by Borrowers pursuant to Section 2.11(d). Subject to Section ~~17.14~~17.13, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender's increased exposure following such reallocation.

Making of Swing Loans.

In the event Agent shall elect, with the consent of Swing Lender, as a Lender, to have the terms of this Section 2.3(d) apply to a requested Borrowing as described in Section 2.3(b), Swing Lender as a Lender shall make such Advance in the amount of such Borrowing (any such Advance made solely by Swing Lender as a Lender pursuant to this Section 2.3(d) being referred to as a "Swing Loan" and such Advances being referred to collectively as "Swing Loans") available to Borrowers on the Funding Date applicable thereto by transferring immediately available funds to Administrative Borrower's Designated Account. Each Swing Loan is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Swing Loan shall be eligible for the LIBOR Option and all payments on any Swing Loan shall be payable to Swing Lender as a Lender solely for its own account (and for the account of the holder of any participation interest with respect to such Swing Loan). Subject to the provisions of Section 2.3(i), Agent shall not request Swing Lender as a Lender to make, and Swing Lender as a Lender shall not make, any Swing Loan if Agent has actual knowledge that (i) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (ii) the requested Borrowing would exceed the Availability on such Funding Date. Swing Lender as a Lender shall not otherwise be required to determine whether the applicable conditions precedent set forth in Section 3 have been satisfied on the Funding Date applicable thereto prior to making, in its sole discretion, any Swing Loan.

The Swing Loans shall be secured by the Agent's Liens, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

Agent Advances.

Agent hereby is authorized by Borrowers and the Lenders, from time to time in Agent's sole discretion, (1) after the occurrence and during the continuance of a Default or an Event of Default, or (2) at any time that any of the other applicable conditions precedent set forth in Section 3 have not been satisfied, to make Advances to Borrowers on behalf of the Lenders that Agent, in its Permitted Discretion deems necessary or desirable (A) to preserve or protect the Collateral, or any portion thereof, (B) to enhance the likelihood of repayment of the Obligations (other than the Bank Product Obligations), or (C) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement, including Lender Group Expenses and the costs, fees, and expenses described in Section 10 (any of the Advances described in this Section 2.3(e) shall be referred to as "Agent Advances"). Each Agent Advance is an Advance hereunder and shall be subject to all the terms and conditions applicable to other Advances, except that no such Agent Advance shall be eligible for the LIBOR Option and all payments thereon shall be payable to Agent solely for its own account (and for the account of the holder of any participation interest with respect to such Agent Advance).

The Agent Advances shall be repayable on demand and secured by the Agent's Liens granted to Agent under the Loan Documents, shall constitute Advances and Obligations hereunder, and shall bear interest at the rate applicable from time to time to Advances that are Base Rate Loans.

Settlement. It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal, at all times, such Lender's Pro Rata Share of the outstanding Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Loan Parties) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Advances, the Swing Loans, and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

Agent shall request settlement ("Settlement") with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent, (1) on behalf of Swing Lender, with respect to each outstanding Swing Loan, (2) for itself, with respect to each Agent Advance, and (3) with respect to Collections received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 2:00 p.m. (California time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the "Settlement Date"). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Swing Loans, and Agent Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (y) if a Lender's balance of the Advances, Swing Loans, and Agent Advances exceeds such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, then Agent shall, by no later than 12:00 p.m. (California time) on the Settlement Date, transfer in immediately available funds to the account of such Lender as such Lender may designate, an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances, and (z) if a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than such Lender's Pro Rata Share of the Advances,

Swing Loans, and Agent Advances as of a Settlement Date, such Lender shall no later than 12:00 p.m. (California time) on the Settlement Date transfer in immediately available funds to the Agent's Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances, Swing Loans, and Agent Advances. Such amounts made available to Agent under clause (z) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loan or Agent Advance and, together with the portion of such Swing Loan or Agent Advance representing Swing Lender's Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

In determining whether a Lender's balance of the Advances, Swing Loans, and Agent Advances is less than, equal to, or greater than such Lender's Pro Rata Share of the Advances, Swing Loans, and Agent Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrowers and allocable to the Lenders hereunder, and proceeds of Collateral. To the extent that a net amount is owed to any such Lender after such application, such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

Between Settlement Dates, Agent, to the extent no Agent Advances or Swing Loans are outstanding, may pay over to Swing Lender any payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender's Pro Rata Share of the Advances. If, as of any Settlement Date, Collections received since the then immediately preceding Settlement Date have been applied to Swing Lender's Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Agent Advances, and each Lender (subject to the effect of letter agreements between Agent and individual Lenders) with respect to the Advances other than Swing Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

Notation. Agent shall record on its books the principal amount of the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Agent Advances owing to Agent, and the interests therein of each Lender, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Advances in its books and records, including computer records, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

Lenders' Failure to Perform. All Advances (other than Swing Loans and Agent Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata

Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance (or other extension of credit) hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.

Optional Overadvances. Any contrary provision of this Agreement notwithstanding, the Lenders hereby authorize Agent or Swing Lender, as applicable, and Agent or Swing Lender, as applicable, may, but is not obligated to, knowingly and intentionally, continue to make Advances (including Swing Loans) to Borrowers notwithstanding that an Overadvance exists or thereby would be created, so long as (i) after giving effect to such Advances (including a Swing Loan), the Revolver Usage with respect to the Borrowers does not exceed the Borrowing Base by more than $5,000,000, (ii) after giving effect to such Advances (including a Swing Loan) the outstanding Revolver Usage (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) does not exceed the Maximum Revolver Amount, and (iii) at the time of the making of any such Advance (including a Swing Loan), Agent does not believe, in good faith, that the Overadvance created by such Advance will be outstanding for more than 90 days. The foregoing provisions are for the exclusive benefit of Agent, Swing Lender, and the Lenders and are not intended to benefit Loan Parties in any way. The Advances and Swing Loans, as applicable, that are made pursuant to this Section 2.3(i) shall be subject to the same terms and conditions as any other Advance or Swing Loan, as applicable, except that they shall not be eligible for the LIBOR Option and the rate of interest applicable thereto shall be the rate applicable to Advances that are Base Rate Loans under Section 2.6(c) hereof without regard to the presence or absence of a Default or Event of Default.

In the event Agent obtains actual knowledge that the Revolver Usage exceeds the amounts permitted by the preceding paragraph, regardless of the amount of, or reason for, such excess, Agent shall notify Lenders as soon as practicable (and prior to making any (or any additional) intentional Overadvances (except for and excluding amounts charged to the Loan Account for interest, fees, or Lender Group Expenses) unless Agent determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments thereupon shall, together with Agent, jointly determine the terms of arrangements that shall be implemented with Borrowers and intended to reduce, within a reasonable time, the outstanding principal amount of the Advances to Borrowers to an amount permitted by the preceding paragraph. In the event Agent or any Lender disagrees over the terms of reduction or repayment of any Overadvance, the terms of reduction or repayment thereof shall be implemented according to the determination of the Required Lenders.

Each Lender with a Revolver Commitment shall be obligated to settle with Agent as provided in Section 2.3(f) for the amount of such Lender's Pro Rata Share of any unintentional Overadvances by Agent reported to such Lender, any intentional Overadvances made as permitted under this Section 2.3(i), and any Overadvances resulting from the charging to the Loan Account of interest, fees, or Lender Group Expenses.

Payments.

Payments by Borrowers.

Except as otherwise expressly provided herein, all payments by Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Agent later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

Unless Agent receives notice from Administrative Borrower prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, Agent may assume that Borrowers have made (or will make) such payment in full to Agent on such date in immediately available funds and Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount distributed to such Lender, together with interest thereon at the Defaulting Lender Rate for each day from the date such amount is distributed to such Lender until the date repaid.

[intentionally omitted].

[intentionally omitted].

Apportionment and Application of Payments.

Except as otherwise provided with respect to Defaulting Lenders and except as otherwise provided in the Loan Documents (including letter agreements between Agent and individual Lenders), aggregate principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Obligations to which such payments relate held by each Lender) and payments of fees and expenses (other than fees or expenses that are for Agent's separate account, after giving effect to any letter agreements between Agent and individual Lenders) shall be apportioned ratably among the Lenders having a Pro Rata Share of the type of Commitment or Obligation to which a particular fee relates. All payments shall be remitted to Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and, subject to clauses (ii) through (vi) below, all proceeds of Accounts or other Collateral received by Agent, shall be applied as follows:

first, to pay any Lender Group Expenses then due to Agent under the Loan Documents, until paid in full,

second, to pay any Lender Group Expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full,

third, to pay any fees then due to Agent (for its separate accounts, after giving effect to any letter agreements between Agent and the individual Lenders) under the Loan Documents until paid in full,

fourth, to pay any fees then due to any or all of the Lenders (after giving effect to any letter agreements between Agent and individual Lenders) under the Loan Documents, on a ratable basis, until paid in full, fifth, to pay interest due in respect of all Agent Advances, until paid in full,

sixth, ratably to pay interest due in respect of the Advances (other than Agent Advances) and the Swing Loans until paid in full,

seventh, to pay the principal of all Agent Advances until paid in full,

eighth, to pay the principal of all Swing Loans until paid in full,

ninth, so long as no Event of Default has occurred and is continuing, and at Agent's election (which election Agent agrees will not be made if an Overadvance would be created thereby), to pay amounts then due and owing by any Loan Party or its Subsidiaries in respect of Bank Products, until paid in full, tenth, so long as no Event of Default has occurred and is continuing, to pay the principal of all Advances until paid in full,

eleventh, if an Event of Default has occurred and is continuing, ratably (i) to pay the principal of all Advances until paid in full, and (ii) to Agent, to be held by Agent, for the benefit of Wells Fargo or its Affiliates, as applicable, as cash collateral in an amount up to the amount of the Bank Products Reserve established prior to the occurrence of, and not in contemplation of, the subject Event of Default until Loan Parties' and their Subsidiaries' obligations in respect of the then extant Bank Products have been paid in full or the cash collateral amount has been exhausted, twelfth, if an Event of Default has occurred and is continuing, to Agent, to be held by Agent, for the ratable benefit of Issuing Bank and those Lenders having a Revolver Commitment, as cash collateral in an amount up to 103% of the then extant Letter of Credit Usage until paid in full, thirteenth, to pay any other Obligations (including Bank Product Obligations) until paid in full, and fourteenth, to Borrowers (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.

Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided in Section 2.3(h).

In each instance, so long as no Default or Event of Default has occurred and is continuing, Section 2.4(b) shall not be deemed to apply to any payment by the Loan Parties specified by the Loan Parties to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

[Intentionally omitted].

Overadvances

. If, at any time or for any reason, the amount of Obligations (other than Bank Product Obligations) owed by Borrowers to the Lender Group pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections 2.1 or 2.12, (an "Overadvance"), Borrowers immediately shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce such Overadvances in accordance with the priorities set forth in Section 2.4(b). In addition, Borrowers hereby promise to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to the Lender Group as and when due and payable under the terms of this Agreement and the other Loan Documents.

Interest Rates and Letter of Credit Fee: Rates, Payments, and Calculations.

Interest Rates. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is an Advance that is a ~~LIBOR Rate~~SOFR Loan, at a per annum rate equal to the ~~LIBOR Rate~~Adjusted Term SOFR plus the ~~LIBOR Rate~~SOFR Margin, (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

Letter of Credit Fee. Borrowers shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any letter agreement between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 1.00% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

Default Rate. Upon the occurrence and during the continuation of an Event of Default (and at the election of Agent or the Required Lenders),

all Obligations (except for undrawn Letters of Credit and except for Bank Product Obligations) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 2 percentage points above the per annum rate otherwise applicable hereunder, and the Letter of Credit fee provided for above shall be increased to 2 percentage points above the per annum rate otherwise applicable hereunder.

Payment. Except to the extent provided to the contrary in Section 2.11, Section 2.12(k) or Section 2.13(a), (i) all interest and all other fees payable hereunder or under any of the other Loan Documents (other than Letter of Credit Fees) shall be due and payable, in arrears, on the first day of each quarter, (ii) all Letter of Credit Fees payable hereunder, and all fronting fees and all commissions, other fees, charges and expenses provided for in Section 2.12(k) shall be due and payable, in arrears, on the first Business Day of each quarter, and (iii) all costs and expenses payable hereunder or under any of the other Loan Documents, and all other Lender Group Expenses shall be due and payable on (x) with respect to Lender Group Expenses outstanding as of the Closing Date, the Closing Date, and (y) otherwise, the earlier of (A) the first day of the month following the date on which the applicable costs, expenses, or Lender Group Expenses were first incurred, or (B) the date on which demand therefor is made by Agent (it being acknowledged and agreed that any charging of such costs, expenses or Lender Group Expenses to the Loan Account pursuant to the provisions of the following sentence shall be deemed to constitute a demand for payment thereof for the purposes of this subclause (y)). Borrowers hereby authorize Agent, from time to time without prior notice to Borrowers, to charge to the Loan Account (A) on the first day of each quarter, all interest accrued during the prior quarter on the Advances hereunder, (B) on the first Business Day of each quarter, all Letter of Credit Fees accrued or chargeable hereunder during the prior quarter (or, if an Event of Default has occurred and is continuing, during the prior month), (C) as and when incurred or accrued, all fees and costs provided for in Section 2.11(c) or (d), (D) on the first day of each month, the Unused Line Fee accrued during the prior month pursuant to Section 2.11(a), (E) as and when due and payable, all other fees payable hereunder or under any of the other Loan Documents, (F) on the Closing Date and thereafter as and when incurred or accrued, all other Lender Group Expenses, and (G) as and when due and payable all other payment obligations payable under any Loan Document or any Bank Product Agreement (including any amounts due and payable Wells Fargo or its Affiliates in respect of Bank Products). All amounts (including interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document or under any Bank Product Agreement) charged to the Loan Account shall thereupon constitute Advances hereunder, shall constitute Obligations hereunder, and shall initially accrue interest at the rate then applicable to Advances that are Base Rate Loans (unless and until converted into ~~LIBOR Rate~~SOFR Loans in accordance with the terms of this Agreement).

Computation. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Loan Parties and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Loan Parties are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Loan Parties in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

(a)
Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, Agent will have the right to make Conforming Changes (in consultation with the Administrative Borrower as set forth in the definition of “Conforming Changes”) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Agent will promptly notify Administrative Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

Cash Management.

Loan Parties shall (i) establish and maintain cash management services of a type and on terms satisfactory to Agent at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Administrative Borrower's name (a "Cash Management Account") at one of the Cash Management Banks.

On or before the Restatement Effective Date, each Cash Management Bank shall establish and maintain Cash Management Agreements with Agent and certain Loan Parties in form and substance acceptable to Agent. Each such Cash Management Agreement shall provide, among other things, that (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as agent or bailee-in-possession for Agent, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Agent's Account; provided, that, the requirement set forth in this clause (iii) shall only be required during the continuance of a Cash Sweep Trigger Period, and absent the continuance of a Cash Sweep Trigger Period, Agent shall direct the Cash Management Bank to forward all amounts in the Cash Management Account to Borrowers' Account in accordance with the wire instructions set forth on Schedule 2.7(b) hereto.

So long as no Default or Event of Default has occurred and is continuing, Administrative Borrower may amend Schedule 2.7(a) or (b) to add or replace a Cash Management Account Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Agent and Agent shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Loan Parties and such prospective Cash Management Bank shall have executed and delivered to Agent a Cash Management Agreement. Loan Parties shall close any of their Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Agent that the creditworthiness of any Cash Management Bank is no longer acceptable in Agent's reasonable judgment, or as promptly as practicable and in any event within 60 days of notice from Agent that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Agent's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Agent's reasonable judgment.

The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Loan Parties are hereby deemed to have granted a Lien to Agent.

Crediting Payments

. The receipt of any payment item by Agent (whether from transfers to Agent by the Cash Management Banks pursuant to the Cash Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Agent's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Loan Parties shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Agent only if it is received into the Agent's Account on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Agent as of the opening of business on the immediately following Business Day.

Designated Account

. Agent is authorized to make the Advances, and Issuing Bank is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(d). Administrative Borrower agrees to establish and maintain a Designated Account for Borrowers with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrowers and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Administrative Borrower, any Advance, Agent Advance or Swing Loan requested by Borrowers and made by Agent or the Lenders hereunder shall be made to the Designated Account.

Maintenance of Loan Account; Statements of Obligations

. Agent shall maintain an account on its books in the name of Borrowers (the "Loan Account") on which Borrowers will be charged with the all Advances (including Agent Advances, Overadvances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account, the Letters of Credit issued or arranged by Issuing Bank for Borrowers' account, and with all other payment Obligations hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Group Expenses. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Agent from Borrowers or for Borrowers' account. Agent shall make available to Borrowers monthly statements regarding the Loan Account, including the principal amount of the Advances, interest accrued hereunder, fees accrued or charged hereunder or under the other Loan Documents, and a summary itemization of all charges and expenses constituting Lender Group Expenses accrued hereunder or under the other Loan Documents, and each such statement, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrowers and the Lender Group unless, within 45 days after Agent first makes such a statement available to Borrowers, Borrowers shall deliver to Agent written objection thereto describing the error or errors contained in such statement.

Fees

. Borrowers shall pay to Agent the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter) and shall be apportioned among the Lenders in accordance with the terms of letter agreements between Agent and individual Lenders:

Unused Line Fee. On the first day of each month during the term of this Agreement, an unused line fee in the amount equal to the Applicable Unused Line Fee per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

Closing Fee. On the Restatement Effective Date, Borrowers shall pay to Agent a closing fee in an amount equal to $50,000.

Fee Letter Fees. As and when due and payable under the terms of the Fee Letter, Borrowers shall pay to Agent the fees set forth in the Fee Letter, and

For the separate account of each member of the Lender Group, audit, appraisal, and valuation fees and charges as follows, (i) a fee of $1,000 per day, per auditor, plus out-of-pocket expenses for each financial audit of a Borrower performed by personnel employed by Agent and each Lender that accompanies Agent's personnel in connection with such financial audit conducted by Agent; provided, that, in the absence of a continuing Event of Default, the Borrowers shall not be obligated to pay for more than two (2) financial audits in any 12 month period; provided, further, that, the Borrower shall not be required to reimburse the Agent for the costs of more than one (1) financial audit in any 12 month period if, at the time of such financial audit, (x) no Default or Event of Default has occurred and is continuing and (y) no Advances have been outstanding since the Restatement Effective Date, (ii) if implemented, for the sole account of the Agent, a one-time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral consisting of Inventory and capital assets performed by personnel employed by Agent; provided, that, in the absence of a continuing Event of Default, the Borrowers shall not be obligated to pay for more than one (1) appraisal in any 12 month period; provided, further, that, the Borrower shall not be required to reimburse the Agent for the costs of any such appraisal if, at the time of such appraisal, (x) no Default or Event of Default has occurred and is continuing and (y) no Advances have been outstanding since the Restatement Effective Date, and (iv) the actual charges paid or incurred by the Agent (and, subject to clause (i) above, each Lender) if it elects to employ the services of one or more third Persons to perform financial audits of Loan Parties, to appraise the Collateral, or any portion thereof, or to assess a Loan Parties' business valuation.

Letters of Credit.

Subject to the terms and conditions of this Agreement, upon the request of Borrowers made in accordance herewith, and prior to the Maturity Date, Issuing Bank agrees issue L/Cs for the account of Borrowers or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Restatement Effective Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrowers. By submitting a request to Issuing Bank for the issuance of a Letter of Credit, Borrowers shall be deemed to have requested that (x) Issuing Bank issue the requested Letter of Credit or (y) in the case in which WFCF is the Issuing Bank, that an Underlying Issuer issue the requested Letter of Credit (and, in such case, to have requested WFCF to issue a L/C Undertaking with respect to such requested Letter of Credit). Each request for the issuance of a Letter of Credit, or the amendment, renewal, or extension of any outstanding Letter of Credit, shall be (i) irrevocable, unless otherwise consented to in writing by Issuing Bank, and shall be made in writing by an Authorized Person, (ii) delivered to Agent and Issuing Bank via telefacsimile or other electronic method of transmission reasonably acceptable to Agent and Issuing Bank and reasonably in advance of the requested date of issuance, amendment, renewal, or extension, and (iii) subject to Issuing Bank's authentication procedures with results satisfactory to Issuing Bank. Each such request shall be in the form provided by Issuing Bank for such purpose or otherwise in form and substance reasonably satisfactory to Issuing Bank and (i) shall specify (A) the amount of such Letter of Credit, (B) the date of issuance, amendment, renewal, or extension of such Letter of Credit, (C) the proposed expiration date of such Letter of Credit, (D) the name and address of the beneficiary of the Letter of Credit, and (E) such other information (including, the conditions to drawing, and, in the case of an amendment, renewal, or extension, identification of the Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare, amend, renew, or extend such Letter of Credit, and (ii) shall be accompanied by such Issuer Documents as Agent or Issuing Bank or Underlying Issuer may request or require, to the extent that such requests or requirements are consistent with the Issuer Documents that Issuing Bank or Underlying Issuer generally requests for Letters of Credit in similar circumstances. Issuing Bank's records of the content of any such request will be conclusive. Anything contained herein to the contrary notwithstanding, Issuing Bank may, but shall not be obligated to, issue a Letter of Credit that supports the obligations of Borrowers or one of their Subsidiaries in respect of (x) a lease of real property, or (y) an employment contract

Issuing Bank shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested issuance:

the Letter of Credit Usage would exceed the Letter of Credit Sublimit, or the Letter of Credit Usage would exceed the Maximum Revolver Amount less the outstanding amount of Advances (including Swing Loans), or the Letter of Credit Usage would exceed the Borrowing Base at such time less the outstanding principal balance of the Advances (inclusive of Swing Loans) at such time.

In the event there is a Defaulting Lender as of the date of any request for the issuance of a Letter of Credit, the Issuing Bank shall not be required to issue or arrange for such Letter of Credit or any applicable L/C Undertaking to the extent (i) the Defaulting Lender's Letter of Credit Exposure with respect to such Letter of Credit or any applicable L/C Undertaking may not be reallocated pursuant to Section 2.3(c)(iv), or (ii) the Issuing Bank has not otherwise entered into arrangements reasonably satisfactory to it and Borrowers to eliminate the Issuing Bank's risk with respect to the participation in such Letter of Credit or any applicable L/C Undertaking of the Defaulting Lender, which arrangements may include Borrowers cash collateralizing such Defaulting Lender's Letter of Credit Exposure in accordance with Section 2.3(c)(iv). Additionally, Issuing Bank shall have no obligation to issue a Letter of Credit or a L/C Undertaking in respect of a Letter of Credit if (A) any order, judgment, or decree of any Governmental Authority or arbitrator shall, by its terms, purport to enjoin or restrain Issuing Bank from issuing such Letter of Credit or a L/C Undertaking or Underlying Issuer from issuing such Letter of Credit, or any law applicable to Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over Issuing Bank shall prohibit or request that Issuing Bank or Underlying Issuer refrain from the issuance of letters of credit generally or such Letter of Credit or L/C Undertaking in particular, (B) the issuance of such Letter of Credit would violate one or more policies of Issuing Bank applicable to letters of credit generally, or (C) if amounts demanded to be paid under any Letter of Credit will or may not be in Dollars.

Any Issuing Bank (other than Wells Fargo or any of its Affiliates) shall notify Agent in writing no later than the Business Day prior to the Business Day on which such Issuing Bank issues any Letter of Credit. In addition, each Issuing Bank (other than Wells Fargo or any of its Affiliates) shall, on the first Business Day of each week, submit to Agent a report detailing the daily undrawn amount of each Letter of Credit or L/C Undertakings issued by such Issuing Bank during the prior calendar week. Each Letter of Credit shall be in form and substance reasonably acceptable to Issuing Bank and, if applicable, Underlying Issuer, including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Bank makes a payment under a Letter of Credit or L/C Undertakings, Borrowers shall pay to Agent an amount equal to the applicable L/C Disbursement on the Business Day such L/C Disbursement is made and, in the absence of such payment, the amount of the L/C Disbursement immediately and automatically shall be deemed to be a Advance hereunder (notwithstanding any failure to satisfy any condition precedent set forth in Section 3) and, initially, shall bear interest at the rate then applicable to Advances that are Base Rate Loans. If a L/C Disbursement is deemed to be a Advance hereunder, Borrowers' obligation to pay the amount of such L/C Disbursement to Issuing Bank shall be automatically converted into an obligation to pay the resulting Advance. Promptly following receipt by Agent of any payment from Borrowers pursuant to this paragraph, Agent shall distribute such payment to Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.12(e) to reimburse Issuing Bank, then to such Revolving Lenders and Issuing Bank as their interests may appear.

Promptly following receipt of a notice of a L/C Disbursement pursuant to Section 2.11(d), each Revolving Lender agrees to fund its Pro Rata Share of any Advance deemed made pursuant to Section 2.11(d) on the same terms and conditions as if Borrowers had requested the amount thereof as a Advance and Agent shall promptly pay to Issuing Bank the amounts so received by it from the Revolving Lenders. By the issuance of a Letter of Credit or L/C Undertaking (or an amendment, renewal, or extension of a Letter of Credit or L/C Undertaking) and without any further action on the part of Issuing Bank or the Revolving Lenders, Issuing Bank shall be deemed to have granted to each Revolving Lender, and each Revolving Lender shall be deemed to have purchased, a participation in each Letter of Credit or L/C Undertaking issued by Issuing Bank, in an amount equal to its Pro Rata Share of such Letter of Credit or L/C Undertaking, and each such Revolving Lender agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender's Pro Rata Share of any L/C Disbursement made by Issuing Bank under the applicable Letter of Credit or L/C Undertaking. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to Agent, for the account of Issuing Bank, such Revolving Lender's Pro Rata Share of each L/C Disbursement made by Issuing Bank and not reimbursed by Borrowers on the date due as provided in Section 2.11(d), or of any reimbursement payment that is required to be refunded (or that Agent or Issuing Bank elects, based upon the advice of counsel, to refund) to Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to deliver to Agent, for the account of Issuing Bank, an amount equal to its respective Pro Rata Share of each L/C Disbursement pursuant to this Section 2.11(e) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3. If any such Revolving Lender fails to make available to Agent the amount of such Revolving Lender's Pro Rata Share of a L/C Disbursement as provided in this Section, such Revolving Lender shall be deemed to be a Defaulting Lender and Agent (for the account of Issuing Bank) shall be entitled to recover such amount on demand from such Revolving Lender together with interest thereon at the Defaulting Lender Rate until paid in full.

Each Borrower agrees to indemnify, defend and hold harmless each member of the Lender Group (including Issuing Bank and its branches, Affiliates, and correspondents and Underlying Issuer and its branches, Affiliates and correspondents) and each such Person's respective directors, officers, employees, attorneys and agents (each, including Issuing Bank, a "Letter of Credit Related Person") (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, liabilities, fines, penalties, and damages, and all reasonable and documented fees and disbursements of attorneys, experts, or consultants and all other reasonable and documented costs and expenses actually incurred in connection therewith or in connection with the enforcement of this indemnification (as and when they are incurred and irrespective of whether suit is brought), which may be incurred by or awarded against any such Letter of Credit Related Person (other than Taxes, which shall be governed by Section 16.11) (the "Letter of Credit Indemnified Costs"), and which arise out of or in connection with, or as a result of:

any Letter of Credit or any pre-advice of its issuance;

any transfer, sale, delivery, surrender or endorsement (or lack thereof) of any Drawing Document at any time(s) held by any such Letter of Credit Related Person in connection with any Letter of Credit;

any action or proceeding arising out of, or in connection with, any Letter of Credit or L/C Undertaking (whether administrative, judicial or in connection with arbitration), including any action or proceeding to compel or restrain any presentation or payment under any Letter of Credit or L/C Undertaking, or for the wrongful dishonor of, or honoring a presentation under, any Letter of Credit;

any independent undertakings issued by the beneficiary of any Letter of Credit;

any unauthorized instruction or request made to Issuing Bank or Underlying Issuer in connection with any Letter of Credit or L/C Undertaking or requested Letter of Credit or L/C Undertaking, or any error, omission, interruption or delay in such instruction or request, whether transmitted by mail, courier, electronic transmission, SWIFT, or any other telecommunication including communications through a correspondent;

2.
an adviser, confirmer or other nominated person seeking to be reimbursed, indemnified or compensated;
3.
(vii) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of Letter of Credit proceeds or holder of an instrument or document;
4.
(viii) the fraud, forgery or illegal action of parties other than the Letter of Credit Related Person;
5.
(ix) any prohibition on payment or delay in payment of any amount payable by Issuing Bank or Underlying Issuer to a beneficiary or transferee beneficiary of a Letter of Credit arising out of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions;

6.
(x) Issuing Bank's or Underlying Issuer's performance of the obligations of a confirming institution or entity that wrongfully dishonors a confirmation;
7.
(xi) any foreign language translation provided to Issuing Bank or Underlying Issuer in connection with any Letter of Credit;
8.
(xii) any foreign law or usage as it relates to Issuing Bank's or Underlying Issuer's issuance of a Letter of Credit or L/C Undertaking in support of a foreign guaranty including the expiration of such guaranty after the related Letter of Credit expiration date and any resulting drawing paid by Issuing Bank in connection therewith; or
9.
(xiii) the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto governmental or regulatory authority or cause or event beyond the control of the Letter of Credit Related Person;

provided, that such indemnity shall not be available to any Letter of Credit Related Person claiming indemnification under clauses (i) through (x) above to the extent that such Letter of Credit Indemnified Costs may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction to have resulted directly from the gross negligence or willful misconduct of the Letter of Credit Related Person claiming indemnity. Borrowers hereby agree to pay the Letter of Credit Related Person claiming indemnity on demand from time to time all amounts owing under this Section 2.12(f). If and to the extent that the obligations of Borrowers under this Section 2.12(f) are unenforceable for any reason, Borrowers agree to make the maximum contribution to the Letter of Credit Indemnified Costs permissible under applicable law. This indemnification provision shall survive termination of this Agreement and all Letters of Credit and L/C Undertakings.

The liability of Issuing Bank (or any other Letter of Credit Related Person) under, in connection with or arising out of any Letter of Credit (or pre-advice) or L/C Undertaking, regardless of the form or legal grounds of the action or proceeding, shall be limited to direct damages suffered by Borrowers that are caused directly by Issuing Bank's gross negligence or willful misconduct in (i) honoring a presentation under a Letter of Credit that on its face does not at least substantially comply with the terms and conditions of such Letter of Credit, (ii) failing to honor a presentation under a Letter of Credit that strictly complies with the terms and conditions of such Letter of Credit, or (iii) retaining Drawing Documents presented under a Letter of Credit.

Borrowers are responsible for the final text of the Letter of Credit as issued by Issuing Bank or Underlying Issuer, irrespective of any assistance Issuing Bank or Underlying Issuer may provide such as drafting or recommending text or by Issuing Bank's or Underlying Issuer's use or refusal to use text submitted by Borrowers. If Borrowers request Issuing Bank or Underlying Issuer to issue a Letter of Credit for an affiliated or unaffiliated third party (an "Account Party"), (i) such Account Party shall have no rights against Issuing Bank or Underlying Issuer; (ii) Borrowers shall be responsible for the application and obligations under this Agreement; and (iii) communications (including notices) related to the respective Letter of Credit shall be among Issuing Bank or Underlying Issuer and Borrowers. Borrowers will examine the copy of the Letter of Credit and any other documents sent by Issuing Bank in connection therewith and shall promptly notify Issuing Bank and Underlying Issuer (not later than three (3) Business Days following Borrowers' receipt of documents from Issuing Bank) of any non-compliance with Borrowers' instructions and of any discrepancy in any document under any presentment or other irregularity. Borrowers understand and agree that neither Issuing Bank or Underlying Issuer is required to extend the expiration date of any Letter of Credit for any reason. With respect to any Letter of Credit containing an "automatic amendment" to extend the expiration date of such Letter of Credit, Issuing Bank and Underlying Issuer, each in its sole and absolute discretion, may give notice of nonrenewal of such Letter of Credit and, if Borrowers do not at any time want the then current expiration date of such Letter of Credit to be extended, Borrowers will so notify Agent and Issuing Bank and Underlying Issuer at least 30 calendar days before Issuing Bank or Underlying Issuer is required to notify the beneficiary of such Letter of Credit or any advising bank of such non-extension pursuant to the terms of such Letter of Credit.

Borrowers' reimbursement and payment obligations under this Section 2.12 are absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, including:

any lack of validity, enforceability or legal effect of any Letter of Credit, any Issuer Document, any L/C Undertaking, this Agreement, or any Loan Document, or any term or provision therein or herein;

payment against presentation of any draft, demand or claim for payment under any Drawing Document that does not comply in whole or in part with the terms of the applicable Letter of Credit or which proves to be fraudulent, forged or invalid in any respect or any statement therein being untrue or inaccurate in any respect, or which is signed, issued or presented by a Person or a transferee of such Person purporting to be a successor or transferee of the beneficiary of such Letter of Credit;

Issuing Bank or Underlying Issuer or any of its branches or Affiliates being the beneficiary of any Letter of Credit;

Issuing Bank or any correspondent or Underlying Issuer honoring a drawing against a Drawing Document up to the amount available under any Letter of Credit even if such Drawing Document claims an amount in excess of the amount available under the Letter of Credit;

the existence of any claim, set-off, defense or other right that any Loan Party or any of its Subsidiaries may have at any time against any beneficiary or transferee beneficiary, any assignee of proceeds, Issuing Bank, Underlying Issuer or any other Person;

Issuing Bank or any correspondent honoring a drawing upon receipt of an electronic presentation under a Letter of Credit requiring the same, regardless of whether the original Drawing Documents arrive at Issuing Bank's counters or are different from the electronic presentation;

any other event, circumstance or conduct whatsoever, whether or not similar to any of the foregoing that might, but for this Section 2.12(i), constitute a legal or equitable defense to or discharge of, or provide a right of set-off against, any Borrower's or any of its

Subsidiaries' reimbursement and other payment obligations and liabilities, arising under, or in connection with, any Letter of Credit, whether against Issuing Bank, Underlying Issuer, the beneficiary or any other Person; or

the fact that any Default or Event of Default shall have occurred and be continuing;

10.
provided, that subject to Section 2.12(g) above, the foregoing shall not release Issuing Bank or Underlying Issuer from such liability to Borrowers as may be finally determined in a final, non-appealable judgment of a court of competent jurisdiction against Issuing Bank or Underlying Issuer following reimbursement or payment of the obligations and liabilities, including reimbursement and other payment obligations, of Borrowers to Issuing Bank arising under, or in connection with, this Section 2.12 or any Letter of Credit or L/C Undertaking.

Without limiting any other provision of this Agreement, Issuing Bank, Underlying Issuer and each other Letter of Credit Related Person (if applicable) shall not be responsible to Borrowers for, and Issuing Bank's and Underlying Issuer's rights and remedies against Borrowers and the obligation of Borrowers to reimburse Issuing Bank and Underlying Issuer for each drawing under each Letter of Credit and L/C Undertaking shall not be impaired by:

honor of a presentation under any Letter of Credit that on its face substantially complies with the terms and conditions of such Letter of Credit, even if the Letter of Credit requires strict compliance by the beneficiary;

honor of a presentation of any Drawing Document that appears on its face to have been signed, presented or issued (A) by any purported successor or transferee of any beneficiary or other Person required to sign, present or issue such Drawing Document or (B) under a new name of the beneficiary;

acceptance as a draft of any written or electronic demand or request for payment under a Letter of Credit, even if nonnegotiable or not in the form of a draft or notwithstanding any requirement that such draft, demand or request bear any or adequate reference to the Letter of Credit;

the identity or authority of any presenter or signer of any Drawing Document or the form, accuracy, genuineness or legal effect of any Drawing Document (other than Issuing Bank's or Underlying Issuer's determination that such Drawing Document appears on its face substantially to comply with the terms and conditions of the Letter of Credit);

acting upon any instruction or request relative to a Letter of Credit or requested Letter of Credit that Issuing Bank and/or Underlying Issuer in good faith believes to have been given by a Person authorized to give such instruction or request;

any errors, omissions, interruptions or delays in transmission or delivery of any message, advice or document (regardless of how sent or transmitted) or for errors in interpretation of technical terms or in translation or any delay in giving or failing to give notice to any Borrower;

any acts, omissions or fraud by, or the insolvency of, any beneficiary, any nominated person or entity or any other Person or any breach of contract between any beneficiary and any Borrower or any of the parties to the underlying transaction to which the Letter of Credit relates;

assertion or waiver of any provision of the ISP or UCP that primarily benefits an issuer of a letter of credit, including any requirement that any Drawing Document be presented to it at a particular hour or place;

payment to any presenting bank (designated or permitted by the terms of the applicable Letter of Credit) claiming that it rightfully honored or is entitled to reimbursement or indemnity under Standard Letter of Credit Practice applicable to it;

acting or failing to act as required or permitted under Standard Letter of Credit Practice applicable to where Issuing Bank or Underlying Issuer has issued, confirmed, advised or negotiated such Letter of Credit, as the case may be;

honor of a presentation after the expiration date of any Letter of Credit notwithstanding that a presentation was made prior to such expiration date and dishonored by Issuing Bank or Underlying Issuer, as applicable, if subsequently Issuing Bank or Underlying Issuer, as applicable, or any court or other finder of fact determines such presentation should have been honored;

dishonor of any presentation that does not strictly comply or that is fraudulent, forged or otherwise not entitled to honor; or

honor of a presentation that is subsequently determined by Issuing Bank or Underlying Issuer, as applicable, to have been made in violation of international, federal, state or local restrictions on the transaction of business with certain prohibited Persons.

Borrowers shall immediately reimburse upon demand to Agent for the account of Issuing Bank as non-refundable fees, commissions, and charges (it being acknowledged and agreed that any charging of such fees, commissions, and charges to the Loan Account pursuant to the provisions of Section 2.6(d) shall be deemed to constitute a demand for payment thereof for the purposes of this Section 2.12(k)): (i) a fronting fee which shall be imposed by Issuing Bank equal to 0.825% per annum times the average amount of the Letter of Credit Usage during the immediately preceding quarter (or portion thereof), plus (ii) any and all other customary commissions, fees and charges then in effect imposed by, and any and all expenses incurred by, Issuing Bank or Underlying Issuer, or by any adviser, confirming institution or entity or other nominated person, relating to Letters of Credit, at the time of issuance of any Letter of Credit and upon the occurrence of any other activity with respect to any Letter of Credit (including transfers, assignments of proceeds, amendments, drawings, renewals or cancellations).

If by reason of (x) any Change in Law, or (y) compliance by Issuing Bank, Underlying Issuer or any other member of the Lender Group with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Board of Governors as from time to time in effect (and any successor thereto):

any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit or L/C Undertaking issued or caused to be issued hereunder or hereby, or any Loans or obligations to make Loans hereunder or hereby, or there shall be imposed on Issuing Bank, Underlying Issuer or any other member of the Lender Group any other condition regarding any Letter of Credit, L/C Undertaking, Loans, or obligations to make Loans hereunder,

11.
and the result of the foregoing is to increase, directly or indirectly, the cost to Issuing Bank, Underlying Issuer or any other member of the Lender Group of issuing, making, participating in, or maintaining any Letter of Credit or L/C Undertaking or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrowers, and Borrowers shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate Issuing Bank or any other member of the Lender Group for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder; provided, that (A) Borrowers shall not be required to provide any compensation pursuant to this Section 2.12(l) for any such amounts incurred more than 180 days prior to the date on which the demand for payment of such amounts is first made to Borrowers, and (B) if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.12(l), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

Each standby Letter of Credit shall expire not later than the date that is 12 months after the date of the issuance of such Letter of Credit; provided, that any standby Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration; provided further, that with respect to any Letter of Credit which extends beyond the Maturity Date, Letter of Credit Collateralization shall be provided therefor on or before the date that is five Business Days prior to the Maturity Date. Each commercial Letter of Credit shall expire on the earlier of (i) 120 days after the date of the issuance of such commercial Letter of Credit and (ii) five Business Days prior to the Maturity Date.

If (i) any Event of Default shall occur and be continuing, or (ii) Availability shall at any time be less than zero, then on the Business Day following the date when the Administrative Borrower receives notice from Agent or the Required Lenders (or, if the maturity of the Obligations has been accelerated, Revolving Lenders with Letter of Credit Exposure representing greater than 50% of the total Letter Credit Exposure) demanding Letter of Credit Collateralization pursuant to this Section 2.12(n) upon such demand, Borrowers shall provide Letter of Credit Collateralization with respect to the then existing Letter of Credit Usage. If Borrowers fail to provide Letter of Credit Collateralization as required by this Section 2.12(n), the Revolving Lenders may (and, upon direction of Agent, shall) advance, as Advances the amount of the cash collateral required pursuant to the Letter of Credit Collateralization provision so that the then existing Letter of Credit Usage is cash collateralized in accordance with the Letter of Credit Collateralization provision (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 3 are satisfied.

Unless otherwise expressly agreed by Issuing Bank and Borrowers when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

Issuing Bank shall be deemed to have acted with due diligence and reasonable care if Issuing Bank's conduct is in accordance with Standard Letter of Credit Practice or in accordance with this Agreement.

In the event of a direct conflict between the provisions of this Section 2.12 and any provision contained in any Issuer Document, it is the intention of the parties hereto that such provisions be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.12 shall control and govern.

The provisions of this Section 2.12 shall survive the termination of this Agreement and the repayment in full of the Obligations with respect to any Letters of Credit or L/C Undertakings that remain outstanding.

At Borrowers' costs and expense, Borrowers shall execute and deliver to Issuing Bank such additional certificates, instruments and/or documents and take such additional action as may be reasonably requested by Issuing Bank to enable Issuing Bank to issue any Letter of Credit pursuant to this Agreement and related Issuer Document.

~~LIBOR~~SOFR Option.

Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrowers shall have the option, subject to Section ~~2.12~~2.13(b) below (the "~~LIBOR~~SOFR Option") to have interest on all or a portion of the Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a ~~LIBOR Rate~~SOFR Loan, or upon continuation of a ~~LIBOR Rate~~SOFR Loan as a ~~LIBOR Rate~~SOFR Loan) at a rate of interest based upon ~~the LIBOR Rate~~Adjusted Term SOFR. Interest on ~~LIBOR Rate~~SOFR Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrowers have properly exercised the ~~LIBOR~~SOFR Option with respect thereto, the interest rate applicable to such ~~LIBOR Rate~~SOFR Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrowers no longer shall have the option to request that Advances bear interest at a rate based upon ~~the LIBOR Rate~~Adjusted Term SOFR.

~~LIBOR~~SOFR Election.

Borrowers may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the ~~LIBOR~~SOFR Option by notifying Agent prior to 11:00 a.m. at least three U.S. Government Securities Business Days prior to the commencement of the proposed Interest Period (the "~~LIBOR~~SOFR Deadline"). Notice of Borrowers' election of the ~~LIBOR~~SOFR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a ~~LIBOR~~SOFR Notice received by Agent before the ~~LIBOR~~SOFR Deadline. Promptly upon its receipt of each such ~~LIBOR~~SOFR Notice, Agent shall provide a ~~copy~~notice thereof to each of the affected Lenders.

Each ~~LIBOR~~SOFR Notice shall be irrevocable and binding on Borrowers. In connection with each ~~LIBOR Rate~~SOFR Loan, each Borrower shall indemnify, defend, and hold Agent and the Lenders harmless against any loss, cost, or expense actually incurred by Agent or any Lender as a result of (A) the payment or required assignment of any principal of any ~~LIBOR Rate~~SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (B) the conversion of any ~~LIBOR Rate~~SOFR Loan other than on the last day of the Interest Period applicable thereto, or (C) the failure to borrow, convert, continue or prepay any ~~LIBOR Rate~~SOFR Loan on the date specified in any ~~LIBOR~~SOFR Notice delivered pursuant hereto (such losses, costs, or expenses, "Funding Losses"). ~~Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount determined by Agent or such Lender to be the excess, if any, of~~

(i)
 ~~(i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Agent or such Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market.~~ A certificate of Agent or a Lender delivered to Borrowers setting forth in reasonable detail any amount or amounts that Agent or such Lender is entitled to receive pursuant to this Section ~~2.12~~2.13 shall be conclusive absent manifest error. Borrowers shall pay such amount to Agent or the Lender, as applicable, within 30 days of the date of its receipt of such certificate.
(ii)
~~(iii)~~ Unless Agent, in its sole discretion, agrees otherwise, Borrowers shall have not more than ~~5 LIBOR Rate~~five SOFR Loans in effect at any given time. Borrowers may only ~~may~~ exercise the ~~LIBOR~~SOFR Option for ~~LIBOR Rate~~proposed SOFR Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

Conversion; ~~Prepayments~~Prepayment. Borrowers may convert ~~LIBOR Rate~~SOFR Loans to Base Rate Loans or prepay ~~LIBOR Rate~~SOFR Loans at any time; provided, that in the event that ~~LIBOR Rate~~SOFR Loans are converted or prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any prepayment through the required application by Agent of any payments or proceeds of Collateral in accordance with

Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of all or any portion of the Obligations pursuant to the terms hereof, each Borrower shall indemnify, defend, and hold Agent and the Lenders and their Participants harmless against any and all Funding Losses in accordance with Section ~~2.12~~2.13 (b)(ii).

Special Provisions Applicable to ~~LIBOR Rate~~Adjusted Term SOFR.

~~The LIBOR Rate~~Adjusted Term SOFR may be adjusted by Agent with respect to any Lender on a prospective basis to take into account any additional ~~or increased costs to such Lender of maintaining or obtaining any eurodollar deposits~~ or increased costs (other than Taxes which shall be governed by Section 16.11), in each case, due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, ~~including~~or pursuant to any ~~Changes~~Change in Law ~~and changes~~or change in the reserve requirements imposed by the Board of Governors, which additional or increased costs would increase the cost of funding or maintaining loans bearing interest at ~~the LIBOR Rate~~Adjusted Term SOFR. In any such event, the affected Lender shall give Borrowers and Agent notice of such a determination and adjustment and Agent promptly shall transmit the notice to each other Lender and, upon its receipt of the notice from the affected Lender, Borrowers may, by notice to such affected Lender (A) require such Lender to furnish to Borrowers a statement setting forth in reasonable detail the basis for adjusting ~~such LIBOR Rate~~Adjusted Term SOFR and the method for determining the amount of such adjustment, or (B) repay the ~~LIBOR~~SOFR Loans or Base Rate Loans ~~of~~determined with reference to Adjusted Term SOFR, in each case, of such Lender with respect to which such adjustment is made (together with any amounts due under Section ~~2.12~~2.13(b)(ii)).

~~In the~~Subject to the provisions set forth in Section 2.13(d)(iii) below, in the event that any change in market conditions or any Change in Law shall at any time after the date hereof, in the reasonable opinion of any Lender, make it unlawful or impractical for such Lender to fund or maintain ~~LIBOR~~SOFR Loans (or Base Rate Loans determined with reference to Adjusted Term SOFR) or to continue such funding or maintaining, or to determine or charge interest rates at the ~~LIBOR~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or SOFR, such Lender shall give notice of such changed circumstances to Agent and Borrowers and Agent promptly shall transmit the notice to each other Lender and (y)(i) in the case of any ~~LIBOR Rate~~SOFR Loans of such Lender that are outstanding, ~~the date specified in such Lender's notice shall~~such SOFR Loans of such Lender will be deemed to ~~be~~have been converted Base Rate Loans on the last day of the Interest Period of such ~~LIBOR Rate Loans, and~~SOFR Loans, if such Lender may lawfully continue to maintain such SOFR Loans, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans, and thereafter interest upon the ~~LIBOR Rate~~SOFR Loans of such Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans~~,~~ (and if applicable, without reference to the Adjusted Term SOFR component thereof) and (ii) in the case of any such Base Rate Loans of such Lender that are outstanding and that are determined with reference to Adjusted Term SOFR, interest upon the Base Rate Loans of such Lender after the date specified in such Lender's notice shall accrue interest at the rate then applicable to Base Rate Loans without reference to the Adjusted Term SOFR component thereof and (z) Borrowers shall not be entitled to elect the ~~LIBOR Option~~SOFR Option and Base Rate Loans shall not be determined with reference to the Adjusted Term SOFR component thereof, in each case, until such Lender determines that it would no longer be unlawful or impractical to do so.

(iii)
Benchmark Replacement Setting.
(A)
Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Agent and Administrative Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all affected Lenders and Administrative Borrower so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.13(d)(iii) will occur prior to the applicable Benchmark Transition Start Date.
(B)
Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Agent will have the right to make Conforming Changes (in consultation with the Administrative Borrower as set forth in the definition of “Conforming Changes”) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
~~(C)~~
~~If at any time the Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Agent (with a copy to the Borrower) that the Required Lenders have determined, that (i) adequate and reasonable means do not exist for ascertaining the LIBOR Rate (including because the LIBOR Rate is not available or published on a current basis or the circumstances set forth in Section 2.12(d)(ii) above have occurred) and such circumstances are unlikely to be temporary; or (ii) the administrator of the LIBOR Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the LIBOR Rate shall no longer be made available or used for determining the interest rate of loans (such specific date, the "Scheduled Unavailability Date"), then the Agent and the Borrowers shall endeavor to establish an alternate rate of interest to the LIBOR Rate and agree on the margin applicable thereto, giving due consideration to any selection, endorsement or recommendation of a replacement rate and/or replacement spread or the mechanism for determining such a rate or spread by the relevant Governmental Authority in effect at such time and the then prevailing market convention for determining a rate of interest for leveraged syndicated loans in the United States, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest, the margin applicable thereto and such other related changes to this Agreement as may be applicable; provided that such amendment entered into by the Agent and the Borrowers shall provide that if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding anything to the contrary in Section 15.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the date a copy of such amendment is provided to the Lenders, written notice from the Required Lenders stating that such Required Lenders object to such amendment. If no such alternate rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Agent will promptly so notify the Borrowers and each Lender, and thereafter until execution of an amendment~~

~~to implement an alternative rate in accordance with the foregoing, (x) the obligation of the Lenders to make or maintain LIBOR Rate Loans shall be suspended, and~~ Notices; Standards for Decisions and Determinations. Agent will promptly notify Administrative Borrower and the Lenders of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. Agent will promptly notify Administrative Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(d)(iii)(D) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13(d)(iii), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13(d)(iii).
(D)
Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Agent may, in consultation with the Administrative Borrower, modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Agent may, in consultation with the Administrative Borrower, modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
~~(E)~~
~~(iii) (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate. Upon~~Benchmark Unavailability Period. Upon Administrative Borrower's receipt of ~~such~~ notice~~,~~ of the ~~Borrowers~~commencement of a Benchmark Unavailability Period, (1) Administrative Borrower may revoke any pending request for a ~~Loan~~borrowing of, conversion to or continuation of ~~LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods) or~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Administrative Borrower will be deemed to have converted any such request into a request for a ~~Borrowing of~~borrowing of or conversion to Base Rate Loans ~~(subject to the foregoing clause (y)) in the amount specified therein.~~and (2) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the

Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

No Requirement of Matched Funding. Anything to the contrary contained herein notwithstanding, neither Agent, nor any Lender, nor any of their Participants, is required actually to ~~acquire eurodollar deposits to fund or otherwise~~ match fund any Obligation as to which interest accrues at ~~the LIBOR~~Adjusted Term SOFR or the Term SOFR Reference Rate.

Capital Requirements

(b)
.
(c)
~~.~~ If, after the date hereof, Issuing Bank or any Lender determines that (i) ~~the adoption of or change in any law, rule, regulation or guideline~~any Change in Law regarding capital or liquidity requirements for banks or bank holding companies, or ~~any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or~~ (ii) compliance by Issuing Bank or such Lender, or ~~its~~their respective parent bank holding ~~company~~companies, with any guideline, request or directive of any ~~such entity~~Governmental Authority regarding capital adequacy or liquidity requirements (whether or not having the force of law), has the effect of reducing the return on Issuing Bank's, such Lender's, or such holding ~~company's~~companies' capital or liquidity as a consequence of Issuing Bank's or such Lender's ~~Commitments~~commitments, Loans, participations or other obligations hereunder to a level below that which Issuing Bank, such Lender, or such holding ~~company~~companies could have achieved but for such ~~adoption, change,~~Change in Law or compliance (taking into consideration Issuing Bank's, such Lender's, or such holding ~~company's~~companies' then existing policies with respect to capital adequacy or liquidity requirements and assuming the full utilization of such entity's capital) by any amount deemed by Issuing Bank or such Lender to be material (in the exercise of its Permitted Discretion), then Issuing Bank or such Lender may notify ~~Administrative Borrower~~Borrowers and Agent thereof. Following receipt of such notice, Borrowers agree to pay Issuing Bank or such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Issuing Bank or such Lender of a statement in the amount and setting forth in reasonable detail Issuing Bank's or such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining such amount, Issuing Bank or such Lender may use any reasonable averaging and attribution methods. Failure or delay on the part of Issuing Bank or any Lender to demand compensation pursuant to this Section shall not constitute a waiver of Issuing Bank's or such Lender's right to demand such compensation; provided, that Borrowers shall not be required to compensate Issuing Bank or a Lender pursuant to this Section for any reductions in return incurred more than 90 days prior to the date that Issuing Bank or such Lender notifies Borrowers of such Change in Law giving rise to such reductions and of such Lender's intention to claim compensation therefor; provided further, that if such claim arises by reason of the Change in Law that is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.
(d)
If Issuing Bank or any Lender requests additional or increased costs referred to in Section 2.12(l) or Section 2.13(d)(i) or amounts under Section 2.14(a) or sends a notice under Section 2.13(d)(ii) relative to changed circumstances (such Issuing Bank or Lender, an "Affected

Lender"), then, at the request of Administrative Borrower, such Affected Lender shall use reasonable efforts to promptly designate a different one of its lending offices or to assign its rights and obligations hereunder to another of its offices or branches, if (i) in the reasonable judgment of such Affected Lender, such designation or assignment would eliminate or reduce amounts payable pursuant to Section 2.12(l), Section 2.13(d)(i) or Section 2.14(a), as applicable, or would eliminate the illegality or impracticality of funding or maintaining SOFR Loans (or Base Rate Loans determined with reference to Adjusted Term SOFR), and (ii) in the reasonable judgment of such Affected Lender, such designation or assignment would not subject it to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to it. Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by such Affected Lender in connection with any such designation or assignment. If, after such reasonable efforts, such Affected Lender does not so designate a different one of its lending offices or assign its rights to another of its offices or branches so as to eliminate Borrowers' obligation to pay any future amounts to such Affected Lender pursuant to Section 2.12(l), Section 2.13(d)(i) or Section 2.14(a), as applicable, or to enable Borrowers to obtain SOFR Loans (or Base Rate Loans determined with reference to Adjusted Term SOFR), then Borrowers (without prejudice to any amounts then due to such Affected Lender under Section 2.12(l), Section 2.13(d)(i) or Section 2.14(a), as applicable) may, unless prior to the effective date of any such assignment the Affected Lender withdraws its request for such additional amounts under Section 2.12(l), Section 2.13(d)(i) or Section 2.14(a), as applicable, or indicates that it is no longer unlawful or impractical to fund or maintain SOFR Loans (or Base Rate Loans determined with reference to Adjusted Term SOFR), may designate a different Issuing Bank or substitute a Lender or prospective Lender, in each case, reasonably acceptable to Agent to purchase the Obligations owed to such Affected Lender and such Affected Lender's commitments hereunder (a "Replacement Lender"), and if such Replacement Lender agrees to such purchase, such Affected Lender shall assign to the Replacement Lender its Obligations and commitments, and upon such purchase by the Replacement Lender, which such Replacement Lender shall be deemed to be "Issuing Bank" or a "Lender" (as the case may be) for purposes of this Agreement and such Affected Lender shall cease to be "Issuing Bank" or a "Lender" (as the case may be) for purposes of this Agreement.
(e)
Notwithstanding anything herein to the contrary, the protection of Sections 2.12(l), 2.13(d), and 2.14 shall be available to Issuing Bank and each Lender (as applicable) regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, judicial ruling, judgment, guideline, treaty or other change or condition which shall have occurred or been imposed, so long as it shall be customary for issuing banks or lenders affected thereby to comply therewith. Notwithstanding any other provision herein, neither Issuing Bank nor any Lender shall demand compensation pursuant to this Section 2.14 if it shall not at the time be the general policy or practice of Issuing Bank or such Lender (as the case may be) to demand such compensation in similar circumstances under comparable provisions of other credit agreements, if any.

Joint and Several Liability of Borrowers.

Each of Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Agent and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

Each of Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.15), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Person composing Borrowers without preferences or distinction among them.

If and to the extent that any of Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Persons composing Borrowers will make such payment with respect to, or perform, such Obligation.

The Obligations of each Person composing Borrowers under the provisions of this Section 2.15 constitute the absolute and unconditional, full recourse Obligations of each Person composing Borrowers enforceable against each such Borrower, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

Except as otherwise expressly provided in this Agreement, each Person composing Borrowers hereby waives notice of acceptance of its joint and several liability, notice of any Advances or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Agent or Lenders under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). Each Person composing Borrowers hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Agent or Lenders at any time or times in respect of any default by any Person composing Borrowers in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Person composing Borrowers. Without limiting the generality of the foregoing, each of Borrowers assents to any other action or delay in acting or failure to act on the part of any Agent or Lender with respect to the failure by any Person composing Borrowers to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.15 afford grounds for terminating, discharging or relieving any Person composing Borrowers, in whole or in part, from any of its Obligations under this Section 2.15, it being the intention of each Person composing Borrowers that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of such Person composing Borrowers under this Section 2.15 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Person composing Borrowers under this Section 2.15 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Person composing Borrowers or any Agent or Lender. The joint and several liability of the Persons composing Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Persons composing Borrowers or any Agent or Lender.

Each Person composing Borrowers represents and warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Person composing Borrowers further represents and warrants to Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Person composing Borrowers hereby covenants that such Borrower will continue to keep informed of Borrowers' financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

The provisions of this Section 2.15 are made for the benefit of the Agent, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all of the Persons composing Borrowers as often as occasion therefor may arise and without requirement on the part of any such Agent, Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Persons composing Borrowers or to exhaust any remedies available to it or them against any of the other Persons composing Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.15 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or Lender upon the insolvency, bankruptcy or reorganization of any of the Persons composing Borrowers, or otherwise, the provisions of this Section 2.15 will forthwith be reinstated in effect, as though such payment had not been made.

CONDITIONS; TERM OF AGREEMENT.

[~~intentionally omitted~~Intentionally Omitted].

Conditions Precedent to Restatement Effective Date

. The effectiveness of this Agreement is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

Representations and Warranties; No Event of Default. The representations and warranties contained in Section 5 herein and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant hereto on or prior to the Restatement Effective Date shall be correct in all material respects on and as of the Restatement Effective Date as though made on and as of such date, except to the extent that such representations and warranties (or any schedules related thereto) expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Restatement Effective Date or would result from this Amendment becoming effective in accordance with its terms.

Delivery of Documents. The Agent shall have received the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated as of or effective on the Restatement Effective Date:

counterparts of this Agreement duly executed by the Loan Parties, the Agent and the Lenders and dated as of the Restatement Effective Date;

Agent shall have received a certificate from the Secretary or Assistant Secretary of each Loan Party attesting to the resolutions of such Loan Party's Board of Directors, Board of Managers or other comparable governing body, as applicable, or committee thereof, authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which such Loan Party is a party and authorizing specific officers of such Loan Party to execute the same;

Agent shall have received copies of each Loan Party's Governing Documents, as amended, modified, or supplemented to the Restatement Effective Date, certified by the Secretary or Assistant Secretary of such Loan Party;

Agent shall have received a certificate of status with respect to each Loan Party, dated within 45 days of the Restatement Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Loan Party, which certificate shall indicate that such Borrower is in good standing in such jurisdiction;

Agent shall have received opinions of the Loan Parties' outside counsel (or, to the extent agreed by Agent with respect to certain Loan Parties formed in the State of Oklahoma, the general counsel of the Loan Parties), in each case in form and substance satisfactory to Agent; and

Agent shall have received a Borrowing Base Certificate dated as of the Restatement Effective Date, demonstrating Availability of at least $7,500,000 as of the Restatement Effective Date.

Closing Fee; Expenses. Borrowers shall have paid (x) the closing fee set forth in Section 2.11(b) and (y) all outstanding Lender Group Expenses incurred in connection with the transactions evidenced by this Agreement and the other Loan Documents.

Conditions Precedent to all Extensions of Credit

. The obligation of the Lender Group (or any member thereof) to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof; and

no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against any Loan Party, Agent, any Lender, or any of their Affiliates.

Term

. This Agreement shall become effective upon Restatement Effective Date and shall continue in full force and effect for a term ending on the earlier of (x) the date that is ninety (90) days prior to the earliest stated maturity date of the LSB Notes (unless refinanced or repaid prior to the date that is ninety (90) days prior to such maturity) and (y) February 26, 2024 (the "Maturity Date"). The foregoing notwithstanding, the Lender Group, upon the election of the Required Lenders, shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

Effect of Termination

. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Loan Parties with respect to any outstanding Letters of Credit and including all Bank Products Obligations) immediately shall become due and payable without notice or demand (including providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations). No termination of this Agreement, however, shall relieve or discharge Loan Parties of their duties, Obligations, or covenants hereunder and the Agent's Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lender Group's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Agent will, at Loan Parties' sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Agent's Liens and all notices of security interests and liens previously filed by Agent with respect to the Obligations.

Early Termination by Borrowers

. Borrowers have the option, at any time upon 45 days prior written notice by Administrative Borrower to Agent, to terminate this Agreement by paying to Agent, for the benefit of the Lender Group, in cash, the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 103% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Bank, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, without premium or penalty. If Administrative Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitments shall terminate and Loan Parties shall be obligated to repay the Obligations (including (a) either (i) providing cash collateral to be held by Agent for the benefit of those Lenders with a Revolver Commitment in an amount equal to 103% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Bank, and (b) providing cash collateral to be held by Agent for the benefit of Wells Fargo or its Affiliates with respect to the then extant Bank Products Obligations), in full, without premium or penalty, on the date set forth as the date of termination of this Agreement in such notice.

CREATION OF SECURITY INTEREST.

Grant of Security Interest.

Each Loan Party hereby grants to Agent, for the benefit of the Lender Group, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by the Loan Parties of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Collateral shall attach to all Collateral without further act on the part of Agent or the Loan Parties. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions and as otherwise permitted in Sections 7.3 and 7.4 of this Agreement, the Loan Parties have no authority, express or implied, to dispose of any item or portion of the Collateral.

Each of the applicable Loan Parties hereby confirms, ratifies and reaffirms that the Liens granted to the Agent immediately prior to the Restatement Effective Date pursuant to the Original Loan Agreement or any other Loan Document, in all of its right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by the Loan Parties of each of their covenants and duties under the Loan Documents are continuing and are and shall remain unimpaired and continue to constitute fully perfected, first priority Liens in favor of Agent (subject only to (i) Permitted Liens and (ii) the filing of financing statements and other recordations with the United States Patent and Trademark Office), for the benefit of the Lender Group, with the same force, effect and priority (except as stated herein) in effect both immediately prior to and after entering into this Agreement and the other Loan Documents entered into on or as of the Restatement Effective Date. Each of such applicable Loan Parties hereby confirms and agrees that such Liens attach to all currently existing and hereafter acquired or arising Collateral in order to secure the prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents (as defined herein) and in order to secure the prompt performance by the Borrowers and the Guarantors of each of their covenants and duties under the Loan Documents. The Agent's Liens in and to the Collateral have attached and continue to attach to all such Collateral without further act on the part of Agent, the Loan Parties. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions or as otherwise permitted in Sections 7.3 and 7.4 of this Agreement, the Borrowers and the Guarantors have no authority, express or implied, to dispose of any item or portion of the Collateral.

Each of the applicable Loan Parties hereby confirms, ratifies and affirms that a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Collateral is granted again to the Agent, for the benefit of the Lender Group.

Any grant of security interest in favor of the Agent pursuant to this Section 4.1 is a supplement to, and not a novation of, any existing security interests granted by any Loan Party in favor of the Agent, which remain in full force and effect.

Negotiable Collateral

. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Agent's security interest is dependent on or enhanced by possession, the applicable Loan Party, immediately upon the request of Agent, shall endorse and deliver physical possession of such Negotiable Collateral to Agent.

Collection of Accounts, General Intangibles, and Negotiable Collateral

. At any time after the occurrence and during the continuation of an Event of Default, Agent or Agent's designee may (a) notify Account Debtors of the Loan Parties that the Accounts, chattel paper, or General Intangibles constituting Collateral have been assigned to Agent or that Agent has a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles constituting Collateral directly and charge the collection costs and expenses to the Loan Account. Each Loan Parties agrees that it will hold in trust for the Lender Group, as the Lender Group's trustee, any Collections that it receives and immediately will deliver said Collections to Agent or a Cash Management Bank in their original form as received by the applicable Loan Party.

Filing of Financing Statements; Delivery of Additional Documentation Required.

Each Loan Party authorizes Agent to file any financing statement required hereunder, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Loan Party where permitted by applicable law. Each Loan Party hereby ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Loan Party prior to the date hereof. Agent shall endeavor to promptly deliver to Administrative Borrower a copy of each such financing statement so filed by Agent.

[~~intentionally~~Intentionally omitted].

At any time upon the request of Agent, the Loan Parties shall execute and deliver to Agent any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, and all other documents (collectively, the "Additional Documents") that Agent may request in its Permitted Discretion, in form and substance satisfactory to Agent, to create and perfect and continue perfected or better perfect the Agent's Liens in the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, each Loan Party authorizes Agent to execute any such Additional Documents in the applicable

Loan Party's name and authorizes Agent to file such executed Additional Documents in any appropriate filing office. To the maximum extent permitted by applicable law, each Loan Party authorizes the filing of any such Additional Documents without the signature of such Loan Party in any appropriate filing office. In addition, on such periodic basis as Agent shall require, the Loan Parties shall (i) provide Agent with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by the Loan Parties during the prior period, (ii) cause all patents, copyrights, and trademarks acquired or generated by the Loan Parties that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of such Loan Party's ownership thereof, and (iii) cause to be prepared, executed, and delivered to Agent supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

Power of Attorney

. Each Loan Party hereby irrevocably makes, constitutes, and appoints Agent (and any of Agent's officers, employees, or agents designated by Agent) as such Loan Party's true and lawful attorney, with power to (a) if such Borrower or such Guarantor refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of such Loan Party on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign such Loan Party's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Loan Party's name on any Collection item that may come into the Lender Group's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Loan Party's policies of property insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles constituting Collateral directly with Account Debtors, for amounts and upon terms that Agent determines to be reasonable, and Agent may cause to be executed and delivered any documents and releases that Agent determines to be necessary. The appointment of Agent as each Loan Party's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender Group's obligations to extend credit hereunder are terminated.

Right to Inspect

. Agent and each Lender (through any of their respective officers, employees, or agents) shall have the right, from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify the Loan Parties' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

Control Agreements

. Each Loan Party agrees that it will not transfer any Collateral out of any Securities Accounts or deposit accounts subject to a Cash Management Agreement to another securities intermediary or depository, unless each of the applicable Loan Parties, Agent, and the substitute securities intermediary or depository have entered into a Control Agreement. Upon the occurrence and during the continuance of an Event of Default, Agent may notify any securities intermediary or depository to liquidate the applicable Securities Account or depository account subject to a Cash Management Agreement or any related Investment Property constituting Collateral maintained or held thereby and remit the proceeds thereof to the Agent's Account for application to the Obligations in accordance with the terms of the Loan Documents. Each Loan Party hereby agrees to take any or all action that Agent requests in order for Agent to obtain control in accordance with Sections 9-104, 9-105, 9-106 and 9-107 of the Code with respect to any Collateral constituting Securities Accounts, deposit accounts, electronic chattel paper and Investment Property. No arrangement contemplated hereby or by a Control Agreement in respect of any Collateral constituting Securities Accounts, Investment Property, deposit accounts or electronic paper shall be modified by any Loan Party without the prior written consent of Agent.

Priority of Liens

. Notwithstanding anything to the contrary in any Loan Document, it is understood and agreed that, in accordance with the Intercreditor Agreement, the Agent's Liens granted by the Loan Parties are first priority liens with respect to the ABL Priority Collateral (as defined in the Intercreditor Agreement) and, to the extent applicable, second priority liens with respect to the Notes Priority Collateral, in each case subject to Permitted Liens.

REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each Loan Party makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Restatement Effective Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

No Encumbrances

. Each Loan Party has good and indefeasible title to its Collateral free and clear of Liens except for Permitted Liens.

Eligible Accounts

. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrowers' business, owed to Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account is not:

owed by an employee, Affiliate, or agent of a Borrower,

on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold (except Accounts of the Borrowers having an aggregate invoice amount for all such Borrowers of up to $1,500,000 with respect to goods that are subject to a bill and hold agreement in form and substance satisfactory to Agent), or on any other terms by reason of which the payment by the Account Debtor may be conditional, payable in a currency other than Dollars,

owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account,

owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which a Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor, on account of a transaction as to which the goods giving rise to such Account have not been shipped and billed (except Accounts of the Borrowers having an aggregate invoice amount for all such Borrowers of up to $1,500,000 with respect to goods that are subject to a bill and hold agreement in form and substance satisfactory to Agent) to the Account Debtor or the services giving rise to such Account have not been performed and accepted by the Account Debtor, a right to receive progress payments or other advance billings that are due prior to the completion of performance by the applicable Borrower of the subject contract for goods or services, and an Account that has not been billed to the customer (except Accounts of the Borrowers having an aggregate invoice amount for all such Borrowers of up to $1,500,000 with respect to goods that are subject to a bill and hold letter in form and substance satisfactory to Agent).

Eligible Inventory and Eligible Raw Inventory

. All Eligible Inventory is of good and merchantable quality, free from defects. As to each item of Eligible Inventory and Eligible Raw Inventory, such Inventory is owned by a Borrower free and clear of all Liens other than Liens in favor of Agent,

either located at one of the locations set forth on Schedule E‑1 or in transit from one such location to another such location,

not located on real property leased by a Borrower or in a contract warehouse, in each case, unless subject to a Collateral Access Agreement executed by the lessor, the warehouseman, or other third party, as the case may be, and unless segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, not goods that have been returned or rejected by Borrowers' customers, and not goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrowers' business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment, except for Eligible Raw Inventory.

Equipment

. All of the material Equipment is used or held for use in Loan Parties' business or is useful in Loan Parties' business.

Location of Inventory

. The Inventory is not stored with a bailee, warehouseman, or similar party and is located only at the locations identified on Schedule 5.5.

Inventory Records

. Each Loan Party keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

Location of Chief Executive Office; FEIN

. The chief executive office of each Loan Party is located at the address indicated in Schedule 5.7 and each Borrower's FEIN is identified in Schedule 5.7.

Due Organization and Qualification; Subsidiaries.

Each Loan Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of each Loan Party, by class, and, as of the Restatement Effective Date, a description of the number of shares of each such class that are issued and outstanding (except with respect to the Parent). Other than as described on Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of each Loan Party's (other than the Parent's) capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Except with respect to the Parent and as otherwise described on Schedule 5.8(b), no Loan Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

Set forth on Schedule 5.8(c), is a complete and accurate list of each Loan Party's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Loan Party. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

Except as set forth on Schedule 5.8(c), (i) there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument, and (ii) no Loan Party nor any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Loan Party's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

Due Authorization; No Conflict.

As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Loan Party.

As to each Loan Party, the execution, delivery, and performance by such Loan Party of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation applicable to any Loan Party, the Governing Documents of any Loan Party, or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Loan Party, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Loan Party, other than Permitted Liens, or (iv) require any approval of any Loan Party's interestholders or any approval or consent of any Person under any material contractual obligation of any Loan Party.

Other than the filing of financing statements, the recording of mortgages, the execution, delivery, and performance by each Loan Party of this Agreement and the Loan Documents to which such Loan Party is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

As to each Loan Party, this Agreement and the other Loan Documents to which such Loan Party is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Loan Party will be the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

The Agent's Liens granted by the Loan Parties are validly created, perfected, and first priority Liens (subject only to (i) Permitted Liens, (ii) the filing of financing statements and other recordations with the United States Patent and Trademark Office and (iii) the recording of mortgages, if any).

Litigation

. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of the Loan Parties, threatened against the Loan Parties or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Restatement Effective Date that, if decided adversely to the Loan Parties or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

No Material Adverse Change

. All financial statements relating to the Loan Parties that have been delivered by the Loan Parties to the Lender Group have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties' financial condition as of the date thereof and results of operations for the period then ended.

Fraudulent Transfer.

The Loan Parties, taken as a whole, are Solvent.

No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of the Loan Parties.

Employee Benefits

. None of the Loan Parties, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

Environmental Condition

. Except as set forth on Schedule 5.14, (a) to the Loan Parties' knowledge, none of the Loan Parties' properties or assets has ever been used by the Loan Parties or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to the Loan Parties' knowledge, none of the Loan Parties' properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of the Loan Parties have received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by the Loan Parties, and (d) none of the Loan Parties have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Loan Party resulting in the releasing or disposing of Hazardous Materials into the environment.

[~~intentionally omitted~~Intentionally Omitted].

Intellectual Property

. Each Loan Party owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Loan Party is the owner or is an exclusive licensee.

Leases

. The Loan Parties enjoy peaceful and undisturbed possession under all leases material to the business of the Loan Parties and to which the Loan Parties are a party or under which the Loan Parties are operating. All of such leases are valid and subsisting and no material default by the Loan Parties exists under any of them.

DDAs

. Set forth on Schedule 5.18 are all of the DDAs of each Loan Party, including, with respect to each depository (i) the name and address of that depository, and (ii) the account numbers of the accounts maintained with such depository.

Complete Disclosure

. All factual information (taken as a whole) furnished by or on behalf of the Loan Parties in writing to Agent or any Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Loan Parties in writing to the Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

Indebtedness

. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of each Loan Party outstanding immediately prior to the Restatement Effective Date that is to remain outstanding after the Restatement Effective Date, other than Indebtedness owing by a Loan Party to another Loan Party, and such Schedule accurately reflects the aggregate principal amount of such Indebtedness, the amortization schedule (if any) in respect of such Indebtedness and the maturity date of such Indebtedness.

Patriot Act

. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the "Patriot Act"). No part of the proceeds of the loans made hereunder will be used by any Loan Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Hedge Agreements

. On each date that any Hedge Agreement is executed by any Bank Product Provider, each Borrower and each other Loan Party satisfies all eligibility, suitability and other requirements under the Commodity Exchange Act (7 U.S.C. § 1, et seq., as in effect from time to time) and the Commodity Futures Trading Commission regulations.

OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws

. No Loan Party or any of its Subsidiaries is in violation of any Sanctions. No Loan Party nor any of its Subsidiaries nor, to the knowledge of such Loan Party, any director, officer, employee, agent or controlled affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries has implemented and maintains in effect policies and procedures designed to ensure compliance with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries, and to the knowledge of each such Loan Party, each director, officer, employee, agent and controlled affiliate of each such Loan Party and each such Subsidiary, is in compliance (i) with all Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise used in any manner that would result in a violation of any Sanction, Anti-Corruption Law or Anti-Money Laundering Law by such Loan Party, such Subsidiary, any Lender, Bank Product Provider, or other individual or entity participating in the transactions contemplated herein.

Margin Stock

. As of the Second Amendment Date, neither any Loan Party nor any of its Subsidiaries owns any Margin Stock. Neither any Loan Party nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the loans made to Borrowers will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock or for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors.

CARES Debt

. All applications, documents and other information submitted to any Governmental Authority with respect to the CARES Debt shall be true and correct in all material respects.

AFFIRMATIVE COVENANTS.

Each Loan Party covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Loan Parties shall and shall cause each of their respective Subsidiaries to do all of the following:

Accounting System

. Maintain a system of accounting that enables Loan Parties to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Agent. The Loan Parties also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

Collateral Reporting

. Provide Agent (and if so requested by a Lender, with copies for such Lender) with the following documents at the following times in form satisfactory to Agent:

During the continuance of a Reporting Trigger Period, weekly, not later than the 3rd day of the next succeeding week; otherwise such documents are not required

(a) a sales journal, collection journal, and credit register since the last such schedule and a calculation of the Borrowing Base of Borrowers on an individual and a combined basis, and

(b) notice of all returns, disputes, or claims.

Monthly, not later than the 20th day of the next succeeding month, provided, that, during the continuance of a Reporting Trigger Period, such reports shall be provided weekly, not later than the 3rd day of the next succeeding week, to the extent such weekly reports can be generated by the Loan Parties existing inventory reporting systems without undue burden or expense

(c) Inventory reports specifying each Borrower's cost and the wholesale market value of its Inventory, with additional detail showing additions to and deletions from the Inventory.

Monthly, not later than the 20th day of the next succeeding month

(d) a detailed calculation of the Borrowing Base of Borrowers, on an individual and a combined basis, (including, in each case, detail regarding those Accounts that are not Eligible Accounts),

(e) a detailed aging, by total, of the Accounts, together with a reconciliation to the detailed calculation of the Borrowing Base previously provided to Agent,

(f) a summary aging, by vendor, of Borrowers' accounts payable and any book overdraft, and

(g) a calculation of Dilution for the prior month.

Quarterly, not later than 30 days after the end of each fiscal quarter	(h) a detailed list of each Borrower's customers with outstanding account balances, and (i) a report regarding each Loan Parties' accrued, but unpaid, ad valorem taxes,
Promptly following reasonable request by Agent

(j) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by the Loan Parties, purchase orders and invoices, and

(k) such other reports as to the Collateral, or the financial condition of Loan Parties as Agent may request.

In addition, each Borrower agrees to cooperate fully with Agent to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

Financial Statements, Reports, Certificates

. Deliver to Agent, with copies to each Lender:

as soon as available, but in any event within 30 days (45 days (or, if such Person has filed a filing extension with the SEC, 50 days) in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year) after the end of each month during each of Parent's fiscal years, a company prepared consolidated and, solely in the case of a month that is the end of one of the fiscal quarters of the Parent, consolidating balance sheet, income statement, and statement of cash flow covering Parent's and its Subsidiaries' operations during such period, a certificate signed by the chief financial officer or vice president/treasurer of Parent to the effect that:

the financial statements delivered hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

[~~Intentionally~~intentionally omitted], and

there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Loan Parties have taken, are taking, or propose to take with respect thereto), and for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and as soon as available, but in any event within 90 days (or, if such Person has filed a filing extension with the SEC, 105 days) after the end of each of Parent's fiscal years, financial statements of Parent and its Subsidiaries for each such fiscal year, prepared on a consolidated basis, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), as soon as available, but in any event no later than 30 days after the start of each of Parent's fiscal years, copies of the Loan Parties' Projections, in form (including as to scope and underlying assumptions) satisfactory to Agent, in its sole discretion, for the forthcoming year, month by month, certified by the chief financial officer or vice president/treasurer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby, if and when filed by any Loan Party,

10‑Q quarterly reports, Form 10‑K annual reports, and Form 8‑K current reports,

any other filings made by any Loan Party with the SEC,

copies of the Loan Parties' federal income tax returns (if requested by Agent), and any amendments thereto, filed with the Internal Revenue Service, and any other information that is provided by Parent to its shareholders generally,

[~~Intentionally~~intentionally omitted],

promptly upon any Loan Party obtaining knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Loan Parties propose to take with respect thereto, and upon the request of Agent, any other report reasonably requested relating to the financial condition of the Loan Parties.

The Loan Parties agree that no Loan Party, nor any Subsidiary of a Loan Party, will have a fiscal year different from that of Parent. The Loan Parties will permit the Agent or any Lender, and any agent designated by the foregoing, upon reasonable prior notice, to discuss its operations, business affairs, assets, liabilities (including contingent liabilities) and financial condition with its officers and no more than once per year, independent accountants, all at such reasonable times during normal business hours and upon reasonable advance notice to the Administrative Borrower.

[Intentionally ~~omitted~~Omitted].

Return

. Cause returns and allowances as between Loan Parties and their Account Debtors, to be on the same basis and in accordance with the usual customary practices of the applicable Loan Party, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Loan Party, the applicable Loan Party promptly shall determine the reason for such return and, if the applicable Loan Party accepts such return, issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to any Loan Party, the applicable Loan Party promptly shall determine the reason for such return and, if Agent consents (which consent shall not be unreasonably withheld), issue a credit memorandum (with a copy to be sent to Agent) in the appropriate amount to such Account Debtor.

Maintenance of Properties

. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

Taxes

. Cause all assessments and material taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against the Loan Parties or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. The Loan Parties will make timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Agent with proof satisfactory to Agent indicating that the applicable Loan Party has made such payments or deposits. The Loan

Parties shall deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which any Loan Party is required to pay any such excise tax.

Insurance.

At the Loan Parties' expense, maintain insurance respecting its property and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. The Loan Parties also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are reasonably satisfactory to Agent. The Loan Parties shall deliver copies of all such policies to Agent with a satisfactory lender's loss payable endorsement naming Agent as loss payee (with respect to the policies covering any Collateral) or additional insured, as appropriate. Except as otherwise agreed by Agent in its Permitted Discretion each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever.

Administrative Borrower shall give Agent prompt notice of any loss covered by such insurance with an estimated value in excess of $1,000,000. If an Event of Default has occurred and is continuing, Agent may elect to adjust, in its sole discretion, any losses payable under any such insurance policies covering any ABL Priority Collateral, without any liability to the Loan Parties whatsoever in respect of such adjustments. Except as provided in the immediately succeeding sentence, any monies received in respect of ABL Priority Collateral as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall, unless otherwise required under the Intercreditor Agreement, be paid over to Agent to be applied at the option of the Required Lenders either to the prepayment of the Obligations in accordance with Section 2.4(b) or, so long as no Event of Default shall have occurred and be continuing, at the election of the Administrative Borrower, shall be disbursed to Administrative Borrower for application to the cost of repairs, replacements, or restorations; provided, that any such proceeds not used or committed to be used for such repairs, replacements or restorations within 180 days of the receipt of such proceeds shall be applied to the Obligations in accordance with Section 2.4(b).

The Loan Parties shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Agent is included thereon as named insured with the loss payable to Agent under a lender's loss payable endorsement or its equivalent. Administrative Borrower immediately shall notify Agent whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Agent.

Location of Inventory

. Keep the Inventory only at the locations identified on Schedule 5.5 and between such locations to the extent in transit in the ordinary course of business; provided, however, that Administrative Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Agent not less than 10 Business Days prior to the date on which the Inventory is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, the applicable Loan Party provides any financing statements necessary to perfect and continue perfected the Agent's Liens on such assets and also provides to Agent a Collateral Access Agreement, if applicable.

Compliance with Laws

. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

Leases

. Pay when due all rents and other amounts payable under any leases to which any Loan Party is a party or by which any Loan Party's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

Brokerage Commissions

. Pay any and all brokerage commission or finder's fees incurred in connection with or as a result of the Loan Parties' obtaining financing from the Lender Group under this Agreement. The Loan Parties agree and acknowledge that payment of all such brokerage commissions or finder's fees shall be the sole responsibility of the Loan Parties, and each Loan Party agrees to indemnify, defend, and hold Agent and the Lender Group harmless from and against any claim of any broker or finder arising out of the Loan Parties' obtaining financing from the Lender Group under this Agreement.

Existence

. At all times preserve and keep in full force and effect each Loan Party's valid existence and good standing and any rights and franchises material to the Loan Parties' businesses.

Environmental

. (a) Keep any property either owned or operated by any Loan Party free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all material respects, with Environmental Laws and provide to Agent documentation of such compliance which Agent reasonably requests, (c) promptly notify Agent of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by any Loan Party and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Agent with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against of the real or personal property of any Loan Party, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

Disclosure Updates

. Promptly and in no event later than 5 Business Days after obtaining knowledge thereof, (a) notify Agent if any written information, exhibit, or report furnished to the Lender Group contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgement, filing, or recordation thereof.

OFAC; Sanctions; Anti-Corruption Laws; Anti-Money Laundering Laws

. Each Loan Party will, and will cause each of its Subsidiaries to comply (i) with all applicable Sanctions, and (ii) in all material respects, with all Anti-Corruption Laws and Anti-Money Laundering Laws. Each of the Loan Parties and its Subsidiaries shall implement and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties and their Subsidiaries and their respective directors, officers, employees, agents and Affiliates with all Sanctions, Anti-Corruption Laws and Anti-Money Laundering Laws.

Margin Stock

. If any Loan Party or any of their Subsidiaries intends or expects to acquire any Margin Stock, such Loan Party will, or will cause its Subsidiary to, deliver to Agent (for further distribution to Lenders) a Form U-1 together with such other information as Agent shall reasonably request to complete such Form U-1.

CARES Debt.

The Loan Parties shall provide to Agent (i) a copy of their application for CARES Debt promptly (and in any event within three (3) Business Days) upon submission thereof and (ii) copies of the definitive loan documentation for CARES Debt promptly (and in any event within three (3) Business Days) upon execution and delivery thereof by the parties.

The Loan Parties shall timely submit all applications and required documentation necessary or desirable for the lender of the CARES Debt and/or the Small Business Administration to make a determination regarding the amount of the CARES Debt that is eligible to be forgiven.

The Loan Parties shall provide to Agent copies of any amendments, modifications, waivers, supplements or consents executed and delivered with respect to CARES Debt promptly (and in any event within three (3) Business Days) upon execution and delivery thereof, and copies of any notices of default received by any Loan Party with respect to the CARES Debt.

[~~Reserved~~Intentionally omitted].

The Loan Parties shall apply the proceeds of the CARES Debt for CARES Act Permitted Purposes before using any other cash on hand to pay expenses that are CARES Act

Permitted Purposes. The Loan Parties shall cause the proceeds of the CARES Debt to be deposited in a Deposit Account that is not subject to the cash dominion of Agent.

On or prior to the CARES Forgiveness Date, the Loan Parties shall deliver to Agent a written notice of the CARES Debt that will be forgiven pursuant to the provisions of the CARES Act - Title I, together with supporting documentation in respect thereof.

NEGATIVE COVENANTS.

Each Loan Party covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, the Loan Parties will not and will not permit any of their respective Subsidiaries to do any of the following:

Indebtedness

. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness; provided, that, the Loan Parties and their respective Subsidiaries shall be entitled to incur Indebtedness if on the date of the incurrence of such Indebtedness, (i) after giving effect to the incurrence thereof, the Fixed Charge Coverage Ratio of the Parent and its Subsidiaries for the most recently ended four full fiscal quarter period is greater than 2.0 to 1.0 and (ii) both immediately before and after the incurrence thereof, the Covenant Condition has been satisfied. The foregoing limitation shall not apply to:

Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

Indebtedness set forth on Schedule 5.20;

Permitted Purchase Money Indebtedness;

refinancings, renewals, replacements or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) [intentionally omitted], (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, except for increases in the principal amount of such Indebtedness not exceeding the principal amount of such Indebtedness outstanding on the Restatement Effective Date, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to the applicable Loan Party, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must be include subordination terms and conditions that are at least as favorable to the Lender Group as those that were applicable to the refinanced, renewed, or extended Indebtedness;

unsecured Indebtedness advanced in an aggregate amount not to exceed $10,000,000 by (i) any Governmental Authority (including the Small Business Administration) or any other Person acting as a financial agent of a Governmental Authority or (ii) any other Person to the extent such Indebtedness under this clause (ii) is guaranteed by a Governmental Authority (including the Small Business Administration), in each case under this clause (e), pursuant to the CARES Act - Title I (such unsecured Indebtedness, "CARES Debt"); provided that, unless otherwise approved by Agent (such approval not to be unreasonably withheld, conditioned and delayed, and which shall be granted to the extent in accordance with any amendments or modifications of the CARES Act or any acts of any Governmental Authority in connection therewith), CARES Debt shall (1) have a maturity date not less than two (2) years after the date of incurrence of the CARES Debt and (2) bear interest at a non-default rate not greater than one percent (1%) per annum (subject to any provisions of such CARES Act Debt that expressly permit any Governmental Authority to modify such rate in accordance with the CARES Act);

Indebtedness owing by any Loan Party to any other Loan Party;

subordinated Indebtedness the terms and conditions of which, including provisions subordinating such Indebtedness to the Obligations, are satisfactory to the Agent;

[intentionally omitted];

other Indebtedness in an aggregate principal amount not to exceed $50,000,000 outstanding at any time;

Indebtedness composing Permitted Investments;

[intentionally omitted];

Indebtedness consisting of the financing of insurance premiums in the ordinary course of business, not in excess of the amount of such premiums;

Indebtedness of the Loan Parties and their Subsidiaries under the LSB Notes and guarantees thereof;

Indebtedness in respect of Third Party Hedge Obligations;

Indebtedness of the Parent in respect of a guaranty under the Zena Credit Documents in an aggregate principal amount not to exceed $35,000,000 at any one time outstanding;

Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance bonds, bid bonds, appeal bonds, completion guarantee and similar obligations and guarantees thereof;

customary indemnification obligations to purchasers in connection with Permitted Dispositions and guarantees thereof; and

Indebtedness incurred in the ordinary course of business in respect of credit cards, credit card processing services, debit cards, stored value cards, commercial cards (including so-called "purchase cards", "procurement cards" or "p-cards"), or Bank Products in an aggregate principal amount not to exceed, with respect to any such Indebtedness owed to any Person that is not a Lender or any Affiliate of a Lender, $2,000,000 at any one time outstanding.

Liens

. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, replaced or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

Restrictions on Fundamental Changes.

Enter into any merger, consolidation, or reorganization, or, except for the Parent, reclassify its Stock.

Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution).

Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of the assets of the Parent and its Restricted Subsidiaries, taken as a whole.

Clauses (a), (b) and (c) of this Section 7.3 shall not apply to (i) the merger or consolidation of a Loan Party or a Subsidiary of a Loan Party with and into another Loan Party (in each such case, so long as a Borrower (to the extent a Borrower is part of such transaction) is the surviving entity of any such merger), (ii) the sale, transfer, lease or other disposal of any assets of any Loan Party or any of its Subsidiaries to any other Loan Party, (iii) Permitted Dispositions, (iv) Acquisitions and other Investments to the extent permitted hereunder, (v) conveyances, sales, leases, licenses, assignments, transfers or other dispositions permitted by Section 7.4, and (vi) mergers, liquidations, sale of assets of a non-Loan Party Subsidiary into or to another non-Loan Party Subsidiary.

Disposal of Assets

. Other than Permitted Dispositions and as provided in Section 7.3, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of any Loan Party, except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

a Loan Party and any Subsidiary of a Loan Party may sell or otherwise dispose of any of its other assets, provided that (i) to the extent such disposition involves ABL Priority Collateral, the proceeds from such sale or disposition in respect of such ABL Priority Collateral are applied to prepay the Obligations in accordance with Section 2.4(b), except to the extent that the Borrowers deliver a new Borrowing Base Certificate (giving effect to such transaction) demonstrating compliance with Section 2.1(a), (ii) such assets are sold for Fair Market Value and

(iii) the aggregate Fair Market Value of all such assets sold during each fiscal year pursuant to this Section 7.4(a) shall not exceed $10,000,000;

notwithstanding anything to the contrary contained herein, any Loan Party and any of its respective Subsidiaries may sell, transfer or otherwise dispose of any Notes Priority Collateral owned by such Person so long as such disposition is permitted under the Notes Documents or the Indenture (as such terms are defined in the Intercreditor Agreement) or if the requisite holders of the LSB Notes otherwise consents to such sale or disposition, it being understood that upon such sale, Agent's security interest (if any) in such assets shall be automatically released, and it being further understood that proceeds from the sale or disposition of Notes Priority Collateral shall be applied by the Loan Parties in accordance with the terms of the Notes Documents and the Indenture (as such terms are defined in the Intercreditor Agreement); and

a Loan Party and any Subsidiary of a Loan Party may sell or otherwise dispose of its assets, provided that (i) 75% of the consideration received thereunder is paid in cash or Cash Equivalents, (ii) the sale price is at least fair market value as determined by a responsible officer of Parent and (iii) the Parent shall have delivered a Borrowing Base Certificate, giving pro forma effect to such sale or other disposition and any prepayment of Advances to be made from the proceeds thereof, demonstrating compliance with Section 2.1(a);

dispositions planned in connection with the Zena, Summit and Cogen facilities and the EDC natural gas pipeline; and

notwithstanding anything to the contrary in any Loan Document, the Parent may at any time issue or sell equity (stock or other equity securities) interests of the Parent.

Change Name

. Change any Loan Party's name, FEIN, corporate structure or identity, or add any new fictitious name; provided, however, that a Loan Party may change its name or add any new fictitious name upon at least 30 days prior written notice by Administrative Borrower to Agent of such change and so long as, at the time of such written notification, such Loan Party provides any financing statements or fixture filings necessary to perfect and continue perfected Agent's Liens.

Guarantee

. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (i) by endorsement of instruments or items of payment for deposit to the account of the Loan Parties or which are transmitted or turned over to Agent, (ii) for guarantees of the LSB Notes, (iii) for guarantees of Indebtedness permitted under Sections 7.1(a) through (n) and guarantees set forth on Schedule 5.20, (iv) for the guaranty by the Parent of the Indebtedness under the Zena Credit Documents to the extent permitted under Section 7.1(o), and (v) for guarantees of performance, surety or appeal bonds of any Loan Party (other than the Parent).

Nature of Business

. Make any change in the principal nature of the Loan Parties' business and any ancillary, related and natural extensions of such business and dispositions that are otherwise permitted.

Prepayments and Amendments.

Except in connection with (i) the Obligations in accordance with this Agreement, (ii) the LSB Notes and any Permitted Purchase Money Indebtedness (which may be prepaid, redeemed or repurchased by any Loan Party without restriction), (iii) a refinancing permitted by Section 7.1(d), and (iv) Indebtedness incurred in reliance on Section 7.1(i) and secured pursuant to clause (r) of the definition of "Permitted Liens" on a pari passu basis with the LSB Notes, prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of any Loan Party which is junior in right of payment to the Obligations; provided that any such prepayments shall be permitted so long as, with respect to any such amount in excess of $500,000 during any fiscal year, both immediately before and after giving effect to any such excess payments, no Advances are outstanding hereunder;

[~~intentionally~~Intentionally omitted], and

Except in connection with a refinancing permitted by Section 7.1(d), amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness which is junior in right of payment to the Obligations permitted under Sections 7.1(b), (c) or (g) if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the principal amount of or the interest rate applicable to such Indebtedness, would change the lien subordination provisions of such Indebtedness, or would otherwise be materially adverse to any Loan Party, the Agent or the Lenders in any respect.

For the avoidance of doubt, nothing in this Section 7.8 shall restrict or prohibit the forgiveness of any CARES Debt or the payment thereof (to the extent unable to be forgiven) in accordance with its terms

Change of Control

. Cause, permit, or suffer, directly or indirectly, any Change of Control.

Consignments

. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

Distributions

. Other than (i) distributions or the declaration and payment of dividends by a Loan Party to another Loan Party and (ii) transactions permitted under Section 7.3, make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, or retire any of any Loan Party's Stock, of any class, whether now or hereafter outstanding; provided, that Parent may make other distributions and pay dividends to its equityholders and purchase, acquire, redeem, or retire its Stock, so long as, with respect to any such amounts in excess of $500,000 during any fiscal year, both immediately before and after giving effect to any such excess payments, the Covenant Condition has been satisfied.

Accounting Methods

. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the Loan Parties' accounting records without said accounting firm or service bureau agreeing to provide Agent information regarding the Collateral or the Loan Parties' financial condition.

Investments

. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that the Loan Parties are also permitted to make or acquire other Investments (other than in the Cash Management Accounts) not exceeding $5,000,000 in the aggregate outstanding at any one time.

Transactions with Affiliates

. Except for agreements set forth on Schedule 7.14, transactions among the Loan Parties or transactions that are otherwise expressly permitted under this Agreement, directly or indirectly enter into or permit to exist any transaction with any Affiliate of any Loan Party except for transactions that are in the ordinary course of the Loan Parties' business, upon fair and reasonable terms and that are no less favorable to Loan Parties than would be obtained in an arm's length transaction with a non-Affiliate.

Suspension

. Suspend or go out of a substantial portion of its business.

Compensation

. Pay or accrue total cash compensation, during any year, to its officers and senior management employees in an aggregate amount in excess of the amount established by the compensation committee of Parent.

Use of Proceeds

. U se the proceeds of the Advances for any purpose other than (a) on the Restatement Effective Date, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes. No part of the proceeds of any Loan or Letter of Credit will be used, directly or to Borrowers' reasonable knowledge, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Entity or a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and that no part of the proceeds of any Loan or Letter of Credit will be used, directly or to Borrowers' reasonable knowledge, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Loan Party, Subsidiary, any Lender, Bank Product Provider, or other individual or entity participating in the transactions contemplated herein in violation of any Sanctions, Anti-Corruption Laws or Anti-Money Laundering Laws.

Change in Location of Chief Executive Office; Inventory and Equipment with Bailees

. Relocate its chief executive office to a new location without Administrative Borrower providing 30 days prior written notification thereof to Agent and so long as, at the time of such written notification, the applicable Loan Party provides any financing statements or fixture filings necessary to perfect and continue perfected the Agent's Liens and also provides to Agent a Collateral Access Agreement, if applicable, with respect to such new location. The Inventory shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Agent's prior written consent.

[~~intentionally omitted~~Intentionally Omitted].

Financial Covenants.

Fixed Charge Coverage Ratio. At any time on or after September 30, 2017, solely during the continuance of an Financial Covenant Trigger Period, fail to maintain a Fixed Charge Coverage Ratio of not less than 1.00:1.00, measured monthly commencing on the Financial Covenant Trigger Date with the month ending immediately after the Financial Covenant Trigger Date, on a trailing twelve month basis.

Minimum EBITDA. Solely during the continuance of anFinancial Covenant Trigger Period, permit EBITDA, as of the applicable date set forth below for the period set forth below ending on such date, to be less than the applicable amount set forth below:

Last Day of Period	Minimum EBITDA
One month period ending January 30, 2017	80% of the EBITDA amount set forth for such period in the Projections
Two month period ending February 28, 2017	80% of the EBITDA amount set forth for such period in the Projections
Three month period ending March 31, 2017	80% of the EBITDA amount set forth for such period in the Projections
Four month period ending April 30, 2017	80% of the EBITDA amount set forth for such period in the Projections

Last Day of Period	Minimum EBITDA
Five month period ending May 31, 2017	80% of the EBITDA amount set forth for such period in the Projections
Six month period ending June 30, 2017	80% of the EBITDA amount set forth for such period in the Projections
Seven month period ending July 31, 2017	80% of the EBITDA amount set forth for such period in the Projections
Eight month period ending August 31, 2017	80% of the EBITDA amount set forth for such period in the Projections
Nine month period ending September 30, 2017	80% of the EBITDA amount set forth for such period in the Projections

It being acknowledged that the financial covenant set forth in this Section 7.20(b) shall not be tested or required to be tested as of any date after, or for any period ending after, September 30, 2017.

EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

if any Loan Party fails to pay when due and payable or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lender Group, reimbursement of Lender Group Expenses, or other amounts constituting Obligations);

(a) if any Loan Party fails to perform or observe any covenant, condition or other agreement contained in any of (i) Sections 2.7, 6.2, 6.3, 6.7 (with respect to payment in full of all assessments and material taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against the Loan Parties or any of their assets, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest), 6.8(a), 6.10 and 6.13 (with respect to existence of the Parent and any Specified Borrower) or (ii) Article 7 of this Agreement; (b) if any Loan Party fails to perform or observe any covenant, condition or other agreement contained in this Agreement, or in any of the other Loan Documents (other than those specified in clause (a) above), and such failure continues for a period of twenty (20) days;

if all or substantially all of the assets of Parent and its Subsidiaries, taken as a whole, is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

if an Insolvency Proceeding is commenced by any Loan Party or any of its Subsidiaries;

if an Insolvency Proceeding is commenced against any Loan Party or any of its Subsidiaries, and any of the following events occur: (a) the applicable Loan Party or the Subsidiary consents to the institution of the Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 60 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Agent (including any successor agent) and each other member of the Lender Group shall be relieved of their obligation to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, any Loan Party or any of its Subsidiaries, or (e) an order for relief shall have been entered therein;

if all or substantially all of the business affairs of Parent and its Subsidiaries, taken as a whole, is enjoined, restrained, or in any way prevented by court order from continuing;

[intentionally omitted];

if a judgment or other claim for an amount in excess of $1,000,000 becomes a Lien or encumbrance upon any material portion of any Loan Party's or any of its Subsidiaries' properties or assets;

if there is a default in any material agreement (including, without limitation, the LSB Notes and the Zena Credit Documents) to which any Loan Party or any of its Subsidiaries is a party (whether as a direct obligor or a guarantor thereof) and such default (a)(i) occurs at the final maturity of the obligations thereunder after giving effect to any applicable grace period and any extensions thereof, or (ii) results in a right by the other party thereto after giving effect to any applicable grace periods and any extensions thereof, irrespective of whether exercised, to accelerate the maturity of the applicable Loan Party's or its Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein, and (b) involves Indebtedness or an obligation for the payment of money in an aggregate amount in excess of $10,000,000;

if any Loan Party or any of its Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

if any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to the Lender Group by any Loan Party, its Subsidiaries, or any officer, employee, agent, or director of any Loan Party or any of its Subsidiaries;

if the obligation of any Guarantor under its Guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

if this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason not as a result of any act or omission of the Agent, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Loan Party, or a proceeding shall be commenced by any Loan Party, or by any Governmental Authority having jurisdiction over any Loan Party, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny that any Loan Party has any liability or obligation purported to be created under any Loan Document.

THE LENDER GROUP'S RIGHTS AND REMEDIES.

Rights and Remedies

. Upon the occurrence, and during the continuation, of an Event of Default, the Required Lenders (at their election but without notice of their election and without demand) may authorize and instruct Agent to do any one or more of the following on behalf of the Lender Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender Group), all of which are authorized by the Loan Parties:

Declare all Obligations (other than the Bank Product Obligations), whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement, under any of the Loan Documents, or under any other agreement between the Loan Parties and the Lender Group;

Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of the Lender Group, but without affecting any of the Agent's Liens in the Collateral and without affecting the Obligations;

Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Agent considers advisable, and in such cases, Agent will credit the Loan Account with only the net amounts received by Agent in payment of such disputed Accounts after deducting all Lender Group Expenses incurred or expended in connection therewith;

Cause the Loan Parties to hold all returned Inventory in trust for the Lender Group, segregate all returned Inventory from all other assets of the Loan Parties or in the Loan Parties' possession and conspicuously label said returned Inventory as the property of the Lender Group;

Without notice to or demand upon any Loan Party, make such payments and do such acts as Agent considers necessary or reasonable to protect its security interests in the Collateral. Each Loan Party agrees to assemble the Collateral if Agent so requires, and to make the Collateral available to Agent at a place that Agent may designate which is reasonably convenient to both parties. Each Loan Party authorizes Agent to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Agent's determination appears to conflict with the Agent's Liens and to pay all expenses incurred in connection therewith and to charge Borrowers' Loan Account therefor. With respect to any of the Loan Parties' owned or leased premises, each Loan Party hereby grants Agent a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender Group's rights or remedies provided herein, at law, in equity, or otherwise;

Without notice to any Loan Party (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by the Lender Group (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of any Loan Party held by the Lender Group;

Hold, as cash collateral, any and all balances and deposits of any Loan Party held by the Lender Group, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations and as Bank Product Collateralization;

Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Agent is hereby granted a license or other right to use, without charge, for the benefit of the Lender Group, such Loan Party's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and such Loan Party's rights under all licenses and all franchise agreements shall inure to the Lender Group's benefit;

Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Loan Parties' premises) as Agent determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

Agent shall give notice of the disposition of the Collateral as follows:

Agent shall give Administrative Borrower (for the benefit of the applicable Loan Party) a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

The notice shall be personally delivered or mailed, postage prepaid, to Administrative Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

Agent, on behalf of the Lender Group may credit bid and purchase at any public sale;

Agent may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

The Lender Group shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Documents; and

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by the Loan Parties. Any excess (after setting aside amounts required to be held as described in clause (h) above) will be returned, without interest and subject to the rights of third Persons, by Agent to Administrative Borrower (for the benefit of the applicable Loan Party).

Remedies Cumulative

. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender Group shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the Lender Group of any Event of Default shall be deemed a continuing waiver. No delay by the Lender Group shall constitute a waiver, election, or acquiescence by it.

TAXES AND EXPENSES.

If any Loan Party fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrowers' Loan Account as Agent deems necessary to protect the Lender Group from the exposure created by such failure, or (c) in the case of the failure to comply with Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action consistent with the terms of this Agreement. Any such amounts paid by Agent shall constitute Lender Group Expenses and any such payments shall not constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default under this Agreement. Agent need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

WAIVERS; INDEMNIFICATION.

Demand; Protest; etc

. Each Loan Party waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which each such Loan Party may in any way be liable.

The Lender Group's Liability for Collateral

. Each Loan Party hereby agrees that: (a) so long as the Lender Group complies with its obligations, if any, under the Code, Agent shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by the Loan Parties.

Indemnification

. Each Loan Party shall pay, indemnify, defend, and hold the Agent-Related Persons, the Lender-Related Persons with respect to each Lender, each Participant, and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys' fees and disbursements and other out-of-pocket costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, the Loan Parties shall have no obligation to any Indemnified Person under this Section 11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which the Loan Parties were required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by the Loan Parties with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

NOTICES.

Unless otherwise provided in this Agreement, all notices or demands by the Loan Parties or Agent to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as the Administrative Borrower or Agent, as applicable, may designate to each other in accordance herewith), or telefacsimile to Loan Parties in care of Administrative Borrower or to Agent, as the case may be, at its address set forth below:

If to Administrative Borrower:	LSB INDUSTRIES, INC. 3503 NW 63rd Street, Suite 500 Oklahoma City, Oklahoma 73116 Attn: Cheryl Maguire Kristy Carver Fax No. (405) 235-506
with copies to:	LSB INDUSTRIES, INC. 3503 NW 63rd Street, Suite 500 Oklahoma City, Oklahoma 73116 Attn: Michael J. Foster, Esq. Fax No. (405) 235-5067
with a copy (not constituting notice) to:	ROPES & GRAY LLP 1211 Avenue of the Americas New York, New York 10036 Attn: Leonard Klingbaum Andrea Hwang Fax No. (646) 728-2694 (646) 728-2695
If to Agent:	WELLS FARGO CAPITAL FINANCE, INC. 1100 Abernathy Road Suite 1600 Atlanta, Georgia 30328 Attn: Portfolio Manager Fax No. (855) 260-0212
with copies to:	GOLDBERG KOHN LTD. 55 East Monroe Suite 3300 Chicago, Illinois 60603 Attn: Anne Marie Pisano, Esq. Fax No. (312) ~~201-3986~~863-7488

Agent and the Loan Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Loan Party acknowledges and agrees that notices sent by the Lender Group in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE LOAN PARTIES AND THE LENDER GROUP WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(b).

THE LOAN PARTIES AND THE LENDER GROUP HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE LOAN PARTIES AND THE LENDER GROUP REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

Assignments and Participations.

Any Lender may, with the written consent of Agent (provided that no written consent of Agent shall be required in connection with any assignment and delegation by a Lender to an Eligible Transferee and no notice to Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of a Lender or a fund or account managed by a Lender), assign and delegate to one or more assignees (each an "Assignee") all, or any ratable part of all, of the Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount of $5,000,000 (except such minimum amount shall not apply to any Affiliate of a Lender or to a fund or account managed by a Lender); provided, however, that the Loan Parties and Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses, and related information with respect to the Assignee, have been given to Administrative Borrower and Agent by such Lender and the Assignee, (ii) such Lender and its Assignee have delivered to Administrative Borrower and Agent an Assignment and Acceptance substantially in the form of Exhibit A‑1, and (iii) the assignor Lender or Assignee has paid to Agent for Agent's separate account a processing fee in the amount of $5,000. Anything contained herein to the contrary notwithstanding, the consent of Agent shall not be required (and payment of any fees shall not be required) if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of such Lender or the assignee is an Affiliate (other than individuals) of, or a fund, money market account, investment account or other account managed by a Lender or an Affiliate of a Lender. Any assignment by a Lender to a Disqualified Lender (other than during the continuance of an Event of Default) without Administrative Borrower's consent shall, at Administrative Borrower's option, be null and void. Upon the request of any Lender, Agent shall make available to such Lender the list of Disqualified Lenders and such Lender may provide the list to any potential assignee for the purpose of verifying whether such Person is a Disqualified Lender. Without limiting the foregoing, Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or prospective Lender is a Disqualified Lender or (y) have any liability with respect to or arising out of disclosure of confidential information to any Disqualified Lender by any other Lender.

From and after the date that Agent notifies the assignor Lender (with a copy to Administrative Borrower, if applicable) that it has received an executed Assignment and Acceptance and payment (if applicable) of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except with respect to Section 11.3 hereof) and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Documents, such Lender shall cease to be a party hereto and thereto), and such assignment shall affect a novation between Borrowers and the Assignee.

By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (1) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto, (2) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Loan Parties or the performance or observance by the Loan Parties of any of their obligations under this Agreement or any other Loan Document furnished pursuant hereto, (3) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance, (4) such Assignee will, independently and without reliance upon Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (5) such Assignee appoints and authorizes Agent to take such actions and to exercise such powers under this Agreement as are delegated to Agent, by the terms hereof, together with such powers as are reasonably incidental thereto, and (6) such Assignee agrees that it will perform all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

Immediately upon each Assignee's making its processing fee payment (if applicable) under the Assignment and Acceptance and receipt and acknowledgment by Agent of such fully executed Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto. The ~~Administrative~~ Agent, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, shall maintain at one of its offices in the United States a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of and Advances made by each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Loan Parties, the ~~Administrative~~ Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of such Lender (a "Participant") participating interests in its Obligations, the Commitment, and the other rights and interests of that Lender (the "Originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender shall remain a "Lender" for all purposes of this Agreement and the other Loan Documents and the Participant receiving the participating interest in the Obligations, the Commitments, and the other rights and interests of the Originating Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the Originating Lender's obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, (iii) Loan Parties, Agent, and the Lenders shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the Obligations hereunder in which such Participant is participating, (B) reduce the interest rate applicable to the Obligations hereunder in which such Participant is participating, (C) release all or a material portion of the Collateral or guaranties (except to the extent expressly provided herein or in any of the Loan Documents) supporting the Obligations hereunder in which such Participant is participating, (D) postpone the payment of, or reduce the amount of, the interest or fees payable to such Participant through such Lender, or (E) change the amount or due dates of scheduled principal repayments or prepayments or premiums; and (v) all amounts payable by the Loan Parties hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. The rights of any Participant only shall be derivative through the Originating Lender with whom such Participant participates and no Participant shall have any rights under this Agreement or the other Loan Documents or any direct rights as to the other Lenders, Agent, Loan Parties, the Collections, the Collateral, or otherwise in respect of the Obligations. No Participant shall have the right to participate directly in the making of decisions by the Lenders among themselves. The Borrower agrees that each Participant shall be entitled to the benefits of Section 16.11 (subject to the requirements and limitations therein, including the requirements under Section 16.11(a) (it being understood that the documentation required under Section 16.11(a) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the Commitment of and Advances made by each Participant under the Loan Documents (the "Participant Register"); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant's interest in any Commitments or Advances) to any Person except to the extent that such disclosure is necessary to establish that such Commitment or Advance is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the ~~Administrative~~ Agent (in its capacity as ~~Administrative~~ Agent) shall have no responsibility for maintaining a Participant Register.

In connection with any such assignment or participation or proposed assignment or participation, a Lender may disclose all documents and information which it now or hereafter may have relating to Loan Parties or Loan Parties' business.

Any other provision in this Agreement notwithstanding, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR §203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

Successors

. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Loan Parties may not assign this Agreement or any rights or duties hereunder without the Lenders' prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by the Lenders shall release any Loan

Party from its Obligations. A Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by any Loan Parties is required in connection with any such assignment.

AMENDMENTS; WAIVERS.

Amendments and Waivers

. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Loan Parties therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders (or by Agent at the written request of the Required Lenders) and Administrative Borrower (on behalf of all Loan Parties) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all of the Lenders affected thereby and Administrative Borrower (on behalf of all Borrowers) and acknowledged by Agent, do any of the following:

increase or extend any Commitment of any Lender,

postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, or other amounts due hereunder or under any other Loan Document,

reduce the principal of, or the rate of interest on, any loan or other extension of credit hereunder, or reduce any fees or other amounts payable hereunder or under any other Loan Document,

change the percentage of the Commitments that is required to take any action hereunder,

amend this Section or any provision of the Agreement providing for consent or other action by all Lenders,

release Collateral other than as permitted by Section 16.12,

change the definition of "Required Lenders",

contractually subordinate any of the Agent's Liens,

release any Loan Party from any obligation for the payment of money, or change the definition of Borrowing Base or the definitions of Eligible Accounts, Eligible Inventory, Eligible Raw Inventory, Eligible Inventory, Maximum Revolver Amount, or change Section 2.1(b); or

amend any of the provisions of Section 16.

and, provided further, however, that no amendment, waiver or consent shall, unless in writing and signed by Agent, Issuing Bank, or Swing Lender, affect the rights or duties of Agent, Issuing Bank, or Swing Lender, as applicable, under this Agreement or any other Loan Document. The foregoing notwithstanding, any amendment, modification, waiver, consent, termination, or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the relationship of the Lender Group among themselves, and that does not affect the rights or obligations of Loan Parties, shall not require consent by or the agreement of Loan Parties.

Replacement of Holdout Lender

. If any action to be taken by the Lender Group or Agent hereunder requires the unanimous consent, authorization, or agreement of all Lenders, and a Lender ("Holdout Lender") fails to give its consent, authorization, or agreement, then Agent, upon at least 5 Business Days prior irrevocable notice to the Holdout Lender, may permanently replace the Holdout Lender with one or more substitute Lenders (each, a "Replacement Lender"), and the Holdout Lender shall have not right to refuse to be replaced hereunder. Such notice to replace the Holdout Lender shall specify an effective date for such replacement, which date shall not be later than 15 Business Days after the date such notice is given.

Prior to the effective date of such replacement, the Holdout Lender and each Replacement Lender shall execute and deliver an Assignment and Acceptance Agreement, subject only to the Holdout Lender being repaid its share of the outstanding Obligations (including an assumption of its Pro Rata Share of the Risk Participation Liability) without any premium or penalty of any kind whatsoever. If the Holdout Lender shall refuse or fail to execute and deliver any such Assignment and Acceptance Agreement prior to the effective date of such replacement, the Holdout Lender shall be deemed to have executed and delivered such Assignment and Acceptance Agreement. The replacement of any Holdout Lender shall be made in accordance with the terms of Section 14.1. Until such time as the Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and obligations of the Holdout Lender hereunder and under the other Loan Documents, the Holdout Lender shall remain obligated to make the Holdout Lender's Pro Rata Share of Advances and to purchase a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit.

No Waivers; Cumulative Remedies

. No failure by Agent or any Lender to exercise any right, remedy, or option under this Agreement or, any other Loan Document, or delay by Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by Agent or any Lender on any occasion shall affect or diminish Agent's and each Lender's rights thereafter to require strict performance by Borrowers of any provision of this Agreement. Agent's and each Lender's rights under this Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

AGENT; THE LENDER GROUP.

Appointment and Authorization of Agent

. Each Lender hereby designates and appoints WFCF as its representative under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to Agent by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express conditions contained in this Section 16. The provisions of this Section 16 are solely for the benefit of Agent, and the Lenders, and Loan Parties shall have no rights as a third party beneficiary of any of the provisions contained herein. Any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document notwithstanding, Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against Agent; it being expressly understood and agreed that the use of the word "Agent" is for convenience only, that WFCF is merely the representative of the Lenders, and only has the contractual duties set forth herein. Except as expressly otherwise provided in this Agreement, Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, or of any other provision of the Loan Documents that provides rights or powers to Agent, Lenders agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Collateral, the Collections, and related matters, (b) execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Loan Documents, (c) make Advances, for itself or on behalf of Lenders as provided in the Loan Documents, (d) exclusively receive, apply, and distribute the Collections as provided in the Loan Documents, (e) open and maintain such bank accounts and cash management accounts as Agent deems necessary and appropriate in accordance with the Loan Documents for the foregoing purposes with respect to the Collateral and the Collections, (f) perform, exercise, and enforce any and all other rights and remedies of the Lender Group with respect to Loan Parties, the Obligations, the Collateral, the Collections, or otherwise related to any of same as provided in the Loan Documents, and (g) incur and pay such Lender Group Expenses as Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Documents.

Delegation of Duties

. Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in- fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

Liability of Agent

. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Loan Party or any Subsidiary or Affiliate of any Loan Party, or any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Books or properties of Loan Parties or the books or records or properties of any of Loan Parties' Subsidiaries or Affiliates.

Reliance by Agent

. Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Loan Parties or counsel to any Lender), independent accountants and other experts selected by Agent. Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless Agent shall first receive such advice or concurrence of the Lenders as it deems appropriate and until such instructions are received, Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction by Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

Notice of Default or Event of Default

. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders, except with respect to Events of Default of which Agent has actual knowledge, unless Agent shall have received written notice from a Lender or Administrative Borrower referring to this Agreement, describing such Default or Event of Default, and stating that such notice is a "notice of default." Agent promptly will notify the

Lenders of its receipt of any such notice or of any Event of Default of which Agent has actual knowledge. If any Lender obtains actual knowledge of any Event of Default, such Lender promptly shall notify the other Lenders and Agent of such Event of Default. Each Lender shall be solely responsible for giving any notices to its Participants, if any. Subject to Section 16.4, Agent shall take such action with respect to such Default or Event of Default as may be requested by the Required Lenders in accordance with Section 9; provided, however, that unless and until Agent has received any such request, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

Credit Decision

. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by Agent hereinafter taken, including any review of the affairs of Loan Parties and their Subsidiaries or Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of Loan Parties and any other Person (other than the Lender Group) party to a Loan Document, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Loan Parties. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of Borrowers and any other Person (other than the Lender Group) party to a Loan Document. Except for notices, reports, and other documents expressly herein required to be furnished to the Lenders by Agent, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of Loan Parties and any other Person party to a Loan Document that may come into the possession of any of the Agent-Related Persons.

Costs and Expenses; Indemnification

. Agent may incur and pay Lender Group Expenses to the extent Agent reasonably deems necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to the Loan Documents, including court costs, reasonable attorneys' fees and expenses, costs of collection by outside collection agencies and auctioneer fees and costs of security guards or insurance premiums paid to maintain the Collateral, whether or not Loan Parties are obligated to reimburse Agent or Lenders for such expenses pursuant to the Loan Agreement or otherwise. Agent is authorized and directed to deduct and retain sufficient amounts from Collections received by Agent to reimburse Agent for such out-of-pocket costs and expenses prior to the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses from Collections received by Agent, each Lender hereby agrees that it is and shall be obligated to pay to or reimburse Agent for the amount of such Lender's Pro Rata Share thereof.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Loan Parties and without limiting the obligation of Loan Parties to do so), according to their Pro Rata Shares, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct nor shall any Lender be liable for the obligations of any Defaulting Lender in failing to make an Advance or other extension of credit hereunder. Without limitation of the foregoing, each Lender shall reimburse Agent upon demand for such Lender's ratable share of any costs or out-of-pocket expenses (including attorneys' fees and expenses) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that Agent is not reimbursed for such expenses by or on behalf of Loan Parties. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

Agent in Individual Capacity

. Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, or other business with Loan Parties and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though Agent were not Agent hereunder, and, in each case, without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, Agent or its Affiliates may receive information regarding Loan Parties or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information to them. The terms "Lender" and "Lenders" include Agent in its individual capacity.

Successor Agent

. Agent may resign as Agent upon 45 days' notice to the Lenders. If Agent resigns under this Agreement, the Required Lenders shall appoint a successor Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent, Agent may appoint, after consulting with the Lenders, a successor Agent. If Agent has materially breached or failed to perform any material provision of this Agreement or of applicable law, the Required Lenders may agree in writing to remove and replace Agent with a successor Agent from among the Lenders. In any such event, upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's appointment, powers, and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 16 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor Agent has accepted appointment as Agent by the date which is 45 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of Agent hereunder until such time, if any, as the Lenders appoint a successor Agent as provided for above.

Lender in Individual Capacity

. Any Lender and its respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Loan Parties and their Subsidiaries and Affiliates and any other Person (other than the Lender Group) party to any Loan Documents as though such Lender were not a Lender hereunder without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that, pursuant to such activities, such Lender and its respective Affiliates may receive information regarding Loan Parties or their Affiliates and any other Person (other than the Lender Group) party to any Loan Documents that is subject to confidentiality obligations in favor of Loan Parties or such other Person and that prohibit the disclosure of such information to the Lenders, and the Lenders acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations, which waiver such Lender will use its reasonable best efforts to obtain), such Lender not shall be under any obligation to provide such information to them. With respect to the Swing Loans and Agent Advances, Swing Lender shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the sub-agent of the Agent.

Withholding Taxes.

(A) Any Lender that is a U.S. Person shall deliver to the Agent and Administrative Borrower on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Agent or Administrative Borrower) executed copies of IRS Form W-9 certifying that such Lender is exempt for U.S. federal backup withholding Tax; (B) Any Lender that is a Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Agent and the Administrative Borrower (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement and from time to time thereafter upon the reasonable request of the Agent or the Administrative Borrower, whichever of the following is applicable:

if such Foreign Lender claims an exemption from withholding tax pursuant to the portfolio interest exemption, (a) a statement of the Lender, signed under penalty of perjury, that it is not a (I) a "bank" as described in Section 881(c)(3)(A) of the IRC, (II) a 10% shareholder (within the meaning of Section 881(c)(3)(B) of the IRC) of any Borrower, or (III) a controlled foreign corporation described in Section 881(c)(3)(C) of the IRC, and (B) executed copies of IRS Form W8-BEN or W-8BEN-E;

if such Foreign Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, executed copies of IRS Form W-8BEN or W-8BEN-E;

if such Foreign Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, executed copies of IRS Form W-8ECI;

if such Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

such other form or forms as may be required under the IRC or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

(C) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the IRC, as applicable), such Lender shall deliver to the Administrative Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the IRC) and such additional documentation reasonably requested by the Administrative Borrower or the Agent as may be necessary for the Administrative Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.

The Lenders agree that if any form or certification it previously delivered becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Agent and Administrative Borrower in writing of its legal inability to do so.

Each Lender shall severally indemnify the ~~Administrative~~ Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the ~~Administrative~~ Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender's failure to comply with the provisions of Section 14.11(e) relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the ~~Administrative~~ Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the ~~Administrative~~ Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the ~~Administrative~~ Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the ~~Administrative~~ Agent to the Lender from any other source against any amount due to the ~~Administrative~~ Agent under this subsection (b).

All payments made by the Loan Parties hereunder or under any note or other Loan Document will be made without setoff, counterclaim, or other defense, except as required by applicable law other than for Taxes. All such payments will be made free and clear of, and without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this subsection) the applicable Lender or Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made. The Loan Parties will furnish to Agent as promptly as possible after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Loan Parties.

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 16.11 (including by the payment of additional amounts pursuant to this Section 16.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 16.11 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (d) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (d), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

For purposes of this Section 16.11, the term "applicable law" includes FATCA.

Collateral Matters.

The Lenders hereby irrevocably authorize Agent, at its option and in its sole discretion, to release any Lien on any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by the Loan Parties of all Obligations, (ii) constituting property being sold or disposed of if a release is required or desirable in connection therewith and if Administrative Borrower certifies to Agent that the sale or disposition is permitted under Section 7.4 of this Agreement or the other Loan Documents (and Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property in which no Loan Party owned any interest at the time the security interest was granted or at any time thereafter, or (iv) constituting property leased to a Loan Party under a lease that has expired or is terminated in a transaction permitted under this Agreement. Except as provided above, Agent will not execute and deliver a release of any Lien on any Collateral without the prior written authorization of (y) if the release is of all or any substantial portion of the Collateral, all of the Lenders, or (z) otherwise, the Required Lenders. Upon request by Agent or Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on particular types or items of Collateral pursuant to this Section 16.12; provided, however, that (1) Agent shall not be required to execute any document necessary to evidence such release on terms that, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Lien without recourse, representation, or warranty, and (2) such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Loan Parties in respect of) all interests retained by the Loan Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected, or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected, or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, subject to the terms and conditions contained herein, Agent may act in any manner it may deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing, except as otherwise provided herein.

Restrictions on Actions by Lenders; Sharing of Payments.

Each of the Lenders agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to Loan Parties or any deposit accounts of Loan Parties now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral the purpose of which is, or could be, to give such Lender any preference or priority against the other Lenders with respect to the Collateral.

If, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from Agent pursuant to the terms of this Agreement, or (ii) payments from Agent in excess of such Lender's ratable portion of all such distributions by Agent, such Lender promptly shall (1) turn the same over to Agent, in kind, and with such endorsements as may be required to negotiate the same to Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

Agency for Perfection

. Agent hereby appoints each other Lender as its agent (and each Lender hereby accepts such appointment) for the purpose of perfecting the Agent's Liens in assets which, in accordance with Article 9 of the UCC can be perfected only by possession or control. Should any Lender obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor shall deliver such Collateral to Agent or in accordance with Agent's instructions.

Payments by Agent to the Lenders

. All payments to be made by Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds pursuant to such wire transfer instructions as each party may designate for itself by written notice to Agent. Concurrently with each such payment, Agent shall identify whether such payment (or any portion thereof) represents principal, premium, or interest of the Obligations.

Concerning the Collateral and Related Loan Documents

. Each member of the Lender Group authorizes and directs Agent to enter into this Agreement and the other Loan Documents relating to the Collateral, for the benefit of the Lender Group. Each member of the Lender Group agrees that any action taken by Agent in accordance with the terms of this Agreement or the other Loan Documents relating to the Collateral and the exercise by Agent of its powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

Field Audits and Examination Reports; Confidentiality; Disclaimers by Lenders; Other Reports and Information

. By becoming a party to this Agreement, each Lender:

is deemed to have requested that Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by Agent, and Agent shall so furnish each Lender with such Reports, expressly agrees and acknowledges that Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Agent or other party performing any audit or examination will inspect only specific information regarding Loan Parties and will rely significantly upon the Books, as well as on representations of Loan Parties' personnel, agrees to keep all Reports and other material, non-public information regarding the Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 17.13, and without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Loan Parties, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of Loan Parties; and (ii) to pay and protect, and indemnify, defend and hold

Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including, attorneys' fees and costs) incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

In addition to the foregoing: (x) any Lender may from time to time request of Agent in writing that Agent provide to such Lender a copy of any report or document provided by the Loan Parties to Agent that has not been contemporaneously provided by the Loan Parties to such Lender, and, upon receipt of such request, Agent shall provide a copy of same to such Lender, (y) to the extent that Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from the Loan Parties, any Lender may, from time to time, reasonably request Agent to exercise such right as specified in such Lender's notice to Agent, whereupon Agent promptly shall request of Administrative Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Administrative Borrower, Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative Borrower a statement regarding the Loan Account, Agent shall send a copy of such statement to each Lender.

Several Obligations; No Liability

. Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in favor of Agent in its capacity as such, and not by or in favor of the Lenders, any and all obligations on the part of Agent (if any) to make any credit available hereunder shall constitute the several (and not joint) obligations of the respective Lenders on a ratable basis, according to their respective Commitments, to make an amount of such credit not to exceed, in principal amount, at any one time outstanding, the amount of their respective Commitments. Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability for, or in respect of, the business, assets, profits, losses, or liabilities of any other Lender. Each Lender shall be solely responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required, and no Lender shall have any obligation, duty, or liability to any Participant of any other Lender. Except as provided in Section 16.7, no member of the Lender Group shall have any liability for the acts or any other member of the Lender Group. No Lender shall be responsible to any Loan Party or any other Person for any failure by any other Lender to fulfill its obligations to make credit available hereunder, nor to advance for it or on its behalf in connection with its Commitment, nor to take any other action on its behalf hereunder or in connection with the financing contemplated herein.

GENERAL PROVISIONS.

Effectiveness

. This Agreement shall be binding and deemed effective when executed by the Loan Parties, Agent, and each Lender whose signature is provided for on the signature pages hereof.

Section Headings

. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

Interpretation

. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Loan Parties, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

Severability of Provisions

. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Amendments in Writing

. This Agreement only can be amended by a writing in accordance with Section 15.1.

Counterparts; Telefacsimile Execution

. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Revival and Reinstatement of Obligations

. If the incurrence or payment of the Obligations by any Loan Parties or the transfer to the Lender Group of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of the Lender Group related thereto, the liability of Loan Parties automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

Integration

. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Parent as Agent for Loan Parties

. Each Loan Party hereby irrevocably appoints the Parent as the borrowing agent and attorney-in-fact for all Loan Parties (the "Administrative Borrower"), which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Loan Party that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Loan Party hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide Agent with all notices with respect to Advances and Letters of Credit obtained for the benefit of any Loan Party and all other notices and instructions under this Agreement and (ii) except as provided in the clause (i) above, to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Advances and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of Loan Parties in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Loan Parties in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Lender Group shall not incur liability to any Loan Party as a result hereof. Each Loan Party expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Loan Party is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in consideration thereof, each Loan Party hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any Loan Parties or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Loan Parties as herein provided, (b) the Lender Group's relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Lender Group hereunder or under the other Loan Documents, except that Loan Parties will have no liability to the relevant Agent-Related Person or Lender-Related Person under this Section 17.9 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct of such Agent-Related Person or Lender-Related Person, as the case may be.

No Novation

. This Agreement constitutes an amendment and restatement of and supersedes the Second Amended and Restated Loan Agreement and does not extinguish the obligations for the payment of money outstanding under the Second Amended and Restated Loan Agreement or discharge or release the Obligations (including the Obligations of any predecessor corporations) under, and as defined in, the Second Amended and Restated Loan Agreement except as provided herein or the Lien or priority of any mortgage, pledge, security agreement or any other security therefor except as provided herein. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under, and as defined in, the Second Amended and Restated Loan Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments or documents executed concurrently herewith. Nothing expressed or implied in this Agreement shall be construed as a release or other discharge of any Loan Party under the Second Amended and Restated Loan Agreement from any of its obligations and liabilities as a "Borrower" or "Guarantor" thereunder except as provided herein. Each Loan Party hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect, as modified by this Agreement and instruments or documents executed concurrently herewith, and is hereby ratified and confirmed in all respects except that on and after the Restatement Effective Date all references in any such Loan Document to "the Loan Agreement," "thereto," "thereof," "thereunder" or words of like import referring to the Original Loan Agreement or the Second Amended and Restated Loan Agreement shall mean the Original Loan Agreement or the Second Amended and Restated Loan Agreement, as applicable, as amended and restated and superseded by this Agreement and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent a security interest in or Lien on, any collateral as security for the obligations of the Loan Parties from time to time existing in respect of the Original Loan Agreement, the Second Amended and Restated Loan Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects, as amended hereby or thereby.

Patriot Act; Due Diligence

. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies each loan party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the Patriot Act. In addition, Agent and each Lender shall have the right to periodically conduct due diligence on all Loan Parties, their senior management and key principals and legal and beneficial owners. Each Loan Party agrees to cooperate in respect of the conduct of such due diligence and further agrees that the reasonable costs and charges for any such due diligence by Agent shall constitute Lender Group Expenses hereunder and be for the account of Borrowers.

Bank Product Providers

. Each Bank Product Provider in its capacity as such shall be deemed a third party beneficiary hereof and of the provisions of the other Loan Documents for purposes of any reference in a Loan Document to the parties for whom Agent is acting. Agent hereby agrees to act as agent for such Bank Product Providers and, by virtue of entering into a Bank Product Agreement, the applicable Bank Product Provider shall be automatically deemed to have appointed Agent as its agent and to have accepted the benefits of the Loan Documents. It is understood and agreed that the rights and benefits of each Bank Product Provider under the Loan Documents consist exclusively of such Bank Product Provider's being a beneficiary of the Liens and security interests (and, if applicable, guarantees) granted to Agent and the right to share in payments and collections out of the Collateral as more fully set forth herein. In addition, each Bank Product Provider, by virtue of entering into a Bank Product Agreement, shall be automatically deemed to have agreed that Agent shall have the right, but shall have no obligation, to establish, maintain, relax, or release reserves in respect of the Bank Product Obligations as otherwise permitted hereunder and that if reserves are established there is no obligation on the part of Agent to determine or insure whether the amount of any such reserve is appropriate or not. In connection with any such distribution of payments or proceeds of Collateral, Agent shall be entitled to assume no amounts are due or owing to any Bank Product Provider unless such Bank Product Provider has provided a written certification (setting forth a reasonably detailed calculation) to Agent as to the amounts that are due and owing to it and such written certification is received by Agent a reasonable period of time prior to the making of such distribution. Agent shall have no obligation to calculate the amount due and payable with respect to any Bank Products, but may rely upon the written certification of the amount due and payable from the applicable Bank Product Provider. In the absence of an updated certification, Agent shall be entitled to assume that the amount due and payable to the applicable Bank Product Provider is the amount last certified to Agent by such Bank Product Provider as being due and payable (less any distributions made to such Bank Product Provider on account thereof). Borrowers may obtain Bank Products from any Bank Product Provider, although Borrowers are not required to do so. Each Borrower acknowledges and agrees that no Bank Product Provider has committed to provide any Bank Products and that the providing of Bank Products by any Bank Product Provider is in the sole and absolute discretion of such Bank Product Provider. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, no provider or holder of any Bank Product shall have any voting or approval rights hereunder (or be deemed a Lender) solely by virtue of its status as the provider or holder of such agreements or products or the Obligations owing thereunder, nor shall the consent of any such provider or holder be required (other than in their capacities as Lenders, to the extent applicable) for any matter hereunder or under any of the other Loan Documents, including as to any matter relating to the Collateral or the release of Collateral or Guarantors.

Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(f)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(g)
the effects of any Bail-in Action on any such liability, including, if applicable:
(i)
a reduction in full or in part or cancellation of any such liability;
(ii)
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)
the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan

Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Erroneous Payments.

(h)
If (i) Agent notifies (which such notice shall be conclusive absent manifest error) any Lender or Issuing Bank or any Bank Product Provider (or the Lender which is an Affiliate of a Lender, Issuing Bank or Bank Product Provider) or any other Person that has received funds from Agent or any of its Affiliates on behalf of a Lender, Issuing Bank or Bank Product Provider (each such recipient, a "Payment Recipient") that Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 17.15(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an "Erroneous Payment"), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on "discharge for value" or any similar doctrine.
(i)
Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify Agent in writing of such occurrence.
(j)
In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Agent, and upon demand from Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Business Day thereafter, return to Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such

Payment Recipient to the date such amount is repaid to Agent at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(k)
In the event that an Erroneous Payment (or portion thereof) is not recovered by Agent for any reason, after demand therefor by Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an "Erroneous Payment Return Deficiency"), then at the sole discretion of Agent and upon Agent's written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the "Erroneous Payment Impacted Loans") to Agent or, at the option of Agent, Agent's applicable lending affiliate (such assignee, the "Agent Assignee") in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loans, the "Erroneous Payment Deficiency Assignment") plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by Agent Assignee as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, following the effectiveness of the Erroneous Payment Deficiency Assignment, Agent may make a cashless reassignment to the applicable assigning Lender of any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such reassignment all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 14 and (3) Agent may reflect such assignments in the Register without further consent or action by any other Person.
(l)
Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Agent (1) shall be subrogated to all the rights of such Payment Recipient and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by Agent to such Payment Recipient from any source, against any amount due to Agent under this Section 17.15 or under the indemnification provisions of this Agreement and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party; provided that this Section 17.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Agent from the Borrowers for the purpose of making such Erroneous Payment.

(m)
Each party's obligations under this Section 17.15 shall survive the resignation or replacement of Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
(n)
The provisions of this Section 17.15 to the contrary notwithstanding, (i) nothing in this Section 17.15 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient's receipt of an Erroneous Payment, and (ii) there will only be deemed to be a recovery of the Erroneous Payment to the extent that Agent has received payment from the Payment Recipient in immediately available funds the Erroneous Payment Return, whether directly from the Payment Recipient, as a result of the exercise by Agent of its rights of subrogation or set off as set forth above in clause (e) or as a result of the receipt by Agent Assignee of a payment of the outstanding principal balance of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment, but excluding any other amounts in respect thereof (it being agreed that any payments of interest, fees, expenses or other amounts (other than principal) received by Agent Assignee in respect of the Loans assigned to Agent Assignee pursuant to an Erroneous Payment Deficiency Assignment shall be the sole property of Agent Assignee and shall not constitute a recovery of the Erroneous Payment).

GUARANTY

Guaranty; Limitation of Liability

. Each of the Guarantors hereby, unconditionally and irrevocably, guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing under any Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of any Borrower), fees, expenses or otherwise (such obligations, to the extent not paid by the Borrowers, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agent and the Lenders in enforcing any rights under the guaranty set forth in this Section 18. Without limiting the generality of the foregoing, the Guarantors' liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrowers to the Agent and the Lenders under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Borrower.

Guaranty Absolute

. Each of the Guarantors guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The obligations of the Guarantors under this Section 18 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce such obligations, irrespective of whether any action is brought against the Borrowers or whether the Borrowers are joined in any such action or actions. The liability of the Guarantors under this Section 18 shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrowers or otherwise;

any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of any Borrower; or

any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or the Lenders that might otherwise constitute a defense available to, or a discharge of, any Guarantor, any Borrower or any other guarantor or surety.

This Section 18 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by a Lender or any other Person upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

Waiver

. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 18 and any requirement that the Agent or the Lenders exhaust any right or take any action against the Borrowers or any other Person or any collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 18.3 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Section 18, and acknowledges that this Section 18 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

Continuing Guaranty; Assignments

. This Section 18 is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Section 18 and (ii) the Maturity Date, (b) be binding upon the Guarantors, and their successors and assigns and (c) inure to the benefit of and be enforceable by the Agent and the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments and the Advances owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise, in each case as provided in Section 14.1.

Subrogation

. None of the Guarantors will exercise any rights that they may now or hereafter acquire against any Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Guarantors' obligations under this Section 18, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent and the Lenders against any Loan Party or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Loan Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Section 18 shall have been paid in full in cash and the Maturity Date shall have occurred. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Section 18 and the Maturity Date, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 18, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Section 18 thereafter arising. If (i) any Guarantor shall make payment to the Agent and the Lenders of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Section 18 shall be paid in full in cash and (iii) the Maturity Date shall have occurred, the Agent and the Lenders will, at the Guarantors' request and expense, execute and deliver to the Guarantors appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to any Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.

~~[Signature page to follow.]~~

Exhibit B

Exhibit S-1 to Credit Agreement

Form of SOFR Notice

[attach]

EXHIBIT S-1

FORM OF SOFR NOTICE

Wells Fargo Capital Finance, LLC, as Agent
under the below referenced Loan Agreement
2450 Colorado Place
Suite 3000 West
Santa Monica, California 90404
Attention: Business Finance Division Manager

Ladies and Gentlemen:

Reference hereby is made to that certain Third Amended and Restated Loan and Security Agreement, dated as of January 17, 2017 (the "Loan Agreement"), among LSB Industries, Inc., a Delaware corporation ("Administrative Borrower" or "Parent"), certain of Parent's subsidiaries identified on the signature pages thereof as Borrowers (such subsidiaries, together with the Administrative Borrower, are collectively, jointly and severally, the "Borrowers"), the lenders signatory thereto (the "Lenders"), and Wells Fargo Capital Finance, LLC, a California limited liability company, as the arranger and administrative agent for the Lenders ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

This SOFR Notice represents the Borrowers' request to elect the SOFR Option with respect to outstanding Advances in the amount of $__________ (the "SOFR Component") [, and is a written confirmation of the telephonic notice of such election given to Agent].

Such SOFR Component will have an Interest Period of [1 or 3] month(s) commencing on __________.

This SOFR Notice further confirms the Borrowers' acceptance, for purposes of determining the rate of interest based on the Adjusted Term SOFR under the Loan Agreement, of the Adjusted Term SOFR as determined pursuant to the Loan Agreement.

Administrative Borrower, on behalf of itself and the other Borrowers, represents and warrants that (i) as of the date hereof, each representation or warranty contained in or pursuant to any Loan Document, any agreement, instrument, certificate, document or other writing furnished at any time under or in connection with any Loan Document, and as of the effective date of any advance, continuation or conversion requested above is true and correct in all material respects (except to the extent any representation or warranty expressly related to an earlier date), (ii) each of the covenants and agreements contained in any Loan Document have been performed (to the extent required to be performed on or before the date hereof or each such effective date), and (iii) no Default or Event of Default has occurred and is continuing on the date hereof, nor will any thereof occur after giving effect to the request above.

Dated: ______________________________

Exhibit S-1

LSB INDUSTRIES, INC., a Delaware corporation, as Administrative Borrower By: Name: Title:

Acknowledged by: WELLS FARGO CAPITAL FINANCE, LLC, as Agent By: Name: Title:

Exhibit S-1